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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Commerce Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common shares, par value $0.50 per share
	(2)	Aggregate number of securities to which transaction applies: (i) 60,126,578 common shares, (ii) 620,012 restricted stock units, (iii) 3,175,350 ACIC agent options and (iv) 103,928 director options.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The maximum aggregate value was determined based upon the sum of: (i) 60,126,578 common shares multiplied by $36.70 per share, (ii) 620,012 restricted stock units multiplied by $36.70 per share, (iii) 3,175,350 ACIC agent options multiplied by $11.9202 (which is the difference between $36.70 and the weighted average exercise price of $24.7798 per share) and (iv) 103,928 director options multiplied by $6.340 (which is the difference between $36.70 and the exercise price of $30.360 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00003070 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $2,267,909,563.59
	(5)	Total fee paid: $69,624.83
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The Commerce Group, Inc.
211 Main Street
Webster, Massachusetts 01570
[                        ], 2007

Merger Proposed—Your Vote is Important

Dear Shareholder:

        You are cordially invited to attend a special meeting of the shareholders of The Commerce Group, Inc., which will be held at our Policy Services Building located at 16 Sutton Road, Webster, Massachusetts on [                        , 2008], at [             a.m.]

        At the special meeting, we will ask you to consider and vote on a proposal to approve a merger agreement that we entered into with MAPFRE S.A. and Magellan Acquisition Corp., an indirect, wholly-owned subsidiary of MAPFRE, on October 30, 2007. If our shareholders approve the merger agreement and the merger is completed, we will become an indirect, wholly-owned subsidiary of MAPFRE, and you will be entitled to receive $36.70 in cash, without interest and less any applicable withholding taxes, for each share of Commerce common stock that you own.

        After careful consideration, our board of directors has unanimously adopted the merger agreement and determined that the merger and the merger agreement are in the best interests of our company. Our board of directors recommends that you vote "for" the approval of the merger agreement and "for" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

        The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully.

        Your vote is important. We cannot complete the merger unless, among other things, the holders of two-thirds of the shares of Commerce common stock outstanding and entitled to vote at the special meeting vote to approve the merger agreement. Failure to submit a signed proxy card or to vote by telephone, via the internet or in person at the special meeting will have the same effect as a vote against the approval of the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us or, if you prefer, vote by telephone or via the internet by following the telephone and internet voting instructions described on the enclosed proxy card (or voting instruction form). Only holders of record of Commerce common stock at the close of business on [    •    ], 2007 will be entitled to vote at the special meeting.

        Our directors and several of our executive officers have entered into a voting agreement in which they agreed to vote, for the approval of the merger agreement, shares of our common stock currently representing, in the aggregate, approximately 13.8% of our shares outstanding.

        If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc., which is assisting us, toll-free at (800) 322-2885.

        Thank you for your cooperation and your continued support of The Commerce Group, Inc.

Cordially,
Gerald Fels Chief Executive Officer

        This proxy statement and the accompanying proxy card are first being sent to Commerce shareholders on or about [    •    ], 2007.

The Commerce Group, Inc.
211 Main Street
Webster, Massachusetts 01570
[                        ], 2007

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On [                        ], 2008

        To the Shareholders of The Commerce Group, Inc:

        We will hold a special meeting of the shareholders of The Commerce Group, Inc. at our Policy Services Building located at 16 Sutton Road, Webster, Massachusetts on [                        , 2008], at [             a.m.], to consider and act upon the following matters:

  •
  to approve the Agreement and Plan of Merger dated as of October 30, 2007, among The Commerce Group, Inc. ("Commerce", or "we", "us", "our", "ours", etc.), MAPFRE S.A. ("MAPFRE") and Magellan Acquisition Corp., an indirect, wholly-owned subsidiary of MAPFRE, pursuant to which each holder of shares of Commerce common stock will be entitled to receive $36.70 in cash, without interest and less any applicable withholding taxes, for each share of Commerce common stock held by such holder;

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  to approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement; and

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  to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

        A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

        Only holders of record of Commerce common stock as of the close of business on [Record Date], 2007 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. We are seeking approval of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Commerce common stock entitled to vote at the special meeting.

        If you fail to vote by proxy or in person, it will have the same effect as a vote against the approval of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "for" approval of the merger agreement.

        The Commerce board of directors unanimously recommends that shareholders vote "for" approval of the merger agreement and "for" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

        We believe that appraisal rights under the Massachusetts Business Corporation Act should not be available to our shareholders with respect to the merger. The relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation, however, and a court conceivably might disagree with our interpretation and decide that Commerce shareholders may assert appraisal rights in connection with the merger. Any shareholder seeking to assert appraisal rights will be required to give written notice, before the shareholders vote on whether to approve the Merger Agreement, of the shareholder's intent to demand payment pursuant to statutory appraisal rights, and to comply with the requirement to not vote to approve the Merger Agreement.

        Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or, if you prefer, vote by telephone or via the internet by following the telephone and internet voting instructions described on the enclosed proxy card (or voting instruction form). You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement. Any shareholder present at the special meeting, including any adjournment or postponement of it, may revoke any previously-

granted proxy and vote personally on the proposal to approve the merger agreement. Executed proxy cards that are not marked with instructions, and proxies submitted by telephone or via the internet without instructions, will be voted for the approval of the merger agreement and for the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return a properly-signed proxy card or to vote via telephone, the internet or in person at the special meeting, your shares effectively will be counted as a vote against the approval of the merger agreement.

        YOU WILL BE ENTITLED TO RECEIVE THE $36.70 PER SHARE PRICE ONLY AFTER THE MERGER TAKES PLACE, PURSUANT TO SPECIAL INSTRUCTIONS THAT WILL BE PROVIDED TO YOU. PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

i

Appendices
Appendix A—The Merger Agreement	A-1
Appendix B—Opinion of Bear, Stearns & Co. Inc.	B-1
Appendix C—Part 13 of Massachusetts Business Corporation Act	C-1

ii

SUMMARY TERM SHEET

        This summary term sheet summarizes selected information in the proxy statement. It may not, however, contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Commerce. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in "Where You Can Find Additional Information" beginning on page 72.

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The Parties to the Merger.

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The Commerce Group, Inc., a Massachusetts corporation headquartered in Webster, Massachusetts, together with its various subsidiaries, is a provider of private passenger automobile, commercial property, commercial automobile, homeowners and casualty insurance primarily in Massachusetts and, to a lesser extent, in 11 other states. Commerce's principal executive officers are located at 211 Main Street, Webster, MA 01570 and its telephone number is (508) 943-9000. References to "Commerce," the "Company," "we," "our," "us," or similar terms in the proxy statement refer to The Commerce Group, Inc., a Massachusetts corporation, and its subsidiaries, unless otherwise indicated by context.

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MAPFRE S.A., a company organized under the laws of Spain, is headquartered in Madrid, Spain, together with its various subsidiaries, conducts insurance, reinsurance, financing, real estate and service activities in Spain and another 40 countries. MAPFRE's principal executive officers are located at Carretera de Pozuelo-Majadahonda 52, 28220 Majadahonda, Madrid, Spain and its telephone number is (+34) 91.581.11.00. References to "MAPFRE" in the proxy statement refer to MAPFRE S.A., and its subsidiaries, unless otherwise indicated by context.

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Magellan Acquisition Corp., a Massachusetts corporation, is an indirect, wholly-owned subsidiary of MAPFRE. Magellan was formed solely for the purpose of effecting the merger. Magellan has not engaged in any business other than activities incidental to its organization and in connection with the transactions contemplated by the merger agreement. References to "Magellan" in the proxy statement refer solely to Magellan Acquisition Corp.

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The Merger. You are being asked to vote to approve the Agreement and Plan of Merger dated October 30, 2007, among MAPFRE, Commerce and Magellan, which we refer to in this proxy statement as the merger agreement. Pursuant to the merger agreement, Magellan will merge with and into Commerce, with Commerce continuing as the surviving corporation in the merger, which we sometimes refer to as the surviving corporation. The surviving corporation will continue to do business under the name "The Commerce Group, Inc." following the merger and will be an indirect, wholly-owned subsidiary of MAPFRE. As a result of the merger, Commerce will cease to be an independent, publicly-traded company. If the merger is completed, immediately thereafter, MAPFRE will indirectly own all of the outstanding capital stock of Commerce. See "The Merger Agreement" beginning on page 48. A copy of the merger agreement is attached as Appendix A to this proxy statement. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

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Merger Consideration. If the merger is completed, each holder of Commerce common stock at the time of the merger will be entitled to receive $36.70 in cash, without interest and less any applicable withholding taxes, for each share of Commerce common stock. See "The Merger Agreement—Merger Consideration" beginning on page 48.

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Dividends Until the Merger. We are permitted under the merger agreement to continue to pay regular quarterly dividends of $.30 per share, and expect to do so until the time of the merger.

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Treatment of Outstanding Options, Restricted Stock Units and ACIC Agent Options. At the effective time of the merger, unless otherwise agreed between MAPFRE and the holder thereof:

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each outstanding option to acquire Commerce common stock (other than options issued to certain insurance agents with whom Commerce does business, which we refer to as ACIC agent options) will become fully vested and converted into a right to receive a cash payment in an amount equal to (1) the excess, if any, of $36.70 over the exercise price per share of Commerce common stock subject to the option, multiplied by (2) the number of shares of Commerce common stock subject to the option, without interest and net of any applicable withholding taxes; however, if the applicable exercise price per share of the option equals or exceeds $36.70 per share, then such option will be cancelled without payment of additional consideration;

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each outstanding restricted stock unit that is subject to vesting or other lapse restrictions and has not otherwise been forfeited immediately prior to the effective time of the merger, will vest and become free of such restrictions as of the effective time of the merger, and the holder thereof will be entitled to receive $36.70 in cash for each restricted stock unit held by such holder, plus any dividend equivalent payments to which the holder is entitled, without interest and net of any applicable withholding taxes; and

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each ACIC agent option will be converted into the right to receive an amount in cash equal to the excess of $36.70 over the exercise price; however, the ACIC agent option will remain subject to all of the other terms and conditions of the applicable option, including vesting, as provided in the agreement governing each such ACIC agent option.

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Record Date and Voting. You are entitled to vote at the special meeting if you owned shares of Commerce common stock at the close of business on [Record Date], 2007, the record date for the special meeting. Each outstanding share of Commerce common stock on the record date entitles the holder to one vote on each matter submitted to shareholders for approval at the special meeting and any adjournment or postponement thereof. As of the record date, there were [60,126,578] shares of Commerce common stock entitled to be voted at the special meeting.

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Anticipated Closing. We expect the merger to take effect after the approval of the merger agreement by our shareholders and after all other conditions to the merger (including the receipt of requisite insurance regulatory and other approvals) are satisfied. At present, we anticipate that closing will occur in the [    •    ] quarter of 2008. See [    •    ].

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Shareholder Vote Required to Approve the Merger Agreement. You are being asked to consider and vote upon a proposal to approve the merger agreement. For us to complete the merger, shareholders holding at least two-thirds of the shares of Commerce common stock outstanding at the close of business on the record date and entitled to vote must vote FOR the proposal to approve the merger agreement. Abstentions and broker non-votes will have the effect of a vote against the proposal to adopt the merger agreement. You are also being asked to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement.

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Voting Information. Before voting your shares of Commerce common stock, we encourage you to read this proxy statement in its entirety, including its appendices and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your shares can be voted at the special meeting, please complete, sign, date and mail the enclosed proxy card (which requires no postage if mailed in the United States), or submit your vote via the Internet or by telephone as soon as possible. If a broker holds your shares in "street name," your broker should provide you with instructions on how to record your vote.

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Recommendation of the Commerce Board of Directors. After careful consideration, the Commerce board of directors has (1) determined that the merger agreement, the merger and the other transactions contemplated thereby are in the best interests of Commerce and (2) adopted the merger agreement and approved the merger and the other transactions contemplated thereby. See "Special Factors—Determination of the Board of Directors; Reasons for Approval of the Merger; Recommendations" beginning on page 25.

  The Commerce board of directors recommends that you vote "for" the proposal to approve the merger agreement and for any proposal to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement in the event that there are not sufficient votes represented at the special meeting to approve the merger agreement.

  When the Commerce board of directors decided to approve and recommend the merger, the Commerce directors were aware that all of the Commerce directors and certain of its executive officers would be entering into a voting agreement with MAPFRE in which they would commit to vote in favor of the merger approximately 13.8% of the shares of Commerce common stock that would be outstanding as of the record date for the special meeting. See "Voting Agreement" beginning on page 61.

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Opinion of Commerce's Financial Advisor. The Commerce board of directors engaged Bear, Stearns & Co. Inc., referred to in this proxy statement as Bear Stearns, as its financial advisor to assist it in connection with its evaluation of the proposed merger and, if requested by Commerce, to render an opinion as to whether the merger consideration was fair, from a financial point of view, to Commerce shareholders. On October 30, 2007, Bear Stearns rendered to the Commerce board of directors an oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of October 30, 2007, based upon and subject to the assumptions, qualifications and limitations set forth therein, the cash consideration to be received in the merger by the holders of Commerce common stock was fair, from a financial point of view, to such shareholders. Bear Stearns' opinion was provided to the Commerce board of directors in connection with and for the purposes of its evaluation of the merger, and does not constitute a recommendation to any Commerce shareholder as to how such shareholder should vote with respect to the merger or any other matter. See "Special Factors—Opinion of Commerce's Financial Advisor" beginning on page 27 and Appendix B, which Appendix contains the full text of Bear Stearns' written opinion. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns.

  Commerce will pay Bear Stearns a fee of approximately $10.8 million plus expenses in connection with its services as financial advisor, a substantial portion of which will be payable only if the merger is consummated.

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Material United States Federal Income Tax Consequences. The merger will be a taxable transaction to you if you are a U.S. person. For U.S. federal income tax purposes, your receipt of cash (whether as merger consideration or pursuant to the proper exercise of appraisal rights, if applicable) in exchange for your shares of Commerce common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of Commerce common stock. Under U.S. federal income tax law, you may be subject to information reporting on cash received in the merger unless an exemption applies. Backup withholding may also apply with respect to the amount of cash received in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. If you are a non-U.S. person, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. The tax consequences of the merger to you are complex and will depend upon your particular circumstances. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local, non-U.S. and other taxes and, if applicable, the tax consequences of the receipt of cash in connection with the conversion of your options to purchase Commerce common stock, and/or your restricted stock units into the right to receive the appropriate merger consideration. See "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 43.

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Procedures for Receiving the Merger Consideration. See "Special Factors—Procedures for Receiving the Merger Consideration" beginning on page 38. Prior to the effective time of the merger, MAPFRE will appoint a bank or trust company reasonably acceptable to Commerce to act as paying agent for the payment of the merger consideration, without interest and net of any applicable withholding taxes. Instructions for how to receive payment will be mailed to shareholders following the effective time of the merger. Do not send in your share certificates at this time.

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Appraisal Rights. We believe that appraisal rights should not be available to our shareholders with respect to the merger. The relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation, however, and a court conceivably might disagree with our interpretation and decide that Commerce shareholders may assert appraisal rights in connection with the merger.

  Under Massachusetts law, appraisal rights are not available in respect of an all-cash merger such as this one unless a director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder, (ii) a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements, or (iii) in any other capacity "so long as the shareholder owns not more than 5% of all voting shares of the corporation." We are not aware of any material financial interest of a type that would cause appraisal rights to be available. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger. If you want to consider asserting appraisal rights, you should obtain legal advice.

  If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:

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  deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure;

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  not vote your shares in favor of the proposal to approve the merger agreement; and

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  comply with the other procedures specified in Part 13 of the Massachusetts Business Corporation Act, a copy of which is attached to this proxy statement as Appendix C.

  Because a submitted proxy not marked "against" or "abstain" will be voted "for" the approval of the merger agreement and "for" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked "against" or "abstain" will result in the waiver of appraisal rights, to the extent such rights are available. If a broker, bank or other nominee holds your shares of Commerce common stock and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available). See "Appraisal Rights" beginning on page 67 for further information.

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Termination. Under certain circumstances, Commerce or MAPFRE may terminate the merger agreement and abandon the merger prior to the effective time of the merger, whether before or after obtaining the required shareholder approval. See "The Merger Agreement—Termination" beginning on page 58. Circumstances under which the merger can be terminated include the following:

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by mutual written consent of Commerce and MAPFRE, whether before or after receipt of shareholder approval;

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by Commerce or MAPFRE, if:

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the closing has not occurred by July 31, 2008 (the termination date), although the termination date may be extended by MAPFRE or Commerce up to October 31, 2008, if necessary to obtain regulatory approvals; provided, that this ability to terminate is not available to (1) any party whose breach is the cause of the delay in closing or (2) Commerce if, at the time it seeks to extend, no shareholder vote has been held on the merger;

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any statue, rule or court ruling makes the merger illegal; or

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the shareholders fail to approve the merger agreement at the special meeting of shareholders or a shareholder vote has not been duly taken by the date that is five business days before the termination date.

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by Commerce, if any of the following were to occur:

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upon payment of the termination fee, as described below, in order to enter into a definitive agreement with respect to a superior proposal to the merger agreement; or

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if Commerce itself is not in material breach of the merger agreement, and MAPFRE is in material breach of any representation, warranty, material covenant or agreement, and such failure cannot be or has not been cured within the time period allowed.

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by MAPFRE, if any of the following were to occur:

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Commerce has committed a material breach of the merger agreement pursuant to its obligations regarding (1) the solicitation and acceptance of third-party acquisition proposals, (2) the inclusion in this proxy statement, subject to certain specified exceptions, of a recommendation by the Commerce board of directors that the Commerce shareholders vote in favor of the proposal to approve the merger agreement at the special meeting, or (3) the preparation of this proxy statement, and such breach is not cured within the time period allowed;

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the Commerce board of directors withdraws or modifies its recommendation to shareholders contained in the merger agreement in a manner materially adverse to MAPFRE; or

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MAPFRE itself is not in material breach of the merger agreement, and Commerce is in material breach of any representation, warranty, material covenant or agreement, and such failure cannot be or has not been cured within the time period allowed.

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Effect of Termination and Termination Fee. See "The Merger Agreement—Termination Fee" beginning on page 59. In general, if the merger agreement is terminated neither Commerce nor MAPFRE will have any liability to the other under the merger agreement, except for damages resulting from knowing, intentional misrepresentation or fraud, or a willful material breach of any covenant or agreement in the merger agreement, except that:

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if Commerce or MAPFRE terminate the merger agreement under certain circumstances specified in the merger agreement, Commerce will be required to pay a termination fee of $68.0 million to MAPFRE; and

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  in certain cases specified in the merger agreement where a termination fee is not otherwise payable, Commerce will be obligated to pay $7.5 million to MAPFRE on account of its expenses incurred in connection with the merger agreement and the proposed merger, provided that, if Commerce must later pay the termination fee, the amount of the termination fee will be reduced by the $7.5 million payment.

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Conditions to the Merger. The obligation of each party to consummate the merger is subject to the satisfaction or waiver of a number of conditions. See "The Merger Agreement—Conditions to Each Party's Obligation to Complete the Merger" beginning on page 57. Those conditions include the following:

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the merger agreement must have been adopted by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Commerce common stock entitled to vote on the proposal;

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the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this proxy statement as the HSR Act, must have expired or been earlier terminated and all required insurance antitrust approvals and regulatory approvals, including those from Massachusetts, California, New York and Ohio, shall have been obtained without the imposition of burdensome conditions (see "Special Factors—Regulatory Approvals" beginning on page 44);

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no temporary restraining order, preliminary or permanent injunction, judgment or order issued by any court or agency of competent jurisdiction or other law, rule, legal restraint or prohibition which prevents the consummation of the merger shall be in effect;

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the representations and warranties of each of Commerce, MAPFRE and Magellan must be true and correct as of the closing date, subject in many cases to material adverse effect qualifications;

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Commerce, MAPFRE and Magellan must have performed in all material respects all obligations that each is required under the merger agreement to perform on or prior to the consummation of the merger; and

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between the date of the merger agreement and the effective time of the merger, there shall not have occurred certain material adverse effects with respect to Commerce or any event, circumstance, development, change or effect that would, individually or in the aggregate, reasonably be expected to have any such material adverse effect with respect to Commerce.

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Solicitation of Alternate Acquisition Proposals. The merger agreement provides that while the agreement is in effect, neither Commerce nor any of its officers, directors, employees, financial advisors or other representatives may directly or indirectly:

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initiate, participate, solicit or encourage (including by way of providing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any acquisition proposal concerning Commerce;

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engage in any discussions or negotiations with respect to, or otherwise cooperate with or assist or participate in or facilitate, any such inquiries, proposals, discussions or negotiations;

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approve or recommend, or propose to approve or recommend, any acquisition proposal concerning Commerce or enter into any agreement, letter of intent, agreement in principle or other similar agreement providing for or relating to an acquisition proposal for Commerce; or

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enter into any agreement or agreement in principle requiring Commerce to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement or propose or agree to do any of the foregoing.

  Notwithstanding the preceding restrictions, at any time after the date of the merger agreement and prior to the time Commerce shareholders approve the merger, Commerce may respond to any unsolicited written proposal for the acquisition of all or substantially all of Commerce's assets that the Commerce board of directors determines in good faith constitutes or reasonably could be expected to lead to a proposal superior to that contained in the merger agreement with MAPFRE (referred to as a superior proposal), and may:

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  furnish information with respect to Commerce to the third party making the proposal, subject to a customary confidentiality agreement; and

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  participate in negotiations with such third party; provided, that Commerce must supplement the information previously provided to MAPFRE with any new and additional material non-public information subsequently disclosed to such third party.

  In addition, Commerce must immediately advise MAPFRE orally and in writing of any requests for information and of any acquisition proposals as well as the material terms and conditions contained therein, although Commerce is not required to identify the competing bidder until such time as it provides MAPFRE notice (at least four business day in advance) of its intention to terminate the merger agreement to enter into a superior proposal.

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Financing of the Merger. MAPFRE's obligation to complete the merger is not subject to a financing condition. MAPFRE has represented to Commerce that it will have sufficient funds as of the closing to consummate the transaction. MAPFRE has also made representations as to a commitment received from its lender with respect to the financing of the merger.

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Interests of Commerce's Directors and Executive Officers. In considering the recommendations of the Commerce board of directors, Commerce shareholders should be aware that certain of Commerce's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Commerce's shareholders generally. The Commerce board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters.

  At the effective time of the merger, shares of Commerce common stock held by our executive officers and directors will be converted into merger consideration on the same terms as all shares of Commerce common stock are converted. The vesting of certain equity compensation awards, and the conversion and payment of certain equity compensation awards and other common stock-based securities held by executive officers and directors will occur automatically and in certain cases be accelerated at the time of the merger. We expect that all our executive officers will serve as executive officers of the surviving corporation following the merger. The executive officers will receive severance benefits if their employment is not continued after the merger, including if they have good reason to voluntarily terminate their employment if the nature or other details of their employment adversely changes as contemplated by the applicable severance arrangement. Our executive officers and directors will also benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as executive officers or directors. See "Special Factors—Interests of Commerce's Directors and Executive Officers in the Merger" beginning on page 40.

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Regulatory Approvals. Under the HSR Act, the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission, referred to as the FTC, and the Antitrust Division of the Department of Justice, referred to as the DOJ, and the applicable waiting period has expired or been terminated. Commerce and MAPFRE filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on December 3, 2007. The applicable waiting period was terminated on December 11, 2007. In addition, the merger requires the approval of the Departments of Insurance in those states in which Commerce conducts its business, including approvals from Massachusetts, California, New York and Ohio. See "Special Factors—Regulatory Approvals" beginning on page 44. In addition, the Massachusetts Attorney General issued a Civil Investigative Demand on December 3, 2007 pursuant to Chapter 93, Section 8 and Chapter 93A, Sections 4 and 6 of the Massachusetts General Laws, which authorizes the Attorney General to investigate whether the proposed merger may violate the Massachusetts Antitrust Act or the Massachusetts Consumer Protection Act.

•
Market Price of Commerce Common Stock. On October 30, 2007, the last trading day prior to the announcement of the proposed merger transaction, the average stock price over the preceding 30 calendar days was $29.93. The merger consideration of $36.70 per share of common stock represents a 22.6% premium over the average stock price for the 30 calendar days preceding the announcement of the merger agreement. See "Special Factors—Opinion of Commerce's Financial Advisor" beginning on page 27.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of Commerce. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	What am I being asked to vote on?
A:
You are being asked to vote to approve a merger agreement that provides for the acquisition of Commerce by MAPFRE. The proposed transaction is to be accomplished through a merger of Magellan, an indirect wholly-owned subsidiary of MAPFRE, with and into Commerce, with Commerce surviving, which we refer to as the merger. As a result of the merger:
• each then outstanding share of our common stock will be converted into the right to receive $36.70 in cash, without interest; and
• Commerce will become an indirect wholly-owned subsidiary of MAPFRE.
Q:	Why is my vote important?
A:
Your vote is important because, among other things, in order for us to complete the merger at least two-thirds of our outstanding shares have to be voted in favor of approving the merger agreement. Accordingly, your failure to vote, including by abstaining or as a result of broker non-votes, will have the same effect as a vote against the proposal to approve the merger agreement.
Q:	Who is entitled to vote at the Special Meeting?
A:
Holders of record of shares of Commerce common stock as of the close of business on [•], 2007, the record date for the special meeting, are entitled to vote at the special meeting, or at any adjournment or postponement of the special meeting.
Q:	What vote is required to approve the merger agreement?
A:	Shareholders holding at least two-thirds of the outstanding shares of our common stock must vote FOR approval of the merger agreement for it to be validly approved.
Q:	What will I receive in the merger?
A:
In the merger each then issued and outstanding share of Commerce common stock automatically will be converted into the right to receive $36.70 in cash, without interest. The actual payment to you may be reduced by the amount of any required tax withholding.
Q:	What will happen to outstanding stock options, restricted stock units and the ACIC agent options?
A:	In the merger:
•
each outstanding option to acquire Commerce common stock (other than options issued to certain insurance agents with whom Commerce does business, which we refer to as ACIC agent options) will become fully vested and converted into a right to receive a cash payment in an amount equal to (1) the excess, if any, of $36.70 over the exercise price per share of Commerce common stock subject to the option, multiplied by (2) the number of shares of Commerce common stock subject to the option, without interest and net of any applicable withholding taxes; however, if the applicable exercise price per share of the option equals or exceeds $36.70 per share, then such option will be cancelled without payment of additional consideration;

•
each outstanding restricted stock unit that is subject to vesting or other lapse restrictions and has not otherwise been forfeited immediately prior to the effective time of the merger, will vest and become free of such restrictions as of the effective time of the merger, and the holder thereof will be entitled to receive $36.70 in cash for each restricted stock unit held by such holder, plus any dividend equivalent payment to which the holder is entitled, without interest and net of any applicable withholding taxes; and
•
each ACIC agent option will be converted into the right to receive an amount in cash equal to the excess of $36.70 over the exercise price (except that if the applicable exercise price per share of an ACIC agent option equals or exceeds $36.70 per share, then such option will be cancelled without payment of additional consideration), and each ACIC agent option converted into a right to receive cash will remain subject to all of the other terms and conditions of the applicable option, including vesting, as provided in the agreement governing each such ACIC agent option.
Q:	How does the Commerce board of directors recommend that I vote?
A:	The Commerce board of directors recommends that you vote:
• for the proposal to approve the merger agreement, and
• for the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.
Q:	How do Commerce directors and executive officers intend to vote?
A:
Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her shares of Commerce common stock "for" the proposal to approve the merger agreement and "for" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Each Commerce director and certain executive officers have entered into a voting agreement with MAPFRE in which they committed to vote in favor of the merger, and against any competing proposal, approximately 13.8% of the shares of Commerce common stock entitled to vote at the special meeting. The voting agreement will terminate upon the termination of the merger agreement in accordance with its terms, including a termination by Commerce in order to enter into a definitive agreement with respect to a transaction that our board of directors determines in accordance with the merger agreement to be a superior proposal.

Our executive officers who were not asked to enter into the voting agreement with MAPFRE have the right to vote approximately 0.1% of the shares of Commerce common stock entitled to vote at the special meeting.
Q:	What vote of our shareholders is required to approve the merger agreement and to approve the adjournment proposal?
A:
For us to complete the merger, shareholders holding at least two-thirds of the shares of Commerce common stock outstanding at the close of business on the record date and entitled to vote on the proposal must vote "for" the proposal to approve the merger agreement. A failure to vote or an abstention will have the same effect as a vote against the proposal to approve the merger agreement.

The adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Commerce common stock present or represented by proxy at the meeting and entitled to vote on that proposal.

Q:	What is a quorum?
A:
A quorum of the holders of the outstanding shares of Commerce common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of Commerce common stock entitled to vote are present at the meeting, either in person or represented by proxy. Withheld votes, abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.
Q:	Who is soliciting my vote?
A:
This proxy solicitation is being made and paid for by Commerce. In addition, we have retained MacKenzie Partners to assist in the solicitation. We will pay MacKenzie Partners approximately $10,000 plus out-of-pocket expenses for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Commerce common stock that brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.
Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid return envelope as soon as possible or, if you prefer, you can vote by telephone or via the internet by following the relevant instructions described on the enclosed proxy card or voting instruction form received from any broker, bank or other nominee that may hold shares of our common stock on your behalf. If you sign and send in your proxy card and do not mark it to show how you want to vote, or if you submit a proxy by telephone or via the internet without providing instructions, we will count your proxy as a vote in favor of the approval of the merger agreement and in favor of any proposal to adjourn or postpone the special meeting to solicit additional proxies.
Q:	Can I change my vote after I have mailed my signed proxy or voted by telephone or via the internet?
A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. Third, you can submit a later-dated, proxy instruction by telephone or via the internet. If you choose any of these three methods, then you must submit your notice of revocation or your new proxy to us before the special meeting either by telephone, via the internet or to The Commerce Group Inc., 211 Main Street, Webster, MA 01570, Attention: Investor Relations, as the case may be. Fourth, you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy or vote in person. Your attendance at the special meeting will not, by itself, result in the revocation of a proxy or cause your shares to be voted.
Q:	What happens if I do not submit a proxy or vote by telephone or via the internet or in person at the special meeting?
A:
Because the required vote of our shareholders is based upon the number of outstanding shares of our common stock, rather than upon the number of shares actually voted, any failure by a holder of Commerce shares to vote for the approval of the merger agreement, in person at the special meeting or by proxy, including abstentions and broker non-votes, will have the same effect as a vote against the approval of the merger agreement.

Q:	If my shares are held in "street name" by my broker or bank, will my broker or bank automatically vote my shares for me?
A:
No. Your broker or bank is allowed to vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as a vote against the approval of the merger agreement.
Q:	How are votes counted?
A:
For the proposal to approve the merger agreement, you may vote for, against, or abstain. This proposal requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Commerce common stock entitled to vote on the proposal. Abstentions will count for the purpose of determining whether a quorum is present, but will not count as votes cast on the proposal to approve the merger agreement. As a result, if you abstain, it will have the same effect as if you vote against the proposal to approve the merger agreement.

For the adjournment proposal, you may vote for, against or abstain. Abstentions will not count as votes cast and will have no effect on the adjournment proposal but will count for the purpose of determining whether a quorum is present.

If you sign your proxy card without indicating your vote, your shares will be voted "for" the proposal to approve the merger agreement, "for" any proposal that may be made to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Commerce board of directors on any other matter that may properly come before the meeting for a vote.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present. As a result, broker non-votes will have the same effect as a vote "against" the proposal to approve the merger agreement but will have no effect on the adjournment proposal.
Q:	What does it mean if I get more than one proxy card?
A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.
Q:	When do you expect the merger to be completed?
A:
We are working to complete the merger as soon as it is practicable for the parties to do so, and we anticipate that the merger will occur in the [•] quarter of 2008, subject to receipt of shareholder approval at the special meeting and the satisfaction of the other closing conditions under the merger agreement.
Q:	What is required to complete the merger?
A:
We are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include receipt of shareholder approval, receipt of all required insurance regulatory approvals, and other regulatory consents, as well as the expiration of the applicable waiting period under the HSR Act. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see "The Merger Agreement—Conditions to Each Party's Obligation to Complete the Merger" beginning on page 57.

Q:	Should I send in my stock certificates now?
A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration to which you are entitled. You should use the letter of transmittal to exchange stock certificates for that merger consideration. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.
Q:	What if my stock is uncertificated?
A:
If your shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee shortly after the merger is completed as to how to effect the surrender of your "street name" shares in exchange for the merger consideration to which you are entitled. See "Special Factors—Procedures for Receiving the Merger Consideration" beginning on page 38. Shortly after the merger is completed, your broker, bank or other nominee will receive a letter of transmittal with instructions informing them how to send to the paying agent book-entry account statements reflecting the ownership of such street name stock in order to receive the appropriate merger consideration. See "Special Factors—Procedures for Receiving the Merger Consideration" beginning on page 38.
Q:	What if I own restricted stock units, options or other similar rights?
A:
If you are the record owner of restricted stock units, the paying agent will pay the merger consideration to which you are entitled automatically by delivering the payment to you shortly after the merger is completed at the address reflected in our records. If you are the owner of options (other than ACIC agent options), the paying agent will pay the merger consideration to which you are entitled automatically by delivering the payment to you shortly after the merger is completed at the address reflected in our records. ACIC agent options will be paid in accordance with the terms of the option agreements governing them. See "Special Factors—Procedures for Receiving the Merger Consideration" beginning on page 43.
Q:	Will the merger be taxable to me?
A:
Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local, non-U.S. and other taxes and, if applicable, the tax consequences of the receipt of cash in connection with the conversion of your options to purchase Commerce common stock or your restricted stock units into the right to receive the appropriate merger consideration. See "Material U.S. Federal Income Tax Consequences" beginning on page 44.
Q:	Am I entitled to appraisal rights?
A:
We believe that appraisal rights should not be available to our shareholders with respect to the merger. The relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation, however, and a court conceivably might disagree with our interpretation and decide that Commerce shareholders may assert appraisal rights in connection with the merger.

Under Massachusetts law, appraisal rights are not available in respect of an all-cash merger such as this one unless a director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder, (ii) a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements, or (iii) in any other capacity "so long as the shareholder owns not more than 5% of all voting shares of the corporation." We are not aware of any material financial interest of a type that would cause appraisal rights to be available. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger. If you want to consider asserting appraisal rights, you should obtain legal advice.
If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:
•
deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure;
• not vote your shares in favor of the proposal to approve the merger agreement; and
• comply with the other procedures specified in Part 13 of the Massachusetts Business Corporation Act, a copy of which is attached to this proxy statement as Appendix C.

Because a submitted proxy not marked "against" or "abstain" will be voted "for" the approval of the merger agreement and "for" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked "against" or "abstain" will result in the waiver of appraisal rights, to the extent such rights are available. If you hold shares in the name of a broker or other nominee and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available).

As noted elsewhere in this proxy statement, we do not believe that holders of Commerce common stock are entitled to appraisal rights in connection with the merger because shareholders will receive only cash for their shares and no director, officer, or controlling shareholder has a direct or indirect material financial interest in the merger other than in his, her or its capacity as a shareholder of Commerce or as a director, officer, employee or consultant of Commerce pursuant to a bona fide arrangement with Commerce. However, the relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation and, accordingly, if such a determination were made, Commerce shareholders may be entitled to appraisal rights under Massachusetts law. See "Appraisal Rights" beginning on page 67 for further information.
Q:	How can I obtain additional information about Commerce?
A:
Our Annual Report on Form 10-K for the year ended December 31, 2006, excluding certain of its exhibits, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and other filings with the SEC may be accessed, free of charge, on the Internet at www.sec.gov or www.commerceinsurance.com under the "Investors" tab and the link labeled "SEC Filings." In addition, we will provide a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings, free of charge, to any shareholder who delivers a written request to The Commerce Group, Inc., 211 Main Street, Webster, MA 01570, Attention: Investor Relations. For a more detailed description of the information available, please refer to "Where You Can Find Additional Information" beginning on page 72.

Q:	How can I learn more about MAPFRE?
A:	Information about MAPFRE is available from its website at www.mapfre.com.
Q:	Who can help answer my other questions?
A:
If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, our proxy solicitation agent, toll-free at (800) 322-2885.

        You may also wish to consult your own legal, tax and/or other financial advisors with respect to the merger agreement, the merger or other matters described in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND INFORMATION

        This proxy statement, and the documents to which we refer you to in this proxy statement, contain forward-looking statements, including, among others, under the headings "Summary Term Sheet," "Questions and Answers About the Special Meeting and the Merger," "Special Factors," "Financial Projections" and "The Merger Agreement" and in statements containing the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or other similar expressions. Forward-looking statements also include any statements concerning future financial performance (including future revenues, earnings, cash flows or growth rates), ongoing business strategies or prospects, and possible future Commerce actions, which may be provided by management.

        You should be aware that forward-looking statements involve known and unknown risks and uncertainties as well as assumptions, among other things, about us and economic and market factors. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Commerce. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future developments or otherwise.

        In addition to other factors and matters contained or incorporated in this document, including, without limitation, in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, under the heading "Item 1A. Risk Factors," we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement,

  •
  the outcome of any legal proceedings that may be instituted against Commerce, members of our board of directors and others relating to the merger agreement,

  •
  the inability to complete the merger due to the failure to obtain the necessary shareholder approval or the failure to satisfy other conditions to consummate the merger,

  •
  the failure of the merger to close for any other reason,

  •
  risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger,

  •
  a significant delay in the expected completion of the merger,

  •
  the effect of the announcement of the merger on our agent, broker and customer relationships, operating results and business generally,

  •
  general economic and market conditions, and

  •
  the amount of the costs, fees, expenses and charges related to the merger.

        The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. Actual results or matters related to the merger could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on our results of operations, financial condition, cash flows, capital resources, profitability, cash requirements, management resources or liquidity. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations.

SPECIAL FACTORS

Background of the Merger

        In May 2007, Gerald Fels, Commerce's Chairman of the Board, President and Chief Executive Officer, was contacted by a representative of Citigroup Global Markets Inc. ("Citi"), who indicated that MAPFRE wished to explore with Commerce whether Commerce might be interested in being acquired by MAPFRE. In June 2007, the representative from Citi visited Commerce's offices to meet with Mr. Fels, Randall V. Becker, Commerce's Senior Vice President and Chief Financial Officer, and James A. Ermilio, Commerce's Executive Vice President, General Counsel and Secretary, to discuss, among other topics, MAPFRE's possible interest in an acquisition of Commerce and MAPFRE's request to meet with representatives of Commerce and Citi to discuss that interest.

        Later in June 2007, Mr. Fels and Mr. Ermilio met with representatives of MAPFRE and Citi to discuss MAPFRE's possible interest in acquiring Commerce. Attending that meeting on behalf of MAPFRE were Andrés Jiménez, a MAPFRE director and the Chief Executive Officer of MAPFRE's International Division, Javier Fernández-Cid, Director and General Manager of MAPFRE's International Division, and Jaime Tamayo, Chairman of MAPFRE's U.S. division. The MAPFRE representatives provided an overview of MAPFRE's business and discussed generally MAPFRE's strategic interest in expanding in the United States, a market that MAPFRE previously had announced it was targeting for acquisitions. The MAPFRE representatives also shared MAPFRE's preliminary impressions, based upon publicly available data, as to how an acquisition of Commerce would serve as a platform from which MAPFRE could further expand in the United States. No price or other terms of the possible acquisition were discussed at that meeting. Mr. Jiménez did express, however, MAPFRE's unwillingness to participate in a process in which Commerce ran an auction or otherwise canvassed other potential acquirers.

        Following the June 2007 meeting between Commerce and MAPFRE officers, a representative from Citi suggested that Commerce and MAPFRE sign a confidentiality agreement, so MAPFRE could receive non-public information from Commerce. Commerce was unwilling at that time to provide confidential information to MAPFRE without an indication of the price or the range of prices that MAPFRE was inclined to pay to acquire Commerce. MAPFRE declined to provide Commerce with an indication of price at that time.

        In late June and July 2007, Messrs. Fels, Becker and Ermilio had numerous discussions with representatives of Citi to discuss publicly-available information about Commerce and the type of additional information that MAPFRE would request if it were allowed access to confidential Commerce information. Among the subjects covered in those discussions was the announcement on July 16, 2007 by the Massachusetts Commissioner of Insurance that she intended to introduce what she characterized as "managed competition" to the Massachusetts private passenger automobile insurance market.

        The initial steps toward managed competition were reflected in two administrative orders that the Massachusetts Division of Insurance issued on July 16, 2007. The first, known as "Opinion, Findings and Decision on the Operation of Competition in Private Passenger Motor Vehicle Insurance in 2008," concluded that, based upon conditions in the Massachusetts market for private passenger automobile insurance, the Commissioner did not have the statutory authority to mandate or, as referred to under Massachusetts law, "fix-and-establish" rates for 2008, and that as a result, each insurer would instead be permitted to file and use its own rates, to take effect April 1, 2008, subject to disapproval by the Commissioner.

        In the second administrative order issued on July 16, 2007, the Division approved rules that instituted, beginning on April 1, 2008, an assigned risk plan, which we refer to in this proxy statement as the Massachusetts Automobile Insurance Plan or MAIP, to provide private passenger automobile insurance for those individuals unable to obtain insurance voluntarily. MAIP will replace Commonwealth Automobile Reinsurers, which we refer to as CAR in this proxy statement and our SEC reports generally. Similar to a joint underwriting association, CAR is a Massachusetts mandated reinsurance mechanism, under which all premiums, expenses and losses on ceded private passenger business are shared by all insurers writing that business in Massachusetts, and a number of insurers, including Commerce, act as servicing carriers for the risks insured. CAR enables Commerce and the other participating insurers to reinsure any personal automobile risk that the insurer perceives to be under-priced. CAR has annually generated underwriting losses in the personal automobile pool, and each insurer attempts to develop and implement underwriting strategies intended to minimize its relative share of the CAR results, while maintaining acceptable loss ratios on risks not reinsured through CAR. Unlike CAR, MAIP will assign randomly to insurance companies doing business in Massachusetts those individuals who have been unable to obtain insurance voluntarily. As of April 1, 2008, only new and renewal business for drivers with ten or more safe driver insurance plan points on their driving record, as well as new business previously not insured in Massachusetts for the last twelve months, will be eligible for assignment by MAIP, but beginning on April 1, 2009, all drivers will generally be eligible for assignment by MAIP.

        On August 7, 2007, Mr. Jiménez called Mr. Fels to invite Messrs. Fels, Becker and Ermilio to meet with MAPFRE's senior executives in Madrid, Spain. Mr. Jiménez also informed Mr. Fels that MAPFRE had retained Clifford Chance to act as MAPFRE's U.S. legal counsel in connection with the possible acquisition, and that Mr. Jiménez expected to deliver to Commerce by the end of September a nonbinding written indication of interest, containing the principal terms of the proposed acquisition, including the price per share that MAPFRE would propose to pay to Commerce shareholders. In advance of the meeting in Madrid and the preparation of the formal indication of interest, Mr. Jiménez requested access to a limited number of confidential Commerce documents, including Commerce's 2008-2012 financial forecast. Mr. Jiménez declined to provide Commerce with an indication of the price or the range of prices that MAPFRE was inclined to pay to acquire Commerce, explaining that it would be premature for MAPFRE to do so because, among other things, before making a decision on price MAPFRE wanted the opportunity to discuss with Commerce management Commerce's operating results for the period ended June 30, 2007, which were not as strong as MAPFRE had expected, and management's views as to the possible impacts on Commerce of the recent regulatory changes intended to introduce "managed competition" to the Massachusetts private passenger automobile insurance market. Mr. Fels responded that he would discuss Mr. Jiménez's invitation and his request for confidential information with the Commerce board of directors on August 18, 2007, its next regularly scheduled meeting.

        At the August 18, 2007 board of directors meeting, Messrs. Fels, Becker and Ermilio reported on the interest expressed by MAPFRE. They summarized the history of the discussions between representatives of MAPFRE and Commerce, reviewed MAPFRE's business generally and Commerce's understanding of MAPFRE's strategic interest in using Commerce as a platform from which to expand in the United States, and outlined in broad terms the next steps that would be taken by Commerce, including the meetings in Madrid, if the board of directors authorized management to continue its preliminary discussions with MAPFRE. Mr. Fels also reported that MAPFRE had expressed an unwillingness to participate in a process in which Commerce canvassed other potential acquirers. In considering MAPFRE's preliminary interest, the Commerce board of directors reviewed various aspects of Commerce's business, financial condition and historical operating results, as well as its future prospects. The Commerce board of directors focused particularly on the possibilities for Commerce's continued diversification outside of Massachusetts, the possible implications of the decision by the Massachusetts Commissioner of Insurance to introduce "managed competition" in the Massachusetts private passenger personal automobile insurance market, and the cash flow required to support Commerce's pattern of dividend payments and stock repurchases. The Commerce board of directors also considered the tax consequences for Commerce shareholders of an acquisition for cash as compared to an acquisition in which Commerce shareholders would receive stock of another company in exchange for their Commerce shares.

        At the August 18, 2007 board of directors meeting, the Commerce board of directors unanimously authorized Messrs. Fels, Becker and Ermilio to continue discussions with MAPFRE regarding the possible acquisition for cash of all of the outstanding shares of Commerce common stock. Taking into account the interest that MAPFRE had demonstrated since the preliminary discussions began in June 2007, the Commerce board of directors also unanimously authorized management to enter into a confidentiality agreement with MAPFRE, to provide MAPFRE with confidential information regarding Commerce, including Commerce's 2008-2012 financial forecast, and to retain an investment banking firm to act as Commerce's financial advisor in connection with a possible sale of Commerce. In addition, anticipating that Commerce may have difficulty retaining its officers if additional competitors were to enter the Massachusetts market following the elimination of fixed and established rates or if Commerce were to announce that it had agreed to be acquired by MAPFRE or another party, the Commerce board of directors authorized its compensation committee to research, develop and approve severance agreements for Commerce's executive officers and a severance plan for all other Commerce officers.

        On August 22, 2007, Commerce and MAPFRE entered into a confidentiality and standstill agreement, and shortly thereafter Commerce provided to MAPFRE Commerce's 2008-2012 financial forecast. The projections contained in this forecast were substantially similar to those referred to in this proxy statement beginning on page 45 under the heading "—Financial Projections." On August 25 and 27, 2007, Messrs. Fels, Becker and Ermilio met in Madrid with various MAPFRE officers, including José Manuel Martinez Martinez, MAPFRE's Chairman and Chief Executive Officer, Claudio Ramos Rodriguez, MAPFRE's head of the International Legal Department, as well as Mr. Jiménez, Mr. Fernández-Cid and Mr. Tamayo. The MAPFRE officers provided more detailed information regarding MAPFRE's business, its strategic interest in expanding in the United States, and its desire to use Commerce as a platform from which to expand further in the United States. The Commerce and MAPFRE officers also considered the benefit that Commerce could derive from MAPFRE's experience competing under different regulatory regimes, as Commerce adjusts to "managed competition" in Massachusetts. The Commerce and MAPFRE officers also discussed the possible benefits to the combined company of Commerce using one or more of MAPFRE's reinsurance products. During the course of the meetings in Madrid, Mr. Fels and Mr. Jiménez discussed, in conceptual terms, various considerations relevant to the price per share of Commerce common stock to be included in the MAPFRE indication of interest. Mr. Fels noted that the Commerce board of directors would be mindful of the recent trading range for Commerce common stock, which on July 5, 2007 traded at Commerce's all-time trading high ($35.95). Mr. Jiménez, on the other hand, observed that the Massachusetts Commissioner of Insurance had announced on July 16, 2007 her intention to introduce managed competition to the Massachusetts private passenger automobile insurance market, and that such a profound regulatory change would present new challenges and risks for Commerce that MAPFRE must take into account in valuing Commerce common stock.

        On August 29, 2007, Mr. Jiménez called Mr. Fels to confirm that MAPFRE's management would be presenting the proposed acquisition to MAPFRE's Steering Committee and that he expected that MAPFRE would provide a written indication of interest to Commerce during the week of September 17, 2007. During that call Mr. Fels and Mr. Jiménez again discussed, in conceptual terms, various considerations relevant to the price per share of Commerce common stock to be included in the MAPFRE indication of interest. Mr. Fels again pointed to Commerce's recent all-time trading high as being relevant to any price negotiation.

        Beginning in early September 2007, Commerce provided MAPFRE, Citi and Clifford Chance with confidential information, including by granting access to an electronic data site and by responding by phone and e-mail to various questions. In addition, Messrs. Fels, Becker and Ermilio participated in conference calls on September 6 and September 12, 2007 with various MAPFRE officers and Citi representatives to address questions that MAPFRE had about Commerce's business.

        On September 14, 2007, Commerce engaged Bear Stearns to act as Commerce's financial advisor in connection with a possible sale of Commerce, and specifically, the consideration of the proposal that Commerce expected to receive from MAPFRE. Commerce previously had retained Nutter McClennen & Fish LLP, which we refer to in this proxy statement as Nutter, to act as legal counsel to Commerce in connection with the proposal that Commerce expected to receive from MAPFRE.

        On September 21, 2007, MAPFRE delivered to Commerce a written, non-binding indication of interest, in which MAPFRE proposed to acquire all of the shares of Commerce common stock at a price of $36.00 per share in cash. The proposal was not subject to any financing contingency. Acknowledging the importance of the Massachusetts market to Commerce, the indication of interest expressed MAPFRE's commitment to that market and its intention to maintain Commerce's headquarters in Webster, Massachusetts. MAPFRE also expressed its intention to retain Commerce's management and employees and to implement after the merger a compensation plan that will appropriately align the interests of Commerce management and employees with the performance of MAPFRE's U.S. operations.

        On September 25, 2007, during a previously scheduled trip to the United States, Mr. Jiménez met with Mr. Fels in Boston, Massachusetts. At that meeting, they discussed generally MAPFRE's proposal and the next steps that would be taken by each of Commerce and MAPFRE during the next several weeks.

        On September 26, 2007, the Commerce board of directors held a meeting to discuss the MAPFRE proposal. Mr. Ermilio and representatives of Bear Stearns and Nutter participated in the meeting. Mr. Fels summarized the contacts, since the August 18, 2007 Commerce board of directors meeting, between Messrs. Fels, Becker and Ermilio and MAPFRE's officers and representatives, and events leading up to the delivery of MAPFRE's September 21 proposal. Among other things, Mr. Fels reported that during the meetings in Madrid in late August, MAPFRE had again expressed an unwillingness to participate in a process in which Commerce canvassed other potential acquirers. Nutter provided to the directors an overview of legal considerations in connection with a cash acquisition proposal and their fiduciary duties under Massachusetts law with respect to evaluating and responding to MAPFRE.

        At the September 26, 2007 meeting of the Commerce board of directors, Bear Stearns discussed MAPFRE's proposed transaction and publicly available information on its business, including its current acquisition strategy. Bear Stearns noted that MAPFRE's interest in Commerce was consistent with its publicly-announced plan to expand into the United States and that its proposal merited further consideration by the Commerce board of directors. Bear Stearns then discussed alternative sale processes ranging from a broad auction to a negotiated transaction with a single bidder, with a post-signing market check, and various considerations relevant to each process. Bear Stearns also reviewed other potential acquirers of Commerce and recent mergers and acquisitions in the U.S. property and casualty insurance industry.

        Also at the September 26, 2007 meeting of the Commerce board of directors, Mr. Fels and Arthur Remillard, Jr., Commerce's former Chairman of the Board, President and Chief Executive Officer, discussed the interest expressed by other parties that had contacted Commerce in recent years regarding a possible acquisition of Commerce, including a discussion that Mr. Fels had in August 2007 with one of the historically more acquisitive companies that was among the potential acquirers discussed by Bear Stearns at this meeting. The Commerce board of directors also discussed the risks to Commerce's business, including the disruption to its relations with its agents and employees, that could come from a drawn-out sales process or a leak about a possible sale of Commerce, and MAPFRE's position that it was unwilling to participate in a process in which Commerce canvassed other potential acquirers.

        At the conclusion of the September 26, 2007 board of directors meeting, the Commerce directors reached a consensus that they would prefer to proceed with discussions exclusively with MAPFRE and without any other pre-signing "market check" but only if there were a basis for the board of directors to conclude that the MAPFRE proposal represented the best terms reasonably available to Commerce shareholders. In that regard, the Commerce directors determined that, before authorizing a definitive response to the MAPFRE proposal, they wanted to receive a presentation from Commerce management regarding its financial forecast for the 2008-2012 period, assuming no sale of Commerce occurs, and management's assessment of the risks and opportunities associated with that forecast. In order to assist it with assessing the MAPFRE proposal, the Commerce board of directors requested that Bear Stearns review with the board of directors certain relevant financial and valuation analyses and any other considerations that Bear Stearns deemed appropriate.

        On October 3, 2007, the Commerce board of directors held a follow-up meeting to discuss the MAPFRE proposal and to receive management's presentation on its 2008-2012 financial projections. Mr. Ermilio and representatives of Bear Stearns and Nutter also participated in the meeting. The financial projections provided to the board were substantially similar to those provided to MAPFRE and Bear Stearns and included in this proxy statement beginning on page 45 under the heading "—Financial Projections," except that the projections provided to the board were intended to illustrate how Commerce might manage its capitalization to permit it to continue to engage in substantial stock repurchases, partially funded through an increase in Commerce's debt, and to increase each year its annual dividends per share of Commerce common stock. Mr. Becker reviewed the 2008-2012 financial projections, focusing on the growth plans for Commerce's insurance operating subsidiaries, taking into account Commerce's preliminary estimate of the effect of the transition to "managed competition" in Massachusetts, and the impact on Commerce's growth plans of its capital requirements and expense structure. In connection with that presentation, management discussed with the directors the possibility of new market entrants and price competition in Massachusetts, Commerce's affinity agreements with the entities in Massachusetts affiliated with the American Automobile Association, including AAA Southern New England, the potential entry into new states by American Commerce Insurance Company, the prospects for growth in California and other western states through Commerce West Insurance Company, and the plans for the recently acquired State-Wide Insurance Company.

        At the conclusion of the October 3, 2007 board of directors meeting, the Commerce board of directors instructed Mr. Fels to advise MAPFRE that the board was continuing to assess MAPFRE's September 21 proposal and was awaiting Bear Stearns' detailed financial and valuation analyses. The Commerce board of directors requested that Bear Stearns present at the next board meeting its analyses reflecting valuation factors specific to Commerce, including its concentration in the Massachusetts market. The Commerce board of directors also instructed Nutter to initiate discussions with MAPFRE's counsel Clifford Chance regarding the specific terms of a proposed merger agreement by delivering to Clifford Chance a proposed form of merger agreement that would be acceptable to Commerce. The Commerce board of directors directed that the form of merger agreement include a "go shop" provision that would permit Commerce to solicit and encourage alternative proposals for a limited period of time following the execution of a definitive agreement with MAPFRE and, after that time, continue discussions with certain of such parties provided certain conditions are met, and/or respond to inquiries regarding acquisition proposals under certain circumstances.

        On October 3, 2007, Nutter delivered a draft merger agreement to Clifford Chance. The Nutter draft included a 45-day go shop provision and provided for a termination fee of 1.5% of the aggregate merger consideration in the event that Commerce terminated the merger agreement in order to enter into an acquisition agreement with a party that made a competing proposal during the go shop period and a termination fee of 2.75% of the aggregate merger consideration under other circumstances when a termination fee is payable. The Nutter draft also included a list of factors that would not constitute, or be taken into account in determining whether there has been or is, a Commerce "material adverse effect." These factors included

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  the consequences of natural catastrophes or acts of war or terrorism,

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  adverse effects resulting from the announcement or the pendency of the merger, including any loss or threatened loss of business from any of Commerce's agents,

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  any occurrence or condition affecting the property and casualty insurance or reinsurance industry generally (including without limitation any change or proposed change in insurance laws),

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  any increase in competition, whether from new entrants or existing competitors in any market in which Commerce operates, and

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  any actual or proposed change in the prevailing legislative or regulatory environment for insurance in Massachusetts, including, without limitation, any change in, development or interpretation of, or promulgation of rules or regulations under, any law, including any change pursuant to any administrative order, interpretation, bulletin or other formal or informal regulatory guidance.

        Clifford Chance provided an alternative draft merger agreement to Nutter on October 4, 2007. The Clifford Chance draft did not contain a go shop provision, provided for a termination fee equal to 3.5% of the aggregate merger consideration, and allowed MAPFRE not to proceed with the merger if there had been a change in law or regulation enacted, adopted or proposed that reasonably may be expected to have a material adverse effect on Commerce's profitability.

        On October 8, 2007, the Commerce board of directors held a follow-up meeting to discuss the MAPFRE proposal, at which Bear Stearns reviewed Commerce's historical stock price performance and historical and projected financial results and discussed with the board its preliminary discounted cash flow analyses (based on management's projections), precedent merger and acquisition transactions analysis, and comparable company analysis to assist the board in assessing MAPFRE's then $36.00 per share cash offer. Bear Stearns noted that its analyses took into account certain quantifiable evidence, described at page 27 under the heading "—Opinion of Commerce's Financial Advisor," that Commerce common stock historically had traded at a discount as a multiple of prospective earnings and book value versus more diversified personal auto insurance companies. (Bear Stearns' final analyses, relating to the $36.70 per share cash merger consideration, were presented to the board at its meeting on October 30, 2007, described below, and are discussed beginning on page 27 of this proxy statement under the heading "—Opinion of Commerce's Financial Advisor.") Mr. Ermilio and representatives of Nutter also participated in the meeting.

        Also at the October 8, 2007 board of directors meeting, Nutter summarized the material differences between the October 3 Nutter draft merger agreement and the October 4 Clifford Chance draft, noting among other things that the Clifford Chance draft would permit MAPFRE not to proceed with the merger if there had been a change in law or regulation enacted, adopted or proposed that reasonably may be expected to have a material adverse effect on Commerce's profitability.

        At the conclusion of the October 8, 2007 board of directors meeting, the Commerce board of directors directed Mr. Fels to seek to reach an agreement that would limit the circumstances under which MAPFRE could refuse to complete the merger, including by specifying that changes in the Massachusetts insurance regulatory system or the entrance of new competitors in the Massachusetts insurance market would be among the factors that would not constitute, or be taken into account in determining whether there has been or is, a Commerce "material adverse effect." The Commerce board also instructed Mr. Fels to negotiate the price directly with Mr. Jiménez with the goal of increasing the price per share to be paid by MAPFRE, but authorized Mr. Fels to use his discretion to conclude negotiations at whatever price above $36.00 that Mr. Fels determined was the best price obtainable from MAPFRE at this time.

        On October 9, 2007, Mr. Fels spoke with Mr. Jiménez, emphasizing the importance that Commerce placed on its formulation of the definition of Commerce material adverse effect reflected in the October 3 Nutter draft, and informing Mr. Jiménez of the view of the Commerce board of directors that MAPFRE should increase the cash price per share that it was proposing to pay for Commerce common stock. Mr. Jiménez indicated that MAPFRE was willing to accept Commerce's formulation of the definition of Commerce material adverse effect but initially indicated that MAPFRE was unwilling to increase the cash price per share above $36.00. Mr. Fels then proposed a cash price per share of $39.00, which Mr. Jiménez rejected. After lengthy discussion on the issue of price, Messrs. Fels and Mr. Jimenez ultimately agreed that MAPFRE would pay $36.70 in cash per share for all shares of Commerce common stock. With respect to the "go shop" and termination fee provisions included in the October 3 Nutter draft, Mr. Jiménez reiterated MAPFRE's position that it would terminate discussions regarding a potential merger with Commerce in the event that Commerce decided to engage in a process in which Commerce canvassed other potential acquirers. Mr. Jiménez further explained that from MAPFRE's perspective the go shop provision in the October 3 Nutter draft was comparable to an auction or pre-signing market check and that accordingly MAPFRE was unwilling to consider a merger agreement containing a go shop provision. Mr. Fels agreed in principle with Mr. Jiménez that Commerce would withdraw its demand that a go shop provision be included in the merger agreement, provided that Commerce would have appropriately broad discretion to respond to any unsolicited acquisition proposal that the Commerce board of directors determines in good faith constitutes or reasonably could be expected to lead to a proposal superior to the terms of the MAPFRE merger agreement, and in the event that Commerce exercised its right to accept a superior proposal, Commerce would pay a termination fee equal to 3.0% of the equity value of the merger.

        In an October 11, 2007 memorandum to the Commerce directors, Mr. Fels informed them of the results of his negotiations with Mr. Jiménez, and on October 18, 2007, the Commerce board of directors met telephonically to discuss the MAPFRE proposal and to receive an oral report from Mr. Fels regarding those negotiations. Mr. Ermilio and representatives of Bear Stearns and Nutter also participated in that meeting. Also at the October 18, 2007 board of directors meeting, Messrs. Fels and Ermilio and Nutter and Bear Stearns reviewed with the Commerce board of directors the principal steps that Commerce had taken in responding to MAPFRE's September 21, 2007 proposal, including the board's assessment of various alternatives, such as conducting a pre-signing "market-check" or utilizing a post-signing go shop provision, as well the relative risks and benefits of such alternatives. In connection with that discussion, Nutter summarized again the Commerce directors' fiduciary duties under Massachusetts law. The Commerce board of directors again considered the risks to Commerce's business, including the disruption to its relations with its agents and employees that could come from a drawn-out sales process or a leak about a possible sale of Commerce, as well as MAPFRE's consistently expressed unwillingness to participate in a bidding contest. In connection with that discussion, Mr. Fels again reviewed with the board of directors the substance of the discussions that management had with other parties in recent years regarding a possible acquisition of Commerce. The Commerce board of directors also considered the provision of the Massachusetts Business Corporation Act that expressly provides that a director, in determining what the director reasonably believes to be in the best interests of the corporation, may consider the interests of the corporation's employees, suppliers and customers, among others, as well as community considerations.

        Also at the October 18, 2007 Commerce board of directors meeting, Bear Stearns reviewed information with respect to MAPFRE's proposed financing for the merger that Bear Stearns had received to date from Citibank, N.A., and Nutter described the expected terms of proposed voting agreements that MAPFRE was seeking from each Commerce director and certain officers. At the conclusion of the October 18, 2007 board of directors meeting, the Commerce board of directors instructed Messrs. Fels, Becker and Ermilio to continue negotiations with MAPFRE on the proposed merger agreement consistent with the terms summarized in the October 11, 2007 memorandum from Mr. Fels to the Commerce directors.

        From October 19 through October 29, 2007, Messrs. Ermilio and Becker and representatives of Nutter, with input from Bear Stearns, negotiated the final terms of the merger agreement. In addition, MAPFRE's representatives continued their customary due diligence, which included several diligence and informational conference calls between senior management of Commerce and representatives of MAPFRE.

        On October 30, 2007, the Commerce board of directors held a meeting to consider the adoption of the merger agreement and the proposed merger. Also participating in the meeting were Mr. Ermilio and representatives of Bear Stearns and Nutter. Summaries of the material terms of the merger agreement and voting agreement, together with the forms of those agreements, were provided to the directors prior to the meeting, and at the meeting Nutter reviewed in detail for the board of directors the material terms of the merger agreement, the voting agreement and other legal aspects of the proposed transaction. Mr. Ermilio and representatives of Nutter responded to various questions from directors about those agreements and related matters.

        Also at the October 30, 2007 meeting of the Commerce board of directors, representatives of Bear Stearns described to the board of directors MAPFRE's historical stock price and financial performance (based on publicly available information) and gave an overview of its financing structure for the proposed transaction. Bear Stearns also discussed the terms of a financing commitment from Citibank N.A. that MAPFRE had obtained on October 30, 2007 and provided to Commerce, and the fact that, although MAPFRE's obligation to complete the merger would not be subject to a financing condition, MAPFRE would need to access the capital markets in order to raise a majority of the additional funding necessary to complete the transaction. Bear Stearns noted that the Citibank commitment to MAPFRE was subject to a termination right based upon market conditions and discussed with the board current conditions in the global debt market.

        Bear Stearns then presented its financial and valuation analyses, which were updated from the analyses presented to the directors on October 8, 2007, and delivered its oral opinion, as of October 30, 2007 (subsequently confirmed in writing as of that date) to the effect that, based upon and subject to the assumptions, qualifications and limitations set forth therein, the cash consideration to be received in the merger by the holders of Commerce common stock was fair, from a financial point of view, to such shareholders.

        After consideration of the factors described under "Special Factors—Determination of the Board of Directors; Reasons for Approval of the Merger; Recommendations," beginning on page 25, the Commerce board unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement, resolved to recommend that the Commerce shareholders approve the merger agreement, and determined that it had no objection to the Commerce directors and certain officers entering into the voting agreement with MAPFRE on the terms presented at the meeting.

        Later on October 30, 2007, Commerce directors and certain officers, including Mr. Ermilio, entered into the voting agreement, and Commerce, MAPFRE and Magellan executed the merger agreement. Then, after the close of trading on the NYSE on October 30, 2007, Commerce and MAPFRE issued a joint press release announcing the execution of the merger agreement.

Determination of the Board of Directors; Reasons for Approval of the Merger; Recommendations.

        Board of Directors.    After careful consideration, on October 30, 2007, the Commerce board of directors (1) determined that the merger agreement and the merger were in the best interests of Commerce and (2) adopted the merger agreement. Accordingly, the Commerce board of directors recommends that shareholders vote "for" the proposal to approve the merger agreement and FOR the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

        Reasons for the Merger.    The material factors considered by our board of directors that support the determination and recommendation set forth above include, among others, the following:

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  information already known to our board of directors, as to our business, financial condition, results of operations and competitive position, the nature of our business and the industry in which we compete, the challenges presented by the prospect of significant regulatory change in Massachusetts, our strategies and financial objectives and the risks included in seeking to achieve those objectives if we were to remain independent;

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  the relationship between the merger consideration of $36.70 per share in cash and the recent and historical market prices of Commerce common stock;

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  the fact that the merger consideration of $36.70 per share in cash represents an approximately 22.6% premium above the average trading price of Commerce common stock over the 30 calendar days preceding October 30, 2007, the last trading day before the announcement of the merger agreement;

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  the fact that the merger consideration is all cash, which provides certainty of value to all of our shareholders;

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  the opinion of Bear Stearns that, as of October 30, 2007 and based upon and subject to the assumptions, qualifications and limitations set forth therein, the cash merger consideration of $36.70 per share to be received in the merger by the holders of Commerce common stock was fair, from a financial point of view, to such shareholders (a summary of Bear Stearns' presentation and analyses is described under "Special Factors—Opinion of Commerce's Financial Advisor" beginning on page 27 and the written opinion of Bear Stearns dated October 30, 2007 is included as Appendix B to this proxy statement);

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  the fact that the target prices for Commerce that were included in the securities analysts' reports available to the board of directors were less than the merger consideration of $36.70 per share in cash;

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  the fact that the merger agreement permits us to continue to declare regular quarterly dividends at our current levels before the merger;

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  the fact that the merger consideration per share in cash was set after negotiations with MAPFRE;

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  the fact that the merger agreement provides Commerce the opportunity to respond to unsolicited acquisition proposals under certain circumstances;

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  the fact that, subject to compliance with the terms and conditions of the merger agreement, the board of directors is permitted to change its recommendation to vote in favor of the proposal to approve the merger agreement and, prior to the approval of the merger agreement by shareholders, to terminate the merger agreement in order to enter into a definitive alternative acquisition agreement with respect to a superior proposal, upon the payment to MAPFRE of a termination fee (see "The Merger Agreement—Termination" beginning on page 58);

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  the fact that the merger agreement provides that the following factors, among others, would not constitute, or be taken into account in determining whether there has been or is, a Commerce "Material Adverse Effect:"

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  any adverse effect resulting from the announcement or the pendency of the merger, including any loss or threatened loss of business from any of Commerce's agents,

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  any increase in competition, whether from new entrants or existing competitors in any market in which Commerce operates, and

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  any actual or proposed change in the prevailing legislative or regulatory environment for insurance in Massachusetts, including, without limitation, any change in, development or interpretation of, or promulgation of rules or regulations under, any law, including any change pursuant to any administrative order, interpretation, bulletin or other formal or informal regulatory guidance;

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  MAPFRE's financial condition and the fact that the merger agreement includes MAPFRE's representation that it will have sufficient funds to consummate the merger and the other transactions contemplated the merger agreement and to satisfy its and Magellan's obligations under the merger agreement, and that MAPFRE's obligation to complete the merger is not subject to a financing contingency;

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  the fact that MAPFRE obtained a financing commitment from Citibank, a copy of which MAPFRE has provided to Commerce;

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  the fact that the proposed acquisition by MAPFRE appeared likely to receive the requisite regulatory approvals on a timely basis, and the fact that the prospect for Massachusetts regulatory approval would be enhanced by MAPFRE's willingness to indicate in its Massachusetts regulatory filing that MAPFRE intended to maintain Commerce's commitment to the Massachusetts market; and

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  Commerce's understanding of MAPFRE's non-binding expression of interest in using Commerce for the indefinite future as MAPFRE's platform for its operations in the United States and in retaining Commerce's management and employees.

        Our board also considered the following material risks or potentially adverse factors in making its determination and recommendation:

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  the fact that Commerce will cease to be a public company and our current shareholders will no longer participate in any of Commerce's potential future growth;

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  the fact that gains from all-cash transactions are generally taxable to our shareholders for U.S. federal income tax purposes;

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  the interests of certain of our directors and executive officers that may be different from, or in addition to, the interests of our other shareholders (see "Special Factors—Interests of Commerce's Directors and Executive Officers in the Merger" beginning on page 40 for more information);

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  the terms of the merger agreement that place limitations on our ability to consider competing proposals and to terminate the merger agreement and accept a superior proposal;

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  the fact that, under the terms of the merger agreement, Commerce is required to pay MAPFRE a $68.0 million termination fee if it terminates the merger agreement to accept a superior proposal for a business combination or acquisition and that this obligation might deter other parties from proposing such a transaction;

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  the fact that following a termination of the merger agreement under certain circumstances we may be required to pay $7.5 million to MAPFRE on account of its expenses incurred in connection with the merger agreement and the proposed merger; and

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  the possibility of disruption to our operations following the announcement of the merger, and the resulting effect on us if the merger does not close.

        The Commerce board of directors evaluated the factors described above, including by asking questions of Commerce's management, Bear Stearns and Nutter, and reached the unanimous decision that the merger was in the best interests of Commerce and its shareholders, its employees, its agents and the markets and communities served by Commerce. The discussion of the factors considered by the Commerce board of directors is not exhaustive, but includes all material factors considered by the board. The Commerce board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination. The Commerce board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Commerce board of directors may have given different weight to different factors.

The Commerce board of directors recommends that you vote "for" the proposal to approve the merger agreement and for the adjournment proposal, if necessary.

Opinion of Commerce's Financial Advisor

Overview

        Pursuant to an engagement letter dated September 14, 2007, the Commerce board of directors retained Bear Stearns to act as its financial advisor in connection with a possible sale of Commerce. In selecting Bear Stearns, the Commerce board of directors considered, among other things, the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the insurance industry as well as substantial experience providing strategic advisory services. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, senior credit financings, valuations and general corporate advisory services.

        At the October 30, 2007 meeting of the Commerce board of directors, Bear Stearns delivered its oral opinion, which was subsequently confirmed in writing, that, as of October 30, 2007 and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the cash consideration to be received by Commerce shareholders pursuant to the merger was fair, from a financial point of view, to such shareholders.

        The full text of Bear Stearns' written opinion is attached as Appendix B to this proxy statement and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns. The Bear Stearns opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Bear Stearns, is subject to the assumptions and conditions contained in the opinion and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion. Bear Stearns has no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the rendering of the opinion.

        In reading the discussion of the fairness opinion set forth below, you should be aware that Bear Stearns' opinion:

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  was provided to the Commerce board of directors for its benefit and use in connection with its consideration of the merger;

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  did not constitute a recommendation to the Commerce board of directors;

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  does not constitute a recommendation to any Commerce shareholder as to how to vote in connection with the merger;

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  did not address Commerce's underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for Commerce, the effects of any other transaction in which Commerce might engage or the financing of the merger by MAPFRE; and

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  did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Commerce's officers, directors or employees, or any class of these persons, in connection with the merger relative to the consideration to be received by Commerce's shareholders pursuant to the merger.

        Commerce did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

        In connection with rendering its opinion, Bear Stearns:

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  reviewed a draft of the merger agreement and the voting agreement, each dated as of October 30, 2007 and in substantially final form;

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  reviewed Commerce's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2004, 2005 and 2006, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, its preliminary results for the quarter ended September 30, 2007 and its Current Reports on Form 8-K filed since December 31, 2006;

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  reviewed certain operating and financial information relating to Commerce's business and prospects, including projections for the six years ended December 31, 2012 assuming that the merger did not occur, all as prepared and provided to Bear Stearns by Commerce's management;

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  met with certain members of Commerce's senior management to discuss Commerce's business, operations, historical and projected financial results and future prospects as well as certain proposed regulatory changes that are expected to affect the auto insurance sector in Massachusetts on a prospective basis;

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  reviewed the historical prices, trading multiples and trading volume of Commerce common stock;

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  performed discounted cash flow analyses based on the projections for Commerce referred to above;

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  reviewed the terms of certain relevant mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to Commerce;

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  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed comparable to Commerce; and

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  conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        In connection with rendering its opinion, Bear Stearns further noted that:

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  Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with Bear Stearns by Commerce or obtained by Bear Stearns from public sources, including, without limitation, the projections referred to above.

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  With respect to the projections, Bear Stearns relied on representations that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the senior management of Commerce as to the expected future performance of Commerce (particularly as such future performance is expected to be affected by certain proposed regulatory changes with respect to the auto insurance sector in Massachusetts).

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  Bear Stearns did not assume any responsibility for the independent verification of any information referred to above, including, without limitation, the projections. Bear Stearns expressed no view or opinion as to the projections and the assumptions upon which they were based and Bear Stearns further relied upon the assurances of the senior management of Commerce that they were unaware of any facts that would have made the information and the projections incomplete or misleading in any material respect.

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  In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Commerce, nor was Bear Stearns furnished with any such appraisals or any third-party actuarial reports. Bear Stearns is not an actuary, its services did not include any actuarial determination or evaluation or any attempt to evaluate actuarial assumptions and it relied on Commerce's actuaries and other advisors with respect to the current and future adequacy of reserves for Commerce's unpaid losses, loss adjustment expenses and/or other contingent liabilities. Furthermore, Bear Stearns is not a legal, regulatory, tax or accounting expert and Bear Stearns relied on the assessments made by Commerce and its advisors with respect to such issues.

  •
  During the course of Bear Stearns' engagement, Bear Stearns was not asked by the Commerce board of directors to solicit indications of interest from any third parties regarding a potential transaction with Commerce, nor did Bear Stearns do so in connection with rendering its opinion.

  •
  Bear Stearns assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Commerce.

  •
  Bear Stearns did not express any opinion as to the price or range of prices at which the shares of common stock of Commerce may trade subsequent to the announcement of the merger.

Summary of Analyses

        The following is a summary of the principal financial and valuation analyses performed by Bear Stearns and presented to the Commerce board of directors in connection with rendering its fairness opinion.

        Some of the financial and valuation analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial and valuation analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns' financial and valuation analyses.

Stock Price Trading History and Valuation Considerations

•
Bear Stearns indicated that since January 1, 2005 through October 26, 2007, Commerce's common stock generally had traded in a range of approximately $26 to $36 per share. Among other things, Bear Stearns noted that the transaction price of $36.70 exceeded the all-time high price for Commerce's common stock of $35.95 and exceeded the closing price of $32.01 on October 29, 2007, the day prior to the planned announcement of the merger.

•
Bear Stearns noted that Commerce's stock price had declined sharply in the ensuing weeks after July 16, 2007, the date on which the Massachusetts Insurance Commissioner issued a decision to gradually move towards managed competition so that consumers could take advantage of competitive auto insurance rates starting on April 1, 2008. Specifically, Commerce's stock price closed at $33.95 on July 16, 2007 and bottomed out at $27.40 on August 3, 2007, equating to a 19.3% decline in value.

•
Bear Stearns examined Commerce's trading price/forward earnings multiples versus those of Safety Insurance Group, Inc. (which is Commerce's most relevant comparable company due to Safety's concentration in Massachusetts) and those of an index of a broad group of personal auto insurance peers (comprised of Unitrin, Inc., Mercury General Corporation, The Hanover Insurance Group, Inc., State Auto Financial Corporation and Infinity Property and Casualty Corporation, as well as The Allstate Corporation, The Progressive Corporation and Safeco Corporation for purposes of this analysis):

•
Bear Stearns noted that since January 1, 2006 through October 26, 2007, both Commerce and Safety had traded at a meaningful discount to this broad group of personal auto insurance peers, and Bear Stearns indicated that it believed that this was likely due to a so-called "Massachusetts effect."

•
Specifically, over the 18-month period ended October 26, 2007, Commerce's and Safety's average trading price/forward earnings multiples were 1.3x and 3.2x, respectively, below that of the broad group of personal auto insurance peers.

•
Bear Stearns performed a series of regression analyses using Commerce and the broad group of personal auto insurance peers referenced above in which Bear Stearns regressed the return on average common equity against the observed trading price/book value multiples for each company during various timeframes:

•
Bear Stearns noted that despite above-average returns, Commerce's stock had traded at a meaningful discount to the trading price/book value multiple implied by its returns relative to those of the broad group of personal auto insurance peers.

•
Specifically, Commerce's observed median trading price/book value multiple for each of years 2006, 2005 and 2004 was 0.35x, 0.16x and 0.62x, respectively, below the trading price/book value multiple implied by its actual return on average common equity for the corresponding year.

•
As of October 26, 2007, Commerce was trading at a price/book value multiple of 1.42x, which was less than the price/book value multiple of 1.46x implied by its projected return on average common equity for 2007.

•
Bear Stearns analyzed the Bloomberg trailing two- and five-year historical adjusted betas and Barra predicted betas of Commerce, Safety and the select group of personal auto insurance peers (consisting of Unitrin, Mercury General, Hanover Insurance Group, State Auto Financial and Infinity Property and Casualty) from January 1, 2005 through September 30, 2007 on a quarterly basis:

•
Bear Stearns noted that as of September 30, 2007, both Commerce and Safety had meaningfully higher Barra predicted betas than the select group of personal auto insurance peers, suggesting that equity investors were demanding higher relative returns for investing in both Commerce and Safety on a prospective basis, at least in part due to the changing and uncertain personal auto insurance regulatory environment in Massachusetts.

  •
  Specifically, as of September 30, 2007, Commerce's and Safety's Barra predicted betas were 0.930 and 0.950, respectively, versus the select group of personal auto insurance peers' average Barra predicted beta of 0.845 as of such date.

  •
  Bear Stearns also observed that there had been a meaningful uptick in the Barra predicted betas for Commerce and Safety from June 30, 2007 to September 30, 2007, presumably due in part to the Massachusetts Insurance Commissioner's issuance of the decision on July 16, 2007 to move towards managed competition as described above.

Transaction Valuation Overview

        Based on the transaction price of $36.70 per share in cash, Bear Stearns reviewed the implied (i) transaction price/book value multiple, both adjusted and unadjusted for certain estimated incentive awards and other payments triggered by the merger and (ii) transaction price/forward earnings multiples with respect to the merger. Bear Stearns also calculated the transaction price premia in relation to various Commerce stock prices that were based on (i) the closing price as of October 26, 2007, (ii) the 10-day and 20-day volume-weighted average prices as of October 26, 2007 and (iii) the 52-week high and 52-week low prices as of October 26, 2007.

Transaction Premia and Implied Transaction Multiples

Transaction Price per Share	$36.70
	Commerce Stock Price @ 10/26/07
Acquisition Premium Relative to:
Closing Stock Price	$31.95	14.9%
10-Day Volume-Weighted Average Price	30.30	21.1
20-Day Volume-Weighted Average Price	30.89	18.8
52-Week High Price	35.95	2.1
52-Week Low Price.	26.92	36.3
Transaction Price/Book Value Per Share:
Adjusted for Change-in-Control Payments		1.69	x
Unadjusted for Change-in-Control Payments		1.64
Transaction Price/2007E Earnings Per Share:
Commerce Management Estimates		11.6	x
First Call Consensus Estimates		12.7
Transaction Price/2008E Earnings Per Share:
Commerce Management Estimates		13.1	x
First Call Consensus Estimates		13.1

Bear Stearns' Valuation Analyses

        Overview.    Each of Bear Stearns' valuation analyses described below reflected its judgment about the unique aspects of Commerce discussed under "Stock Price Trading History and Valuation Considerations" above, and took into account, among other things, that (i) Commerce's personal auto insurance activities are highly concentrated in Massachusetts, (ii) the Massachusetts personal auto insurance regulatory environment is changing in a negative way on a prospective basis and (iii) there was quantifiable evidence as described above that Commerce and Safety (the two Massachusetts-concentrated personal auto insurers) tended to trade at a meaningful discount versus more diversified personal auto insurance companies over various observed timeframes.

        Discounted Cash Flow Analyses.    Bear Stearns performed discounted cash flow analyses based on Commerce's projected levered after-tax free cash flows (based on assumed theoretical annual dividends that could be paid by Commerce given certain assumed regulatory and rating agency constraints) and an estimate of its terminal value at the end of the projection horizon. Bear Stearns relied on its discounted cash flow analyses as the primary valuation methodology for purposes of its fairness opinion, due to its view that precedent merger and acquisition transactions and comparable company analyses apply less readily to Commerce's unique characteristics, especially its concentration in the Massachusetts personal auto insurance market and the pending changes to that market going forward.

        In performing its discounted cash flow analyses:

  •
  Bear Stearns based its discounted cash flow analyses on the projections provided by Commerce's senior management reflecting the best then-currently available estimates and judgments of the senior management of Commerce as to the expected future performance of Commerce (particularly as such future performance is expected to be affected by certain proposed regulatory changes with respect to the auto insurance sector in Massachusetts).

  •
  Bear Stearns estimated Commerce's cost of equity to be within a range of 11.0-13.5% based on, among other factors, (i) a review of Commerce's Bloomberg five-year historical adjusted beta, its Bloomberg two-year historical adjusted beta and its then-current Barra predicted beta (with a bias toward more recent historical and predicted data to more appropriately reflect Commerce's risk profile going forward) as well as similar beta information for the select personal auto insurance peers, (ii) Bear Stearns' estimate of the U.S. equity risk premium, (iii) Commerce's assumed target capital structure on a prospective basis and (iv) Bear Stearns' investment banking and capital markets judgment and experience in valuing companies similar to Commerce.

  •
  In calculating Commerce's terminal value for purposes of its discounted cash flow analyses, Bear Stearns used a reference range of terminal price/book value multiples of 1.20x to 1.50x and a reference range of terminal price/trailing earnings multiples of 10.0x to 12.0x. The terminal values implied by the aforementioned terminal multiple reference ranges were cross-checked for reasonableness by reference to implied perpetual growth rates in net income.

        Bear Stearns' discounted cash flow analyses resulted in an overall reference range of $25 to $32 per share for purposes of valuing Commerce's common stock.

        Precedent Merger and Acquisition Transactions Analysis.    Bear Stearns reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving personal auto insurance companies or insurance companies with a significant personal auto insurance book of business. Given Commerce's unique business profile and concentration in the Massachusetts personal auto insurance market, Bear Stearns placed relatively less reliance upon its precedent merger and acquisition transaction analysis for valuation purposes and more on its discounted cash flow analyses.

        The following precedent merger and acquisition transactions were considered by Bear Stearns:

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  Liberty Mutual Group's acquisition of Ohio Casualty Corporation;

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  Zurich Financial Services Group's acquisition of Bristol West Holdings, Inc.;

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  American International Group, Inc.'s acquisition of the remaining 39% of 21st Century Insurance Group not already owned by American International Group; and

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  Elara Holdings, Inc.'s (an affiliate of Fremont Partners and Texas Pacific Group) acquisition of Direct General Corporation.

        A summary of Bear Stearns' analysis of the precedent merger and acquisition transactions is presented in the table below:

Selected Personal Auto Insurance Precedent M&A Transaction Multiples

	Ratio of Transaction Price to:
	Fiscal Year 1 Earnings				Fiscal Year 2 Earnings
	First Call Consensus Estimates		Management Estimates from Filed Merger Proxy Statement		First Call Consensus Estimates		Management Estimates from Filed Merger Proxy Statement		Most Recently Available Book Value
Precedent M&A Deals:
Mean	16.4	x	17.3	x	16.3	x	15.1	x	1.81	x
Median	14.9		15.4		15.4		13.8		1.83
High	21.6		24.2		20.8		22.2		1.98
Low	14.3		12.4		13.5		9.4		1.62
MAPFRE/Commerce Merger	12.7	x	11.6	x	13.1	x	13.1	x	1.69	x

        In performing its precedent merger and acquisition transactions analysis:

  •
  Bear Stearns noted that certain aspects of the recent precedent merger and acquisition transactions made these transactions somewhat non-comparable to the merger. Specifically, the AIG/21st Century deal was a minority squeeze-out, the Zurich/Bristol West and Elara/Direct General deals involved target companies focused on non-standard auto insurance and the Liberty Mutual/Ohio Casualty deal involved a target company with a significant commercial lines component.

  •
  Bear Stearns selected a reference range of transaction multiples as follows: (i) transaction price/book value multiple range of 1.50x-1.80x; (ii) transaction price/forward earnings multiple range of 12.0x-14.0x based on 2007E; and (iii) transaction price/forward earnings multiple range of 11.0x-13.0x based on 2008E.

        Bear Stearns' precedent merger and acquisition transactions analysis resulted in an overall reference range of $31 to $45 per share for purposes of valuing Commerce's common stock.

        Comparable Company Analysis.    Bear Stearns compared and analyzed Commerce's historical stock price performance, historical and projected financial performance and valuation metrics against that of other publicly traded personal auto underwriters and multi-line insurers with a significant personal auto component. Because direct comparison of Commerce and the select personal auto insurance peers was challenging given Commerce's unique business profile and concentration in the Massachusetts personal auto insurance market, Bear Stearns placed relatively less reliance upon its comparable company analysis for valuation purposes and more on its discounted cash flow analyses.

        The following publicly traded insurers were used in the comparable company analysis of Commerce and were selected on the basis of personal auto focus, similar size, independent agency distribution and geographical location:

  •
  Unitrin, Inc.;

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  Mercury General Corporation;

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  The Hanover Insurance Group, Inc.;

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  State Auto Financial Corporation;

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  Infinity Property and Casualty Corporation; and

  •
  Safety Insurance Group, Inc.

        Bear Stearns calculated the following trading multiples for the above comparable companies based on First Call consensus estimates of forward earnings and the most recent publicly available filings of book value data:

Selected Personal Auto Insurance Peer Group Trading Multiples

		Ratio of Stock Price as of October 26, 2007 to:
		Earnings Per Share				Reported Book Value @ 6/30/07
		2007E		2008E
Peer:	Mean	10.8	x	10.9	x	1.24	x
	Median	11.0		10.9		1.22
	High	15.4		14.4		1.56
	Low	6.2		7.0		1.05
Commerce:
	Trading Basis	11.0	x	11.4	x	1.43	x
	Merger Basis	12.7		13.1		1.69
Safety		6.2	x	7.0	x	1.07	x

        In performing its comparable company analysis:

  •
  Bear Stearns selected a reference range of trading multiples as follows: (i) trading price/book value multiple range of 1.20x-1.40x; (ii) trading price/forward earnings multiple range of 9.0x-11.0x based on 2007E; and (iii) trading price/forward earnings multiple range of 10.0x-12.0x based on 2008E.

  •
  Bear Stearns' comparable company analysis resulted in an overall reference range of $26 to $35 (without having assumed any acquisition premium) and a range of $34 to $46 (which assumed a 30% hypothetical acquisition premium) for purposes of valuing Commerce's common stock. Such hypothetical acquisition premium was based on the observed acquisition premia paid in certain relevant precedent merger and acquisition transactions and was presented for illustrative purposes only.

Other Considerations

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial and valuation analyses and the application of those methods to the particular circumstances involved. A fairness opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. In arriving at its opinion, Bear Stearns:

  •
  based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors;

  •
  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion;

  •
  considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor, although, as noted above, Bear Stearns relied on its discounted cash flow analyses as the primary valuation methodology for purposes of its opinion; and

  •
  arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the cash merger consideration to be received by the shareholders of Commerce.

        Bear Stearns also noted that:

  •
  The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

  •
  None of the public companies used in the "Comparable Company Analysis" described above are identical to Commerce, and none of the transactions used in the "Precedent Merger and Acquisition Transactions Analysis" described above are identical to the merger.

  •
  Accordingly, the analyses of publicly traded comparable companies and precedent merger and acquisition transactions are not mathematical; rather such analyses involve complex considerations and judgments concerning the differences in financial, operating and capital markets-related characteristics and other factors regarding the companies and precedent merger and acquisition transactions to which Commerce and the merger were compared.

  •
  The analyses performed by Bear Stearns do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

        The type and amount of consideration payable in the merger were determined through negotiations between Commerce and MAPFRE and were approved by the Commerce board of directors. The decision to enter into the merger agreement was solely that of the Commerce board of directors. The Bear Stearns opinion was just one of the many factors taken into consideration by the Commerce board of directors. Consequently, Bear Stearns' analyses should not be viewed as determinative of the decision of the Commerce board of directors with respect to the fairness, from a financial point of view, of the cash merger consideration to be received by the shareholders of Commerce.

        Pursuant to the terms of Bear Stearns' engagement letter, Commerce has agreed to pay Bear Stearns a transaction fee of 0.475% of the transaction equity value as defined in such engagement letter (which translates to a transaction fee of approximately $10.8 million). Approximately $2.2 million of Bear Stearns' compensation became payable by Commerce upon delivery of the Bear Stearns fairness opinion, and the remainder will be payable only upon consummation of the merger. In addition, Commerce has agreed to reimburse Bear Stearns for certain expenses and to indemnify Bear Stearns against certain liabilities arising out of Bear Stearns' engagement. Bear Stearns has previously been engaged by Commerce and/or its affiliates to provide certain investment banking and other services, for which Bear Stearns received customary fees. Bear Stearns has not previously been engaged by MAPFRE and/or its affiliates to provide any investment banking services or other services; however, Bear Stearns may seek to provide MAPFRE and/or its affiliates with certain investment banking and other services unrelated to the merger in the future.

        Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted certain policies and procedures to establish and maintain the independence of Bear Stearns' research departments and personnel. As a result, Bear Stearns' research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Commerce, MAPFRE, the merger and other participants in the merger that differ from the views of Bear Stearns' investment banking personnel.

        In the ordinary course of business, Bear Stearns and its affiliates may actively trade (for their own accounts and for the accounts of their customers) certain equity and debt securities, bank debt and/or other financial instruments issued by Commerce and/or MAPFRE and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

Plans for Commerce after the Merger

        It is expected that, upon consummation of the merger, the operations of Commerce will be conducted substantially as they currently are being conducted. MAPFRE has advised Commerce that it does not have any current intentions, plans or proposals to cause the surviving corporation to engage in any of the following:

  •
  an extraordinary corporate transaction following consummation of the merger involving Commerce's corporate structure, business or management, such as a merger, reorganization or liquidation;

  •
  the relocation of any material operations or sale or transfer of a material amount of assets; or

  •
  any other material changes in its business.

        Nevertheless, following consummation of the merger, the management and/or board of directors of the surviving corporation may initiate a review of the surviving corporation and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of the surviving corporation and may cause the surviving corporation to engage in the types of transactions set forth above if the management and/or board of directors of the surviving corporation decides that such transactions are in the best interests of the surviving corporation upon review. The surviving corporation expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Effects of the Merger

        If the Commerce shareholders approve the merger agreement and the other conditions to the closing of the merger are either satisfied or waived, Magellan will be merged with and into Commerce, with Commerce as the surviving corporation. After the merger, MAPFRE will indirectly own all of the capital stock of Commerce.

        When the merger is completed, each share of Commerce common stock issued and outstanding immediately prior to the effective time of the merger (other than treasury shares and shares held by MAPFRE) will be converted into the right to receive $36.70 in cash without interest and less any applicable withholding taxes.

        At the effective time of the merger, unless otherwise agreed between MAPFRE and the holder thereof:

  •
  each outstanding option to acquire Commerce common stock (other than options issued to certain insurance agents with whom Commerce does business, which we refer to as ACIC agent options, which are discussed below) will become fully vested and converted into a right to receive a cash payment in an amount equal to (1) the excess, if any, of $36.70 over the exercise price per share of Commerce common stock subject to the option, multiplied by (2) the number of shares of Commerce common stock subject to the option, without interest and net of any applicable withholding taxes; however, if the applicable exercise price per share of the option equals or exceeds $36.70 per share, then such option will be cancelled without payment of additional consideration;

  •
  each outstanding restricted stock unit that is subject to vesting or other lapse restrictions and has not otherwise been forfeited immediately prior to the effective time of the merger, will vest and become free of such restrictions as of the effective time of the merger, and the holder thereof will be entitled to receive $36.70 in cash for each restricted stock unit held by such holder, plus any dividend equivalent payments, without interest and net of any applicable withholding taxes; and

  •
  each ACIC agent option will be converted into the right to receive an amount in cash equal to the excess of $36.70 over the exercise price; however, the ACIC agent option will remain subject to all of the other terms and conditions of the applicable option, including vesting, as provided in the agreement governing each such ACIC agent option.

        At the effective time of the merger, current Commerce shareholders will cease to have ownership interests in Commerce or rights as Commerce shareholders. Therefore, such current shareholders of Commerce will not participate in any future earnings or growth of Commerce and will not benefit from any appreciation in the value of Commerce.

        Commerce common stock is currently registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is quoted on the New York Stock Exchange under the symbol "CGI." As a result of the merger, MAPFRE will indirectly own all of the capital stock of Commerce. After the merger, Commerce common stock will cease to be quoted on the New York Stock Exchange. In addition, registration of Commerce common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable to Commerce. After the effective time of the merger, Commerce will no longer be required to file periodic reports with the SEC.

        At the effective time of the merger, the directors of Magellan will become the directors of the surviving corporation and the officers of Commerce immediately prior to the effective time of the merger will remain the officers of the surviving corporation. The articles of organization of Commerce will be amended to be the same as the articles of organization of Magellan as in effect immediately prior to the effective time of the merger, except that the name shall not be amended. The bylaws of Magellan in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation.

        A benefit of the merger to MAPFRE is that our future earnings and growth will be solely for the benefit of their shareholders and not for the benefit of current Commerce shareholders. The detriments to MAPFRE are the risk that Commerce will decrease in value following the merger and the payment by us of approximately $11.5 million in estimated fees and expenses related to the merger.

Procedures for Receiving the Merger Consideration

        Prior to the effective time of the merger, MAPFRE will appoint a bank or trust company reasonably acceptable to Commerce to act as paying agent for the payment of the applicable merger consideration, without interest and net of any applicable withholding taxes.

        Exchange Required for Payment.    If shares of Commerce common stock are held in certificated form, the paying agent will pay such merger consideration, pursuant to the terms of the merger agreement, upon surrender of the certificates representing such shares. If shares of Commerce common stock are registered with the transfer agent in any book-entry or uncertificated form, collectively referred to in this proxy statement as street name stock, the paying agent will pay such merger consideration upon delivery of book-entry account statements reflecting the ownership of such street name stock.

        Promptly after the effective time of the merger, the paying agent will mail or deliver a letter of transmittal containing instructions for each of the following to effect the necessary exchanges for the merger consideration:

  •
  each record holder of Commerce common stock whose shares were held in certificated form, and

  •
  each record holder of street name stock

        (in either case, other than to MAPFRE, Commerce and either of their subsidiaries, if they hold any shares of Commerce common stock). The record holder will be entitled to receive such merger consideration for the number of shares registered in the record holder's name only upon surrender to the paying agent of the holder's share certificate(s), or, for street name stock, book-entry account statements reflecting the ownership of such shares, together with the letter of transmittal and other required documentation, duly executed and completed in accordance with the instructions. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        Automatic Payment.    The paying agent will pay the applicable amount of merger consideration automatically with respect to any options (other than an ACIC agent option) or restricted stock units for which amounts are payable. Payment will be made by delivering payment to the beneficial owner at the address reflected in Commerce's records.

Lost, Stolen, or Destroyed Certificates

        If any certificate representing shares of Commerce common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate if:

  •
  the shareholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

  •
  if requested by either MAPFRE or the paying agent, the shareholder posts an indemnity or bond in a customary amount as security against any claim that may be made with respect to that certificate against the surviving corporation or MAPFRE following the effective time of the merger.

Unclaimed Amounts

        Any portion of the exchange fund that remains undistributed to our shareholders after the first anniversary of the effective time of the merger will be delivered by the paying agent to MAPFRE, and any of our shareholders who have not previously surrendered their stock certificates will only be entitled to look to MAPFRE or the surviving corporation for payment of the merger consideration due in respect of the shares formerly represented by their certificates. After the second anniversary of the effective time of the merger (or immediately prior to such earlier time the merger consideration would escheat to or become property of a government authority), the merger consideration with respect to any remaining stock certificates which have not been surrendered will become property of the surviving corporation to the extent permitted by law. None of the paying agent, Commerce, Magellan or MAPFRE will be liable for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

Effects on Commerce if the Merger is not Completed

        In the event that Commerce shareholders do not approve the merger agreement or if the merger is not completed for any other reason, neither our shareholders nor holders of securities convertible into Commerce common stock, such as options and restricted stock units, will receive any payment for their shares in connection with the merger. Instead, Commerce will remain an independent public company and Commerce common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Commerce shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the private passenger automobile, commercial property, commercial automobile, homeowners and casual insurance primarily in Massachusetts and, to a lesser extent, in 11 other states on which Commerce's business largely depends, and general industry, economic and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Commerce common stock and securities convertible into Commerce common stock, such as options and restricted stock units. From time to time, the Commerce board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of Commerce, among other things, to make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If Commerce's shareholders do not approve the merger agreement or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Commerce as fair to, and in the best interests of, our shareholders will be offered, or that the business, prospects or results of operations, financial condition, or cash flows of Commerce will not be adversely impacted.

        In addition, if the merger agreement is terminated under certain circumstances, Commerce will be obligated to pay a termination fee of $68.0 million to MAPFRE. Under certain circumstances, Commerce may be required to pay $7.5 million to MAPFRE on account of its expenses incurred in connection with the merger agreement and the proposed merger in the event that the merger agreement is terminated, provided that, if Commerce must later pay a termination fee, the amount of the termination fee would be reduced by the previous $7.5 million payment. See "The Merger Agreement—Termination Fee" beginning on page 59.

Financing

        MAPFRE estimates that the total amount of funds necessary to consummate the merger and related transactions in connection with the merger, is approximately $2.2 billion, consisting of (i) approximately $2.207 billion to pay holders of Commerce securities the amounts due to them under the merger agreement, assuming that no shareholder validly exercises and perfects its appraisal rights and (ii) approximately $10 million to pay related fees and expenses in connection with the merger and related transactions. The transaction is expected to be financed through a EUR500 million facility (approximately $735 million U.S.) (which has not been used to date) provided by a syndicated group of lenders led by Sociètè Gènèrale and a EUR1 billion facility (approximately $1.471 billion U.S.) received from a financial institution. Notwithstanding the foregoing, MAPFRE may resort to internal resources to partially finance the transaction and/or refinance all or part of such facilities in the Spanish Capital Market.

Interests of Commerce's Directors and Executive Officers in the Merger

        In considering the recommendations of the board of directors, Commerce's shareholders should be aware that certain of Commerce's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Commerce's shareholders generally. The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters.

Incentive Award Agreements

        Commerce's non-equity incentive award agreements for its directors and executive officers have provisions which in certain instances provide for payments upon or following a change of control. Upon a change of control, each director receives a pro rated portion of each incentive award plus credit for the excess of the market value of Commerce common stock over the per share book value of Commerce at the time of such change of control. Payments under the directors' incentive award agreements are made 30 days after a change of control with respect to such grants. Although executive officers also have received similar non-equity incentive award agreements, there is no acceleration of the awards based upon a change of control; however, if following a change of control, the executive officer is terminated by Commerce without cause or the executive officer resigns for good reason, the executive officer would not forfeit the award. The completion of the merger would constitute a change of control under the incentive award agreements.

        There are three separate sets of incentive awards outstanding: incentive awards granted in 2005 and payable in 2008; incentive awards granted in 2006 and payable in 2009; and incentive awards granted in 2007 and payable in 2010. Each incentive award is payable, if at all, on the first business day of March of the applicable year. The following table reflects the aggregate cash payments to each of Commerce's directors under the incentive award agreements that would be accelerated upon the completion of the proposed merger. For purposes of this table, we have assumed that the merger will occur after the first business day in March 2008 and therefore that the incentive awards granted in 2005 and payable in 2008 will not be accelerated by the merger.

Director	Accelerated incentive award payment following change of control
Randall V. Becker	$120,384
Joseph A. Borski, Jr.	307,009
Eric G. Butler	120,384
Gerald Fels	163,919
David R. Grenon	196,089
Robert W. Harris	120,384
Raymond J. Lauring	116,624
Normand R. Marois	132,446
Suryakant M. Patel	198,045
Arthur J. Remillard, Jr.	120,384
Arthur J. Remillard, III	120,384
Regan P. Remillard	179,869
Gurbachan Singh	135,533
John W. Spillane	126,249

Restricted Stock Units

        Each of Commerce's executive officers has received a grant of restricted stock units that will vest immediately upon a change of control. The completion of the merger will constitute a change of control. The following table reflects the aggregate value of the restricted stock units held by each executive officer for which vesting of such units will be accelerated, valued at $36.70, the per share consideration to be received in the merger.

Name	Value of accelerated restricted stock units
Gerald Fels	$3,615,060
James A. Ermilio	1,690,365
Lawrence R. Pentis	1,450,604
Arthur J. Remillard, III	1,341,752
Randall V. Becker	1,097,991
John W. Hawie	968,697
David H. Cochrane	884,323
Debra A. Mann	719,357
Louise M. McCarthy	684,198
Cathleen M. Moynihan	646,250
Patrick J. McDonald	222,108

Employment Agreements

        Each of Commerce's executive officers has entered into an employment agreement with Commerce that provides severance benefits to such executive officer in the event that, within three years following a change of control, he or she resigns for good reason or Commerce terminates the executive's employment without cause. In such case, the executive officer will be entitled to receive from Commerce a cash payment equal to 300% of the sum of the executive's annual base salary as of the termination date and the value on the date of grant of the executive's 2007 restricted stock unit award. The executive would also receive life and health insurance benefits for a period of 36 months from the date of termination, unless other comparable life and health insurance benefits are made available by a subsequent employer. The completion of the merger would constitute a change of control under the employment agreements.

        The following table reflects the aggregate payments to each of Commerce's executive officers under the employment agreements were each such executive officer terminated within three years following the merger.

Name	Base Salary(1)	Value of restricted stock award at grant	Gross-up for excise and certain other taxes(2)	Aggregate potential severance payment
Gerald Fels	$1,013,468	$2,990,562	$4,118,082	$16,130,172
James A. Ermilio	476,868	1,398,336	2,019,013	7,644,625
Lawrence R. Pentis	410,026	1,200,000	2,154,384	6,984,462
Arthur J. Remillard, III	379,234	1,109,952	1,505,722	5,973,280
Randall V. Becker	370,896	908,318	1,398,927	5,236,569
John W. Hawie	287,154	801,360	1,258,265	4,523,807
David H. Cochrane	287,646	749,218	—	3,110,592
Debra A. Mann	284,316	595,080	1,170,204	3,808,392
Louise M. McCarthy	257,839	565,988	1,078,811	3,550,292
Cathleen M. Moynihan	255,420	534,600	1,075,498	3,445,558
Patrick J. McDonald	178,479	195,515	438,308	1,560,290

(1)
This amount is based on the 2007 salary; the actual amount will be the base salary as of the date of termination.

(2)
Each executive officer is also entitled to additional gross-up payments due under the employment agreements for potential additional excise and other taxes that would be due under the Internal Revenue Code Sections 409A and 4999; above calculation assumes no additional taxes would be due under Section 409A.

Termination of ESOP; 2008 Lump Sum Payment

        Commerce offers a profit sharing plan that includes both a tax-qualified 401(k) feature and an employee stock ownership plan, which we refer to in this proxy statement as the ESOP. Substantially all Commerce employees are eligible to participate in the ESOP, which is noncontributory on the part of participants. ESOP contributions are made at the discretion of the Commerce board of directors. Contribution expense for the ESOP for the years ended December 31, 2006, 2005 and 2004 were $10.8 million, $10.4 million and $9.6 million, respectively. In 2007, 2006 and 2005, the previous year's contributions were funded entirely with shares of Commerce common stock. ESOP contributions in years prior to 2005 were made in cash. With the merger, the ESOP will terminate and all its assets will be available to any participant as cash or as a rollover to Commerce's tax qualified 401(k) or a participant's individual retirement account or IRA. Commerce will not make a contribution to the ESOP for 2007 and does not expect to make any additional contribution to the ESOP prior to the merger.

        The Commerce board of directors has approved, with MAPFRE's consent, a lump sum payment to every Commerce employee who received wages in 2007 and who continues to be employed by Commerce through the date on which the payment is distributed. The amount of the payment will be equal to 10% of the employee 2007 W-2 compensation, increased by any pre-tax contributions made to the tax qualified benefit plans, subject to an aggregate cap of $25,000 per employee. This payment will be made within thirty days after the completion of the merger. Commerce estimates that the aggregate amount of the 2008 lump sum payment will be $11.8 million.

        The following table reflects the estimated 2008 lump sum payment to be made to each of Commerce's executive officers.

Name	Estimated Amount of Lump Sum Payment
Gerald Fels	$25,000
James A. Ermilio	25,000
Lawrence R. Pentis	25,000
Arthur J. Remillard, III	25,000
Randall V. Becker	25,000
John W. Hawie	25,000
David H. Cochrane	25,000
Debra A. Mann	25,000
Louise M. McCarthy	25,000
Cathleen M. Moynihan	25,000
Patrick J. McDonald	25,000

Additional Cash Payments

        Commerce historically has paid a cash bonus payment equal to one week of annual base compensation to all eligible employees in April and October. The Commerce board of directors has approved, with MAPFRE's consent, the payment of such cash bonuses in April and October of 2008. In addition, Commerce has approved, with MAPFRE's consent, the payment six months and twelve months after the effective date of the merger to all eligible employees of an additional bonus equal to one week of annual base compensation. In each case, Commerce will pay the cash bonus only to Commerce employees who received W-2 compensation in 2007 and are employed through the date on which the bonus payment is distributed.

Indemnification and Insurance

        Pursuant to the terms of the merger agreement, MAPFRE has agreed:

  •
  The surviving corporation will ensure that all existing rights to indemnification and related rights to advancement of expenses on the part of each current and former Commerce director or officer, will survive the merger and continue in full force, and to the fullest extent permitted by law, by Commerce's articles of organization or bylaws or by any other written agreement, for 180 days after the expiration of the longest applicable statute of limitations. All valid claims for indemnification made during this period will continue until the final disposition of such claims.

  •
  The surviving corporation will maintain the existing insurance coverage provided under Commerce's directors' and officers' liability policy for not less than six years. MAPFRE may substitute such insurance coverage for a policy issued by a reputable and financially sound carrier that provides the same or similar coverage on the same or similar terms and conditions, and only if such substitution does not result in any gaps or lapses in coverage. Moreover, the surviving corporation is not required to pay an annual premium for such coverage in excess of 250% of the last annual premium paid by Commerce, but in such circumstances, must maintain as much comparable insurance as possible for such maximum amount. MAPFRE may satisfy these obligations by purchasing a "tail" insurance policy that provides the coverage described above.

  •
  Both MAPFRE and the surviving corporation, as well as their respective successors and assigns, will ensure that the obligations set forth above, to maintain directors' and officers' liability insurance, will be assumed by any surviving entity should MAPFRE, the surviving corporation, or any of their respective successors or assigns consolidate or merge into another corporation or transfer all or substantially all of their properties and assets to any individual, corporation or other entity.

        The provisions above are for the intended benefit of, and shall be enforceable by, each of the indemnified parties.

        These obligations will be binding upon any successor to or assignee of substantially all of the properties and assets of the surviving corporation. See "The Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 56.

Material U.S. Federal Income Tax Consequences

        The following is a summary of the general U.S. federal income tax consequences of the merger relevant to beneficial holders of Commerce common stock whose shares are converted into the right to receive cash in the merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to specific beneficial holders of Commerce common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion does not address the state or local income tax consequences of the transaction in any respect. The discussion applies only to beneficial holders of Commerce common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Code and may not apply to beneficial holders who acquired their shares prior to the effective time of the merger pursuant to the exercise of employee stock options, distributions under any compensation arrangements with Commerce or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations, partnerships and taxpayers subject to the alternative minimum tax). This discussion also does not address all of the federal income tax consequences of the merger to anyone who receives merger consideration as the result of the vesting and/or the deemed exercise of stock options, or as the result of the vesting of restricted stock units. In addition, this discussion does not address the federal income tax consequences to a beneficial holder of Commerce common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws. If the circumstances that are not addressed apply to you, you should consult your own tax advisor.

        The receipt of cash for Commerce common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger agreement. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder's holding period for such shares is more than one year at the time of consummation of the merger. The maximum federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. The maximum federal income tax rate on net long-term capital gain realized by a corporation is 35%. Capital losses are subject to limitations on deductibility for both corporations and individuals.

        In general, holders who exercise appraisal rights, if applicable, will also recognize gain or loss. Any holder considering exercising statutory appraisal rights should consult his, her or its own tax advisor.

        Backup withholding at a 28% rate may apply to cash payments a beneficial holder of Commerce common stock receives pursuant to the merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder who is treated as a U.S. person for U.S. federal income tax purposes should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

        The United States federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each beneficial holder of shares and anyone else who may receive merger consideration is urged to consult his, her, or its own tax advisor as to the particular tax consequences to him, her, or it of the merger, including the application and effect of state, local, foreign and other tax laws.

Regulatory Approvals

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, which we refer to in this proxy statement as the HSR Act, provide that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On December 3, 2007, Commerce, MAPFRE and Magellan made the required filings with the Antitrust Division of the DOJ and the FTC, and the applicable waiting period was terminated on December 11, 2007. In addition, the Massachusetts Attorney General issued a Civil Investigative Demand on December 3, 2007 pursuant to Chapter 93, Section 8 and Chapter 93A, Sections 4 and 6 of the Massachusetts General Laws, which authorizes the Attorney General to investigate whether the proposed merger may violate the Massachusetts Antitrust Act or the Massachusetts Consumer Protection Act.

        At any time before or after consummation of the merger, the Antitrust Division of the DOJ or the FTC may, however, challenge the merger on antitrust grounds. Private parties could take antitrust action under the antitrust laws, including seeking an injunction prohibiting or delaying the merger, divestiture or damages under certain circumstances. Additionally, at any time before or after consummation of the merger, notwithstanding the termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Commerce, MAPFRE and Magellan will prevail.

        The insurance laws and regulations of the states where our underwriting companies conduct their business, including Massachusetts, California, New York and Ohio, require prior approval of the acquisition of control of those underwriting companies whether control is acquired directly by acquiring the shares of the underwriting companies or indirectly by acquiring shares of companies that, in turn, control the underwriting companies. The necessary applications for change in control have been or will be filed with those states. There can be no assurance that the state insurance regulators will approve MAPFRE's acquisition of control of our underwriting companies.

        Under the merger agreement, Commerce, MAPFRE and Magellan have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger. In addition, Commerce, MAPFRE and Magellan have agreed to use their reasonable best efforts to resolve any objections or suits asserted by the FTC, the Antitrust Division of the DOJ or any other applicable governmental agency.

        Except as noted above and the filing of the articles of merger in Massachusetts at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Financial Projections

        Commerce does not, as a matter of course, publicly disclose projections of future revenues or earnings. However, senior management did provide financial projections to the board of directors, Commerce's financial advisor, Bear Stearns, and MAPFRE. We have included a subset of the projections provided to Bear Stearns and MAPFRE, with related assumptions, below to give our shareholders access to certain non-public information deemed material by our board of directors for purposes of considering and evaluating the merger. As described in more detail below, the financial projections provided to the Commerce board were substantially similar to that summarized below, except that the projections provided to the board assumed that capital would be used to fund dividends and common stock repurchases. The projections were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

        The projections included in this proxy statement have been prepared by, and are the responsibility of, Commerce's management. PricewaterhouseCoopers LLP, independent registered public accounting firm, has neither examined nor compiled the projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The report of PricewaterhouseCoopers LLP, independent registered public accounting firm, on Commerce's consolidated financial statements that is incorporated in this proxy statement by reference to Commerce's Annual Report on Form 10-K for the year ended December 31, 2006, relates to Commerce's historical financial information. It does not extend to the projections and should not be read to do so.

        In compiling the projections, Commerce's management took into account historical performance, combined with estimates regarding revenues, operating income, EBIT, capital spending and anticipated changes in the prevailing regulatory environment for insurance in Massachusetts. The projections were developed in a manner consistent with management's historical development of budgets and were not developed for public disclosure. Although the projections are presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by Commerce's management that Commerce's management believed were reasonable at the time the projections were prepared. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of Commerce's management, may cause the projections or the underlying assumptions to be inaccurate. Such factors include those that are more particularly described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections. The inclusion of this information should not be regarded as an indication that the Commerce board of directors, Bear Stearns or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

        Commerce does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Management Projections Provided to Bear Stearns and MAPFRE

        Commerce's senior management provided the financial projections summarized below to Bear Stearns in connection with Bear Stearns' financial and valuation analyses. See "—Opinion of Commerce's Financial Advisor" beginning on page 27. The projections reflected management's assessment, at that time, of Commerce's prospects given the expected changes in the Massachusetts auto insurance regulatory environment. Commerce also provided those projections to MAPFRE in connection with their negotiations.

	($ in thousands, except per share data)
	Management Projections
	2008	2009	2010	2011	2012
Direct Written Premium	$1,943,247	$2,030,450	$2,165,355	$2,299,795	$2,437,244
Net Written Premium	$1,858,568	$1,965,736	$2,096,005	$2,225,885	$2,357,026
Net Earned Premium	$1,849,681	$1,916,200	$2,075,057	$2,204,236	$2,334,772
Underwriting Profit	$63,889	$72,738	$76,712	$81,463	$80,891
Net Investment Income	$140,658	$147,198	$156,729	$165,754	$178,092
Net Income Before Taxes and Minority Interest	$237,583	$254,454	$270,252	$286,313	$300,416
Net Income	$173,617	$184,496	$194,724	$205,117	$214,289
Earnings Per Share	$2.89	$3.07	$3.24	$3.42	$3.57

        The material assumptions made by Commerce in developing these projections are as follows:

	Key Management Projections' Assumptions
	2008	2009	2010	2011	2012
Direct Written Premium Annual Growth	3.39%	4.49%	6.64%	6.21%	5.98%
Loss and Loss Adjustment Expense Ratio	67.2%	66.9%	67.1%	67.2%	67.4%
Expense Ratio	29.3%	29.2%	29.3%	29.1%	29.2%

Combined Ratio	96.5%	96.1%	96.4%	96.3%	96.6%

Modified Management Projections Requested by the Commerce Board of Directors

        The Commerce board of directors requested, during the course of its consideration of the merger, a presentation from Commerce's senior management regarding its financial projections for the 2008-2012 period, assuming no sale of Commerce occurs. See "—Background of the Merger" beginning on page 17. We sometimes refer in this proxy statement to the projections provided to the Commerce board of directors as the "Board Projections." The Board Projections were discussed in detail at the October 3, 2007 meeting of the Commerce board of directors.

        The Board Projections were substantially similar to and based upon the same material operating assumptions, including management's assessment, at that time, of Commerce's prospects given the expected changes in the Massachusetts auto insurance regulatory environment, as those projections summarized above that were provided to Bear Stearns and MAPFRE. The principal difference is that the Board Projections were intended to illustrate how Commerce might manage its capitalization to permit it to continue to engage in substantial stock repurchases, partially funded through an increase in Commerce's debt, and to increase each year its annual dividends per share of Commerce common stock. The Board Projections assumed that Commerce would have $500 million of long-term debt in 2008 and 2009, as compared to $300 million on September 30, 2007, and that the amount of debt would decrease to $450 million, $400 million and $350 million in 2010, 2011 and 2012, respectively. The Board Projections also assumed that Commerce would repurchase $150 million of Commerce common stock in each of 2008 and 2009, as compared to $223.3 million for the nine months ended September 30, 2007, and that stock repurchases would decline to $50 million in each of 2010, 2011 and 2012. Earnings per share under the Board Projections are $2.90 (2008), $3.22 (2009), $3.52 (2010), $3.79 (2011) and $4.03 (2012). Annual dividends per share of common stock under the Board Projections are $1.40 (2008), $1.60 (2009), $1.72 (2010), $1.84 (2011) and $1.96 (2012).

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement, which is qualified in its entirety by the merger agreement. A copy of the merger agreement is attached to this proxy statement as Appendix A and is incorporated herein by reference. This summary may not contain all of the information that is important to you. Shareholders are urged to read the merger agreement in its entirety.

        The merger agreement contains customary representations, warranties and covenants. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement. No person should rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts or the condition of Commerce or MAPFRE or any of their respective affiliates, because, among other reasons, they may be modified by information provided in the disclosure schedule referenced in the merger agreement, they may be subject to a contractual standard of materiality different from that generally applicable to our filings with the SEC, or they may have been used for the purpose of allocating risk among the parties to the merger agreement rather than establishing matters as facts.

Structure of the Merger

        Upon completion of the merger, Magellan will merge with and into Commerce and the separate corporate existence of Magellan will cease. Immediately after the effective time of the merger, Commerce will be the surviving corporation and an indirect wholly-owned indirect subsidiary of MAPFRE.

Effective Time of the Merger

        The merger will become effective upon the filing of the articles of merger with the Secretary of State of the Commonwealth of Massachusetts, which time is referred to as the effective time.

The Surviving Corporation

        Upon completion of the merger:

  •
  the articles of organization, bylaws and directors of Magellan will replace the existing articles of organization, bylaws and directors of Commerce; and

  •
  unless otherwise determined by MAPFRE, the officers of Commerce immediately prior to the effective time will continue as the officers of the surviving corporation.

Merger Consideration

        At the effective time of the merger, each issued and outstanding share of Commerce common stock (except for those shares owned by MAPFRE, Magellan and any of their respective affiliates or those held in treasury by Commerce) will be cancelled and automatically converted into the right to receive $36.70, without interest and less applicable withholding taxes, which we refer to as the merger consideration. In addition, the holder of each share will be entitled to receive any declared but unpaid dividends as well.

        After the effective time of the merger, each holder of a certificate representing shares in Commerce (other than dissenting shares if applicable) will cease to have any further rights as a shareholder and such certificates will represent solely the right to receive the merger consideration. In addition, the shares held by MAPFRE, Magellan and Commerce will be cancelled and retired without any cash consideration.

        At the effective time of the merger, each previously issued and outstanding share of Magellan will be converted into and become one fully paid and non-assessable share of common stock of the surviving corporation.

Treatment of Options and Restricted Stock Units

        At the effective time, each issued and outstanding option (other than options issued to certain insurance agents with whom Commerce does business, which we refer to as ACIC agent options, which are discussed below) will automatically be terminated and converted into the right to receive an amount in cash equal to the difference between $36.70 and the exercise price of the option, warrant or other similar right, subject to applicable tax withholdings.

        In addition, at the effective time, each issued and outstanding restricted stock unit granted under any Commerce plan will be automatically terminated and converted into the right to receive $36.70, together with any dividend equivalent payment (as defined in the agreements governing the restricted stock units) to which the holder is entitled, subject to applicable tax withholdings.

        After the effective time, each ACIC agent option issued will be converted into the right to receive upon exercise (subject to satisfaction of all vesting and other conditions to exercise, which will remain in full force and effect) an amount in cash equal to the excess of $36.70 over the exercise price. Following the effective time, the surviving corporation will pay any amount due under each ACIC agent option to the appropriate party according to the terms of the agreement governing such ACIC agent option at the time and subject to the terms and conditions provided for in each such agreement, which remain in full force and effect following the merger. If, however, the applicable exercise price per share of the ACIC agent option equals or exceeds $36.70 per share, then such ACIC agent option will be cancelled without payment of additional consideration.

Payment of Shares; Exchange of Certificates

        Before the effective time, MAPFRE will appoint a bank or trust company to serve as paying agent to facilitate the receipt of stock certificates in exchange for common stock consideration. The paying agent will pay the merger consideration, pursuant to the terms of the merger agreement, upon the surrender of stock certificates representing common stock. The paying agent will also pay directly any amount due with respect to options (other than ACIC agent options) and restricted stock units, including any dividend equivalent payments.

        MAPFRE is obligated to deposit with the paying agent sufficient funds to pay the aggregate amount payable for the shares of Commerce, the options, warrants and similar rights, as well as the restricted stock units. The paying agent must invest all funds deposited for this purpose at the direction of MAPFRE and any income on such investments is payable to MAPFRE. MAPFRE is obligated to ensure that any losses associated with these investments are replaced such that the paying agent at all times holds funds sufficient to make any required payment under the merger agreement.

        Promptly after the effective time of the merger, the surviving corporation will cause the paying agent to mail or deliver to each record holder of Commerce common stock a letter of transmittal describing the method for exchanging their certificates for merger consideration. Each record holder will be entitled to receive merger consideration for each share owned by him, her or it, without interest and less any applicable tax withholdings, only upon surrender to the paying agent of the holder's stock certificate(s). If a transfer of ownership of Commerce common stock has occurred but has not been registered in Commerce's transfer records, such transferee may receive the merger consideration if the stock certificate of those transferred shares, along with all documents and endorsements required to evidence and effect the transfer to transferee, are presented to the paying agent. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        If any share certificate is lost, stolen or destroyed, the paying agent will pay the merger consideration for the number of shares represented by such lost or destroyed certificate(s) upon delivery by the person seeking payment of an affidavit claiming such share certificate(s) to be lost, stolen or destroyed. The paying agent in its discretion may require the delivery of an indemnity or bond in a customary amount against any claim with respect to such certificates.

        One year after the effective time, the paying agent will return to MAPFRE all remaining cash and any documents relating to the merger, and the paying agent's duties will terminate. Thereafter, each Commerce stock certificate holder must surrender such certificate to the surviving corporation (rather than to the paying agent) to receive the common stock consideration. None of MAPFRE, Magellan, Commerce, the surviving corporation or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        After the effective time of the merger, there will be no further registration of transfers on the stock transfer books. Any share certificates presented to the surviving corporation for transfer will be canceled and exchanged for common stock consideration.

Dissenting Shares and Appraisal Rights

        As noted elsewhere in this proxy statement, we do not believe that holders of Commerce common stock are entitled to appraisal rights in connection with the merger because shareholders will receive only cash for their shares and no director, officer, or controlling shareholder has a direct or indirect material financial interest in the merger other than in his, her or its capacity as a shareholder of Commerce or as a director, officer, employee or consultant of Commerce pursuant to a bona fide arrangement with Commerce. The relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation, however, and a court conceivably might disagree with our interpretation and decide that Commerce shareholders may assert appraisal rights in connection with the merger. Although we and MAPFRE reserve the right to challenge any purported exercise of appraisal rights in respect of the merger, the merger agreement contains certain provisions pertaining to the treatment of shares of Commerce common stock held by a holder who is entitled to appraisal rights. If you want to consider asserting appraisal rights, you should obtain legal advice. See "Appraisal Rights" beginning on page 67 for further information.

Representations and Warranties

        The merger agreement contains various representations and warranties made by Commerce to MAPFRE and Magellan and by MAPFRE and Magellan to Commerce. These representations and warranties were made solely for the purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties while negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or they were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

Reciprocal Representations and Warranties

        The merger agreement contains reciprocal representations and warranties of both Commerce and MAPFRE and their respective subsidiaries, including those relating to:

  •
  due organization, valid existence and good standing;

  •
  corporate power and authority;

  •
  validity and enforceability of merger agreement;

  •
  board approval of the merger;

  •
  violations or breaches of certain organizational documents, agreements or applicable laws and governmental orders;

  •
  regulatory filings required in connection with the proposed merger;

  •
  compliance with applicable law;

  •
  litigation or other potential legal proceedings that would constitute a material adverse effect on the party;

  •
  fees owed to any brokers or finders except those fees disclosed payable to Bear Stearns (for Commerce) and Citi (for MAPFRE).

Representations and Warranties of Commerce

        The merger agreement contains additional representations by Commerce, including those relating to:

  •
  authorized, reserved, issued and outstanding capital stock and derivative securities;

  •
  its subsidiaries;

  •
  SEC reports and financial statements;

  •
  undisclosed liabilities that may have a company material adverse effect;

  •
  certain changes and events that may have a company material adverse effect;

  •
  taxes;

  •
  employee benefit plans and ERISA matters;

  •
  labor controversies;

  •
  real estate;

  •
  environmental matters;

  •
  intellectual property;

  •
  contracts;

  •
  insurance matters;

  •
  transactions with affiliates; and

  •
  the fairness opinion of Commerce's financial advisor.

        Company Material Adverse Effect.    Some of the representations and warranties referred to above are qualified by a "company material adverse effect" standard. As applied to Commerce, a company material adverse effect means a material adverse effect on the business, assets, financial condition or results of operations of Commerce and its subsidiaries that taken as a whole. The definition of company material adverse effect in the merger agreement specifically provides that none of the following will constitute or be taken into account in determining whether there has been or is a company material adverse effect:

  •
  changes in the economy of, or financial or securities markets generally in, the United States or any other country or countries, except to the extent such changes have a disproportionate impact on Commerce and its subsidiaries, taken as a whole, relative to other industry participants;

  •
  the consequences of natural catastrophes or acts of war or terrorism, except to the extent such changes have an impact on Commerce and its subsidiaries, taken as a whole, that is disproportionate to Commerce's share in any relevant market;

  •
  any material adverse effects resulting from the announcement or the pendency of the transactions contemplated by the merger agreement, including any loss or threatened loss of business from any agents, brokers or customers of Commerce or any of its subsidiaries;

  •
  changes in any law, GAAP or statutory accounting principles or any interpretation thereof after the date of the merger agreement, including accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board;

  •
  any failure by Commerce to meet any estimates of revenues or earnings for any period ending on or after the date of the merger agreement; provided, however, that any event or circumstance underlying such failure may still independently constitute a material adverse effect;

  •
  a decline in the price or trading volume of Commerce common stock on the New York Stock Exchange; provided, however, that any event or circumstance underlying such decline may still independently constitute a material adverse effect;

  •
  any occurrence or condition affecting the property and casualty insurance or reinsurance industry generally (including without limitation any change or proposed change in applicable state laws regulating the business of insurance), except to the extent such occurrences or conditions have an impact on Commerce and its subsidiaries, taken as a whole, that is disproportionate to Commerce's share in any relevant market;

  •
  any increase in competition, whether from new entrants or existing competitors in any market in which Commerce or its subsidiaries operate; and/or

  •
  any actual or proposed change in the prevailing legislative or regulatory environment for insurance in Massachusetts, including, without limitation, any change in, development or interpretation of, or promulgation of rules or regulations under, any law, including any change pursuant to any administrative order, interpretation, bulletin or other formal or informal regulatory guidance.

Representations and Warranties of MAPFRE

        The merger agreement also contains additional representations and warranties by MAPFRE, including the representation that MAPFRE will have sufficient funds to consummate the merger and pay the aggregate merger consideration. MAPFRE also made representations concerning its receipt of a commitment from its lender with respect to the financing of the merger.

        Material Adverse Effect on MAPFRE.    As it applies to MAPFRE, "material adverse effect" refers to any event or circumstance that would reasonably be expected to materially delay or materially impair the ability of MAPFRE or Magellan to perform its respective obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement.

Covenants Relating to Conduct of Business Pending the Merger

        Both parties have agreed to use their reasonable best efforts to effect the merger and other transactions contemplated by the merger agreement. This includes (i) promptly filing the appropriate documents with the appropriate regulatory authorities, (ii) responding promptly to inquiries from government authorities regarding the merger agreement, not extending any waiting period under any applicable antitrust or competition law and not entering into any agreement to delay consummation of the merger, (iii) notifying each other of any communications with government authorities, not participating in substantive meetings or discussions with such authorities in the absence of the other party, and providing to the other party copies of all correspondence with such authorities, (iv) defending against judicial action if appropriate, and (v) obtaining all necessary consents, approvals and waivers.

        An important exception to the obligation to use reasonable best efforts to complete the merger relates to the types of regulatory conditions that MAPFRE does not have to accept in order to proceed with the merger. Neither MAPFRE nor any of its subsidiaries shall be required in connection with any required regulatory approvals, to:

  •
  take any action that would be reasonably expected to adversely affect MAPFRE or its affiliates (other than Commerce) following the consummation of the merger in any material respect, or

  •
  if it would reasonably be expected to have a company material adverse effect, (A) sell, divest, hold separate, or otherwise dispose of any of their or of Commerce's or any of Commerce's subsidiaries' respective businesses, product lines or assets or (B) conduct their or Commerce's or any of Commerce's subsidiaries' respective businesses in a specified manner.

        In addition, neither Commerce nor MAPFRE is required to waive any condition to the merger contained in the merger agreement in connection with any required regulatory approvals.

Covenants of Commerce

        From the date of the merger agreement to the effective time of the merger, unless MAPFRE consents in writing, Commerce is required to use its reasonable best efforts to preserve intact its present business organization, goodwill and relationships with third parties and to keep available the services of its present officers and employees and to preserve their relationships with customers, suppliers, and others having business dealings with Commerce and its subsidiaries.

        Subject to certain limited exceptions, neither Commerce nor any of its subsidiaries are permitted to do any of the following:

  •
  sell or otherwise encumber any assets, except in the ordinary course of business consistent with past practice; or adopt a plan of complete or partial liquidation, or any other reorganization;

  •
  amend or propose to amend its articles of organization or bylaws;

  •
  split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or distribution, except for dividends paid by a subsidiary to Commerce, or the payment of regular quarterly dividends (not to exceed $0.30 per share, per quarter);

  •
  redeem, purchase, acquire or offer to acquire any shares of its capital stock;

  •
  issue or sell any additional shares of its capital stock of any class or other assets; provided, however; that Commerce may issue shares of Commerce common stock: (i) upon the exercise of options that are outstanding on the date of the merger agreement or are permitted under the merger agreement; or (ii) pursuant to commitments or Commerce plans entered into or in effect before the date of the merger agreement;

  •
  acquire any material assets (including securities) or merge or consolidate or engage in any similar transaction;

  •
  incur or guarantee any indebtedness, except for working capital borrowings and other borrowings in the ordinary course of business;

  •
  make any loans, advances or capital contributions to any other person, other than to Commerce or a wholly-owned Commerce subsidiary;

  •
  make or rescind any tax election or settle or compromise any tax liability;

  •
  amend any tax return, change an annual tax accounting period, adopt or change any tax accounting method (except as required by law), or execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any taxes;

  •
  make or agree to make any capital expenditures in excess of $1.0 million in any particular case and $5.0 million in the aggregate;

  •
  pay, discharge, settle or satisfy any claims, liabilities or obligations, other than payment in the ordinary course of business or in accordance with their terms of claims, liabilities or obligations recognized or disclosed in the most recent published financial statements of Commerce for the period ended June 30, 2007 or subsequently incurred in the ordinary course of business;

  •
  terminate, release or otherwise modify the terms and benefits of any material contract, right or agreement, or otherwise fail in any material respect to enforce any such contract or agreement, or enter into any material contract, except in the ordinary course of business;

  •
  (i) make any change in, or accelerate payment of, executive, director, officer or employee compensation other than in the ordinary course of business, (ii) adopt any amendment to any Commerce benefit plan, (iii) enter into, amend or modify any employment, consulting, severance, termination or similar agreement with any director, officer or employee, (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any Commerce benefit plan or compensation agreement or arrangement; or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the timing or manner in which contributions to any pension plan are made or the basis on which such contributions are determined, or (v) take any action that could give rise to severance benefits payable to any officer, director, or employee of Commerce or any subsidiary;

  •
  make any material change to its methods of accounting in effect on the date of the merger agreement, except as required by changes in GAAP;

  •
  enter into any transaction with any affiliate except for those arrangements already in effect;

  •
  accelerate the collection of receivables or defer the payment of payables, or modify the payment terms of any receivables or payables, other than in the ordinary course of business;

  •
  amend or modify the existing agreement with Commerce's financial advisor or otherwise engage any additional advisors or consultants in connection with the merger; or

  •
  take or authorize any action that would result in (i) a breach of any representation or warranty; (ii) any of the conditions to the merger not being satisfied; or (iii) any other material delay.

Access to Information

        From the date of the merger agreement to the effective time of the merger, or the earlier termination of the merger agreement, Commerce must provide to MAPFRE and its officers, directors, employees, consultants, agents, counsel, financial advisors, lenders and other representatives full access during normal business hours with reasonable notice, to all of Commerce's properties, books, contracts, commitments and records.

        In addition, Commerce must furnish any similar information that MAPFRE may reasonably request; provided, however, Commerce is not required to permit inspection or disclose any information that, in Commerce's good faith opinion, is (i) a breach of confidentiality imposed by contract or law, (ii) a violation of U.S. antitrust laws, or (iii) privileged. Furthermore, each of the parties must keep any confidential information exchanged in strict confidence.

Solicitation of Alternate Transactions

        From the date of the merger agreement, neither Commerce nor any of its officers, directors, employees, financial advisors or other representatives shall directly or indirectly:

  •
  initiate, participate, solicit or encourage (including by way of providing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any acquisition proposal (which is defined below) or engage in any discussions or negotiations with respect to an acquisition proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; or

  •
  approve or recommend, or propose to approve or recommend, an acquisition proposal or enter into any agreement or agreement in principle, providing for or relating to an acquisition proposal or requiring Commerce to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement.

        Notwithstanding the preceding restrictions, at any time after the date of the merger agreement and prior to shareholder approval of the merger, Commerce may respond to any unsolicited written proposal for the acquisition of all or substantially all of Commerce that the Commerce board of directors determines in good faith constitutes or reasonably could be expected to lead to a superior proposal (which is described in detail below), and may:

  •
  furnish information with respect to Commerce to the third party making the proposal, subject to a customary confidentiality agreement;

  •
  participate in negotiations with such third party, provided that Commerce must supplement the information previously provided to MAPFRE with any new and additional material non-public information subsequently disclosed to such third party.

        In addition, Commerce must immediately advise MAPFRE orally and in writing of any requests for information or of any acquisition proposals as well as the material terms and conditions contained therein, although Commerce is not required to identify a competing bidder until such time as it provides MAPFRE notice (at least four business day in advance) of its intention to terminate the merger agreement to enter into a superior proposal (which is defined below).

        Prior to approval by the shareholders, the Commerce board of directors may terminate the merger agreement if they are presented with a superior proposal and determine, in good faith and after consultation with outside counsel, that failure to pursue such a proposal would be inconsistent with their fiduciary obligations. The right to terminate the merger agreement in such circumstances is subject to the following conditions:

  •
  Terminating the merger agreement triggers Commerce's obligation to pay the termination fee of $68.0 million (as described in more detail below).

  •
  The board may not terminate the merger agreement unless MAPFRE has received written notice at least four business days in advance of Commerce's intention to terminate the merger agreement.

  •
  Such written notice shall specify the material terms and conditions of the superior proposal and shall be accompanied by a draft of the definitive agreement which must be updated with any later material revisions. Any material revisions (or revisions that in the aggregate are material) similarly must be furnished to MAPFRE within one business day of such revisions, triggering a new four-day notice period. Moreover, Commerce is obligated to negotiate in good faith regarding any further proposals by MAPFRE following notice of a superior proposal or in response to any proposed revisions.

        Nothing contained in the merger agreement prohibits the Commerce board of directors from (i) taking and disclosing to Commerce's shareholders a position with respect to a tender offer or (ii) making any other disclosure to Commerce's shareholders if, in the case of any disclosure described in this clause (ii), the Commerce board of directors determines in good faith, after consultation with outside counsel, that such disclosure is required under applicable law.

        Definitions—For the purposes of the merger agreement:

  •
  an "acquisition proposal" means any inquiry, proposal, offer or expression of interest by any third party; (i) for a merger or other business combination involving Commerce; (ii) for the issuance of 20% or more of the equity securities in Commerce in exchange for assets or securities of another; or (iii) to acquire in any manner, directly or indirectly, 20% or more of the equity securities of Commerce or assets that represent 20% or more of the assets of Commerce; and

  •
  a "superior proposal" means any acquisition proposal, as defined above, (but with references to "20% or more" replaced in the definition by "all or substantially all"), that the Commerce board of directors determines, in good faith and after consultation with Commerce's financial advisors, to be superior, from a financial point of view, to the proposed merger with MAPFRE.

Directors' and Officers' Indemnification and Insurance

        MAPFRE has agreed that all rights to indemnification and related rights to advancement of expenses on the part of each person who at the effective time is a current or former director or officer of Commerce, including all such rights existing pursuant to Massachusetts corporate law, Commerce's articles of organization or bylaws or any written agreement between any such person and Commerce in effect on the date of the merger agreement, shall survive the merger and shall continue in full force and effect until 180 days after the expiration of the longest applicable statute of limitation; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. MAPFRE also agrees that it shall cause the surviving corporation to comply with its obligations with respect to such rights to indemnification and advancement of expenses.

        The surviving corporation must maintain, for at least six years following the merger, the insurance coverage provided under the policies of directors' and officers' liability insurance maintained by Commerce as of the date of the merger agreement; provided, however, that the surviving corporation:

  •
  may substitute existing insurance policies for those issued by reputable and financially sound carriers on terms that provide the same or similar coverage, so long as such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the effective time of the merger agreement; and

  •
  is not required to pay an annual premium for such coverage in excess of 250% of the last annual premium paid by Commerce. If the surviving corporation is unable to obtain comparable directors' and officers' insurance for this maximum premium amount, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. MAPFRE may satisfy these obligation by the purchasing a "tail" insurance policy that provides the coverage described above.

        Both MAPFRE and Commerce, as well as any of their respective successors or assigns are required to ensure that the obligation to provide and maintain directors' and officers' insurance, in accordance with the obligations described above, is assumed by any subsequent entity and will survive any later merger or consolidation. The directors' and officers' indemnification and insurance provisions are intended to be for the benefit of, and enforceable by, each of the applicable officers and directors.

Employee Benefits

        MAPFRE has agreed to honor and to cause the surviving corporation to honor, each existing Commerce employee benefit plan and the related funding arrangements in accordance with their terms. This includes, without limitation, rights to vacation, personal and sick days accrued by employees under any plans, policies, programs and arrangements of Commerce.

        MAPFRE is not prohibited, however, from making changes to any Commerce employee benefit plan that are necessary to comply with the law or to reflect the transactions contemplated by the merger agreement. Moreover, MAPFRE is not obligated to continue any particular benefit plan or prevent the amendment or termination of any plan or benefits (subject to the obligation to maintain the benefits as described above and the obligation to provide severance pay and benefits).

        MAPFRE is obligated to ensure that current Commerce employees are able to participate in comparable benefit plans to the same extent as similarly-situated employees of MAPFRE. Accordingly, current Commerce employees shall be given credit for all service to Commerce or its subsidiaries under all employee benefit plans maintained by the surviving corporation or its subsidiaries in which they participate or in which they become participants for purposes of eligibility and vesting. To this end, MAPFRE has agreed:

  •
  to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any new plans for which these employees may become eligible;

  •
  to provide credit to each employee for any co-payments or deductibles paid prior to the effective time of the merger (to the same extent credit was given under the analogous Commerce plan prior to the effective time) for the purpose of satisfying any applicable deductible or out-of-pocket requirements under any new plan;

  •
  to recognize all service of such employees for all purposes in any new plan for which they may become eligible to participate after the effective time; and,

  •
  with respect to flexible spending accounts, provide each employee with a credit for any salary reduction contributions and a debit for any expenses incurred.

        The accommodations described above are not applicable to the extent they would result in a duplication of benefits.

        Prior to closing, and subject to review by MAPFRE, Commerce is obligated to amend the Commerce employee stock ownership plan to terminate the section intended to qualify it as an employee stock ownership plan. The amended plan must then be submitted to the IRS to determine its tax-qualified status following the amendment.

Changes in Financing Commitment

        MAPFRE must notify Commerce within 48 hours of any material change in the status of the financing commitment provided by its lender.

Conditions to Each Party's Obligation to Complete the Merger

        Each party's obligations to complete the merger are subject to the satisfaction or waiver, if applicable, of each of the following conditions:

  •
  the merger agreement must have been approved by the shareholders of Commerce at a duly held meeting of shareholders;

  •
  the absence of any new statute, judicial ruling or other action by a court or governmental authority making the merger or its consummation illegal; and

  •
  the receipt of regulatory and insurance approvals and the expiration of any waiting period under federal antitrust law.

Conditions to the Obligations of MAPFRE and Magellan

        The obligations of MAPFRE and Magellan to complete the merger are further subject to the following conditions, any one or more of which may be waived:

  •
  certain representations and warranties relating to the capitalization of Commerce and the authorization of the merger agreement must be true and correct except for certain immaterial inaccuracies;

  •
  the representations and warranties of Commerce that are qualified as to company material adverse effect must be true and correct both as of the date of the merger agreement as well as the closing date (except for representations and warranties that expressly relate to an earlier date, which must be true as of such earlier date);

  •
  the representations and warranties that are not qualified as to company material adverse effect must be true and correct in all material respects as of the closing date (except for those whose failure to be true and correct in all material respects would not have a company material adverse effect, except for representations and warranties that expressly relate to an earlier date, which must be true as of such earlier date);

  •
  Commerce must have performed in all material respects all of its obligations at or prior to the closing, and Commerce must provide a certificate to MAPFRE confirming that the conditions above have been satisfied; and

  •
  since the date of the merger agreement, no company material adverse effect shall have occurred.

Conditions to the Obligations of Commerce

        The obligations of Commerce to complete the merger are further subject to the following conditions, any one or more of which may be waived:

  •
  the representations and warranties of MAPFRE that are qualified as to material adverse effect shall be true and correct both as of the date of the merger agreement and the closing date (except for those representations and warranties that expressly relate to an earlier date, which must be true and correct on an earlier date);

  •
  those representations and warranties that are not qualified as to material adverse effect must be true and correct as of the date of the merger agreement and the closing date in all material respects, except those that would not have a material adverse effect on MAPFRE (except for those representations and warranties that, by their terms, must be true and correct on an earlier date);

  •
  MAPFRE must have performed in all material respects all obligations at or prior to the closing, and MAPFRE must provide a certificate to Commerce confirming that the above conditions have been satisfied.

Termination

        The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after receipt of shareholder approval, by mutual written consent of the parties.

  The merger agreement may be terminated by either party, if:

  •
  the closing has not occurred by July 31, 2008, although that the date may be extended by MAPFRE or Commerce up to October 31, 2008, if necessary to obtain regulatory approvals; provided, that this ability to terminate is not available to (i) any party whose breach is the cause of the delay in closing or (ii) Commerce, if the delay is a result of the failure to duly conduct a shareholder vote;

  •
  any statue, rule or court ruling makes the merger illegal; or

  •
  the shareholders do not approve the merger agreement or a shareholder vote has not been duly taken.

  The merger agreement may be terminated by Commerce:

  •
  upon payment of the termination fee, as described above, in order to pursue a superior proposal; or

  •
  if Commerce itself is not in material breach of the merger agreement, and MAPFRE is in material breach of any representation, warranty, material covenant or agreement, and such failure cannot be or has not been cured prior to the earlier of 60 days after written notice given by Commerce, or two business days prior to the termination date.

  The merger agreement may be terminated by MAPFRE, if

  •
  Commerce has committed a material breach of the merger agreement pursuant to its obligations regarding (i) the solicitation and acceptance of third-party acquisition proposals, (ii) the inclusion in this proxy statement, subject to certain specified exceptions, of a recommendation by the board of directors that the Commerce shareholders vote in favor of the proposal to approve the merger agreement at the special meeting, or (iii) the preparation of this proxy statement, and such breach is not cured by the earlier of five business days after receipt of written notice from MAPFRE or two business days prior to termination date;

  •
  the Commerce board of directors withdraws or modifies its recommendation to shareholders contained in the merger agreement in a manner materially adverse to MAPFRE; or

  •
  MAPFRE itself is not in material breach of the merger agreement, and Commerce is in material breach of any representation, warranty, material covenant or agreement, and such failure cannot be or has not been cured prior to the earlier of 60 days after written notice given by MAPFRE, or two business days prior to the termination date.

Termination Fee

        In the event of termination, the merger agreement becomes void and there are no further liabilities or obligations except, the termination fee, equal to $68.0 million, will be payable to MAPFRE in the following circumstances:

  •
  if the merger agreement is terminated because Commerce pursues a superior proposal or because Commerce has failed to cure a material breach of its obligations regarding third-party acquisition proposals or proxy statement preparation or because the Commerce board of directors withdraws or modifies its recommendation to shareholders contained in the merger agreement in a manner materially adverse to MAPFRE; or

  •
  if the merger agreement is terminated because of a failure of the shareholders to approve the transaction, a failure of Commerce to duly conduct a shareholder vote, or a material breach by Commerce of the merger agreement, and:

  •
  after the date of the merger agreement and before termination, an acquisition proposal by a third party has been publicly announced and is not withdrawn at least 10 days prior to the shareholders' meeting at which the Commerce shareholders do not vote to approve the merger agreement (or which occurs before an applicable breach by Commerce); and

  •
  within one year from such termination, Commerce consummates or enters into a definitive agreement regarding the third party acquisition proposal.

        If the merger agreement is terminated because of Commerce's failure to obtain shareholder approval or failure to duly conduct a shareholder vote, but the termination fee is not payable because the third party acquisition proposal has not been consummated, Commerce shall pay $7.5 million to MAPFRE on account of expenses incurred in connection with the merger agreement and the proposed merger. The amount of any termination fee subsequently payable will be reduced by the amount of the $7.5 million payment.

        The termination fee must be paid to MAPFRE by wire transfer no later than two business days after it first becomes due. Commerce agrees to pay all costs, expenses (including attorneys' fees) and interest (at 8.0% per annum) associated with MAPFRE's efforts to collect the termination fee.

Amendments

        Prior to shareholder approval, the merger agreement may only be amended through board action. After shareholder approval, the merger agreement may not be amended to: (i) change the amount or kind of consideration to be received by the shareholders; (ii) change the articles of organization of the surviving corporation, except as permitted by Massachusetts corporate law; or (iii) change any of the other terms or conditions that would have a material adverse affect on the shareholders.

Extension; Waiver

        At any time prior to the effective time, the parties may extend the time for performance of any obligation, waive any inaccuracies in the representations and warranties of the other party, or waive compliance by the party with any of the merger agreements or conditions.

Assignment

        No rights, interest or obligations under the merger agreement are assignable without the prior written consent of the other parties. Any attempted assignment is null and void.

VOTING AGREEMENT

        Concurrently with the execution of the merger agreement, MAPFRE and all directors and certain non-director executive officers of Commerce entered into a voting agreement in which they committed to vote in favor of the merger, and against any competing proposal, approximately 13.8% of the shares of Commerce common stock entitled to vote at the special meeting. (The voting agreement does not apply to all of the shares that the directors and those non-director executive officers may be deemed to beneficially own for SEC purposes. See "Other Important Information Regarding Commerce—Security Ownership of Certain Beneficial Owners and Management" beginning on page 64.) The Commerce directors and non-director executive officers beneficially own approximately 13.8% of the outstanding Commerce common stock entitled to vote at the special meeting as of the record date.

        Pursuant to the voting agreement, and subject to the terms and conditions contained in the voting agreement, each shareholder has irrevocably agreed, among other things, to vote all of the shares of Commerce common stock subject to the voting agreement in favor of the proposal to approve the merger agreement, the merger and any other transaction contemplated by the merger agreement, including at any adjournment or postponement of the special meeting that may be necessary or appropriate to allow us to solicit additional proxies.

        Furthermore, each shareholder has agreed to vote, or cause to be voted, the shares subject to the voting agreement against:

  •
  any merger agreement or merger (other than the merger agreement and merger between MAPFRE and Commerce), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation, or winding up of or by Commerce or any other extraordinary transaction involving Commerce;

  •
  any acquisition proposal (which is defined in "The Merger Agreement—Solicitation of Alternate Proposals" beginning on page 55); and

  •
  any amendment of the articles of organization or bylaws of Commerce or other proposal or transaction involving Commerce or its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify any provision of the merger agreement, the merger, or any transaction contemplated by the merger agreement or change in any manner the voting rights of any class of Commerce common stock.

        Each such shareholder also agreed not to commit or agree to take any action that would reasonably be deemed to be inconsistent with the foregoing.

        Furthermore, each shareholder has agreed, while the voting agreement is in effect, and except as contemplated in the voting agreement, that he or she will not:

  •
  sell, transfer, pledge, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the transfer of any of the shareholder's shares to any person other than:

  •
  pursuant to the merger agreement, or

  •
  in a permitted transfer (as described in the voting agreement);

  •
  directly or indirectly solicit, initiate or encourage the submission of, an acquisition proposal;

  •
  enter into any agreement with respect to any acquisition proposal;

  •
  directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; or

  •
  take any action or enter into any agreement, whether by proxy, voting agreement or otherwise, with respect to the shareholder's shares, which is inconsistent with the obligation of such shareholder under the voting agreement.

        Except for the transfer restrictions which shall terminate upon the approval of the merger agreement by the Commerce shareholders, the voting agreement will terminate and the proxy described above will expire upon the earlier of the:

  •
  effective date of the merger; or

  •
  the termination of the merger agreement in accordance with its terms.

OTHER IMPORTANT INFORMATION REGARDING COMMERCE

Price Range of Common Stock and Quarterly Dividends

        Commerce common stock is quoted on the New York Stock Exchange under the symbol "CGI." The following table sets forth for the periods indicated the high and low sale prices per share of Commerce common stock as reported on the New York Stock Exchange, the principal market in which the common stock is traded, and the quarterly cash dividends paid during such period.

	Price
			Quarterly Dividend
	High	Low
For the quarter ended:
March 31, 2007	$31.00	$27.75	$0.300
June 30, 2007	35.78	29.89	0.300
September 30, 2007	35.95	26.92	0.300
December 31, 2007			0.300
	High	Low
For the quarter ended:
March 31, 2006*	$29.68	$25.77	$0.225
June 30, 2006*	31.07	25.89	0.250
September 30, 2006	30.97	28.40	0.250
December 31, 2006	32.00	29.17	0.250
	High	Low
For the quarter ended:
March 31, 2005*	$35.00	$28.88	$0.165
June 30, 2005*	32.17	28.75	0.190
September 30, 2005*	32.12	26.63	0.190
December 31, 2005*	29.76	26.82	0.190

*
—Restated for the two-for-one stock split in June 2006.

        Dividends on shares of Commerce common stock are declared and paid quarterly at the discretion of the board of directors. We have paid dividends on Commerce common stock each year since 1994, but there can be no assurance that we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to dividends that we have paid in recent periods. Until completion of the merger, we currently expect to continue to pay quarterly cash dividends on Commerce common stock.

        On October 30, 2007, the last trading day prior to the public announcement of the execution of the merger agreement, the high and low sales prices of Commerce common stock were $32.26 and $31.04 per share, respectively, and the closing price was $31.12 per share. On                        , 2007, the most recent practicable date prior to the printing of this proxy statement, the high and low reported sales prices of Commerce common stock were $        and $        , respectively, and the closing price was $        per share. You are urged to obtain a current market price quotation for Commerce common stock.

        If the merger is consummated, each share of Commerce common stock will be converted into the right to receive $36.70 in cash, without interest and less any applicable withholding taxes, and Commerce common stock will be removed from quotation on the New York Stock Exchange and there will be no further public market for such shares.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of Commerce common stock as of [Record Date], 2007 (unless otherwise noted), for:

  •
  each person who is known by us to own beneficially more than 5% of the outstanding shares of Commerce common stock;

  •
  each of our current directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each person named in the table below is c/o The Commerce Group, Inc., 211 Main Street, Webster, Massachusetts 01570 and, to Commerce's knowledge, each beneficial owner named in the table has sole voting and sole investment power over the shares indicated as owned by such person, subject to applicable community property laws. The percentage listed in the table is calculated based on [60,126,578] shares of Commerce common stock outstanding on [Month Day], 2007. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

        As of [Month Day], 2007, there were [60,126,578] shares of Commerce common stock outstanding held by approximately [#] holders of record.

Name and Address of Beneficial Owner		Amount of Shares Beneficially Owned(1)		Percentage of Shares(1)
(a)	Security ownership of certain beneficial owners:
	The Commerce Group, Inc. Employee Stock Ownership Plan 211 Main Street Webster, MA 01570	6,093,445		10.1%
	Barclays Global Investors, NA and affiliates 45 Fremont Street San Francisco, CA 94105	3,813,437	(2)	6.3%
	FMR LLC and affiliates 82 Devonshire Street Boston, MA 02109	3,304,633	(3)	5.5%
(b)	Security ownership of directors:
	Randall V. Becker	233,163	(4)	*
	Joseph A. Borski, Jr.	143,849	(5)	*
	Eric G. Butler	358,856	(6)	*
	Gerald Fels	962,714	(7)	1.6%
	David R. Grenon	613,926	(8)	*
	Robert W. Harris	216,502	(9)	*
	Raymond J. Lauring	1,548,262	(10)	2.6%
	Normand R. Marois	369,215	(11)	*

	Suryakant M. Patel	808,206	(12)	1.3%
	Arthur J. Remillard, Jr.	714,396	(13)	1.2%
	Arthur J. Remillard, III	1,163,454	(14)	1.9%
	Regan P. Remillard	439,190	(15)	*
	Gurbachan Singh	448,969	(16)	*
	John W. Spillane	1,412,443	(17)	2.3%
(c)	Security ownership of executive officers:
	Gerald Fels	962,714	(7)	1.6%
	James A. Ermilio	25,261	(18)	*
	Lawrence R. Pentis	3,500		*
	Arthur J. Remillard, III	1,163,454	(14)	1.9%
	Randall V. Becker	233,163	(4)	*
	John W. Hawie	12,286	(19)	*
	David H. Cochrane	18,855	(20)	*
	Debra A. Mann	26,281	(21)	*
	Louise M. McCarthy	3,510	(22)	*
	Cathleen M. Moynihan	1,232	(23)	*
	Patrick J. McDonald	2,950	(24)	*
(d)	All executive officers and directors as a group (23 persons)	9,712,089	(25)	16.1%

*
Percentage of shares is less than 1%.

(1)
The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. Shares held by ESOP and allocated to participant accounts are voted as directed by the account holders. Shares for which no voting instructions are received from the account holders and all other shares not allocated to participants are voted in the same proportion as shares for which voting instructions are received unless the ESOP's administrative committee, which is a fiduciary subject to certain duties imposed by the Employee Retirement Income Security Act (ERISA) determines that voting such shares in such proportions would violate the provisions of Part 4 of Title I of ERISA. Shares totaling [                        ] held by the ESOP at                        , 2007 were allocated to the ESOP accounts of these individuals. The remaining                        shares held by the ESOP at                        , 2007 were allocated to the ESOP accounts of participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP.

  The indicated shares not held by the ESOP include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual or a family member sharing the same home serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using [60,126,578] shares outstanding at                        , 2007.

(2)
Barclays Global Investors and Fund Advisors, a group which includes a bank and a registered investment advisor, has sole voting power over 3,606,528 shares, and sole investment power over

  3,813,437 shares. The information in the table and this footnote is based on a Schedule 13G filed with the SEC on January 23, 2007.

(3)
FMR LLC and affiliates, a group which includes various institutional investment managers, has investment power, but no voting power, over 3,299,973 shares and investment power and sole voting power over 4,660 shares. The information in the table and this footnote is based solely on a Form 13F filed with the SEC on November 14, 2007.

(4)
Includes 25,481 shares held by the ESOP, 37,244 shares held by two trusts of which Mr. Becker is the trustee and 4,008 shares issuable upon exercise of vested stock options.

(5)
Includes 10,345 shares issuable upon exercise of vested stock options.

(6)
Includes 4,008 shares issuable upon exercise of vested stock options.

(7)
Includes 4,714 shares held by the ESOP.

(8)
Includes 13,200 shares held by a trust of which Mr. Grenon's wife is the trustee and 6,531 shares issuable upon exercise of vested stock options.

(9)
Includes 128,288 shares held by a trust of which Mr. Harris is the trustee, 74,206 shares held by a trust of which Mr. Harris' wife is the trustee and 4,008 shares issuable upon exercise of vested stock options.

(10)
Includes 4,008 shares issuable upon exercise of vested stock options.

(11)
Includes 4,361 shares issuable upon exercise of vested stock options.

(12)
Includes 6,265 shares issuable upon exercise of vested stock options.

(13)
Includes 9,748 shares held by the ESOP and 4,008 shares issuable upon exercise of vested stock options.

(14)
Includes 333,526 shares held by the ESOP, 80,010 shares held by two trusts of which Mr. Remillard, III is a co-trustee and 4,008 shares issuable upon exercise of vested stock options.

(15)
Includes 20,289 shares held by the ESOP, 29,300 shares held by a trust of which Mr. Remillard is a co-trustee and 5,413 shares issuable upon exercise of vested stock options.

(16)
Includes 4,501 shares issuable upon exercise of vested stock options.

(17)
Includes 4,960 shares issuable upon exercise of vested stock options.

(18)
Includes 8,867 shares held by the ESOP and 3,142 shares issuable upon exercise of vested stock options.

(19)
Includes 9,936 shares held by the ESOP.

(20)
Consists of 18,855 shares held by the ESOP.

(21)
Includes 20,511 shares held by the ESOP.

(22)
Consists of shares held by the ESOP.

(23)
Consists of shares held by the ESOP.

(24)
Includes 2,100 shares held by the ESOP.

(25)
Includes 458,769 shares held by ESOP and 69,566 shares issuable upon exercise of vested stock options.

APPRAISAL RIGHTS

Commerce and MAPFRE do not believe appraisal rights are available in the merger

        The term "appraisal rights" refers generally to the right of shareholders in certain mergers and other transactions to dissent from such transaction and instead demand the payment of a fair price for their shares, as determined independently. We believe that appraisal rights should not be available to our shareholders with respect to the merger. The relevant provisions of the Massachusetts Business Corporation Act have not yet been the subject of judicial interpretation, however, and a court conceivably might disagree with our interpretation and decide that Commerce shareholders may assert appraisal rights in connection with the merger.

        Part 13 of the Massachusetts Business Corporations Act ("MBCA") generally provides that shareholders of a Massachusetts corporation are entitled to appraisal rights in the event of a merger. However, under Section 13.02 of the MBCA, appraisal rights are not available in respect of an all-cash merger unless a director, officer, or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as:

  •
  a shareholder;

  •
  a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements; or

  •
  in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate.

        We are not aware of any material financial interest of a type that would cause appraisal rights to be available. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger. If you want to consider asserting appraisal rights, you should obtain legal advice.

        If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:

  •
  deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure;

  •
  not vote your shares in favor of the proposal to approve the merger agreement; and

  •
  comply with the other procedures specified in Part 13 of the Massachusetts Business Corporation Act, a copy of which is attached to this proxy statement as Appendix C.

        Because a submitted proxy not marked "against" or "abstain" will be voted "for" the approval of the merger agreement and "for" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked "against" or "abstain" will result in the waiver of appraisal rights, to the extent such rights are available. If a broker, bank or other nominee holds your shares of Commerce common stock and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available).

        Any shareholder who believes he, she or it is entitled to appraisal rights and who wishes to preserve those rights should carefully review Part 13 of the MBCA, attached as Appendix C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in Part 13 of the MBCA would result in the loss of any appraisal rights to which such shareholder may otherwise be entitled.

        The remainder of this Section entitled "Appraisal Rights" is for informational purposes in the event our shareholders are entitled to appraisal rights under the MBCA. MAPFRE and Commerce maintain that appraisal rights are not available in connection with the merger and reserve the right to challenge any purported exercise of appraisal rights in respect of the merger.

Overview of appraisal rights

        Appraisal rights may offer shareholders the ability to demand payment for their shares of Commerce common stock in the event they are dissatisfied with the consideration that they are to receive in connection with the merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the MBCA may be entitled to have their shares converted into the right to receive from Commerce such cash consideration as may be determined to be due pursuant to Part 13 of the MBCA, if applicable.

Shareholders who approve the merger agreement will not be entitled to any appraisal rights.

        Only a holder of record of shares of Commerce common stock may exercise appraisal rights, and if a holder exercises appraisal rights, he, she or it must exercise such rights with respect to all classes of shares. The following discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by the full text of Part 13 of the MBCA, which is attached to this proxy statement as Appendix C. Please read Part 13 of the MBCA carefully, because exercising appraisal rights involves several procedural steps, and failure to follow appraisal procedures could result in the loss of such rights. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

        Under the MBCA, shareholders who perfect their rights to appraisal, if such rights are available, in accordance with Part 13 of the MBCA and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the MBCA, will be entitled to appraisal rights and to obtain payment of the fair value of their shares of Commerce common stock, together with a fair rate of interest. Shareholders should be aware that the fair value of their shares of Commerce common stock as determined by Part 13 of the MBCA could be more than, the same as or less than the consideration they would receive as a result of the merger if they did not seek appraisal of their shares. Shareholders who wish to exercise appraisal rights, if any, or to preserve their right to do so, should review the following discussion and Part 13 of the MBCA carefully. Shareholders who fail to timely and properly comply with the procedures specified could lose their appraisal rights (if applicable to the merger).

Notice of Shareholder Intent to Exercise Appraisal Rights

        As an initial step, a shareholder who intends to demand appraisal rights must:

  •
  deliver to Commerce, before the vote to approve the merger agreement is taken, written notice of such shareholder's intent to demand payment for his, her or its Commerce shares if the merger is effectuated; and

  •
  not vote, or cause or permit to be voted, any of his, her or its shares of Commerce common stock in favor of the merger agreement.

        A shareholder intending to demand appraisal rights must deliver a written notice (including fax or e-mail) to Commerce's principal office at the address noted below, either by mail, by hand, messenger or delivery service or by electronic transmission (including fax and e-mail):

The Commerce Group, Inc.
211 Main Street
Webster, Massachusetts 01570
Tel. (508) 943-9000
Fax. (508) 949-4411
Email ermilio@commerceinsurance.com

        If Commerce does not receive a shareholder's written intent to demand appraisal prior to the vote at the special meeting of shareholders, or if such shareholder votes, or causes or permits to be voted, his, her or its shares of Commerce common stock in favor of the merger agreement, such shareholder will not be entitled to payment for his, her or its shares under the appraisal provisions of the MBCA.

Notification of Appraisal Rights Following Merger; Shareholder Certification

        If the proposed merger becomes effective through an affirmative vote of at least two-thirds of the outstanding shares of Commerce common stock, Part 13 of the MBCA (if applicable) requires Commerce to deliver a written appraisal notice to all shareholders who satisfied the requirements described above. The appraisal notice must be sent by Commerce no earlier than the date the merger became effective and no later than 10 days after such date. The appraisal notice must contain a form to be completed by the shareholder, which we refer to as the shareholder certification, in which the shareholder certifies (1) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before the date of the first announcement to shareholders of the principal terms of the merger (i.e., October 30, 2007), which we refer to as the merger announcement date, and (2) that the shareholder did not vote for the merger agreement. If the shareholder does not return the completed form within the specified time period, he, she or it will be deemed to have accepted payment in full satisfaction of Commerce's obligations under Section 13.24(b)(3) of the MBCA. The appraisal notice must also include a copy of Part 13 of the MBCA and must state certain information, including the following:

  •
  a date, which we refer to as the shareholder certification due date, by which Commerce must receive the shareholder certification, which may not be fewer than 40 or more than 60 days after the date the appraisal notice and shareholder certification are sent, and a notice to such shareholders that he, she or it waives the right to demand appraisal with respect to the shares unless Commerce receives the shareholder certification by the shareholder certification due date;

  •
  the location where the shareholder certification must be sent and where certificates for certificated shares must be deposited and the date by which the certificates must be deposited, which date may not be earlier than the shareholder certification due date;

  •
  Commerce's estimate of the fair value of the shares;

  •
  notification that, if requested by the shareholder in writing, Commerce will provide, within 10 days after the shareholder certification due date, the number of shareholders who return shareholder certifications demanding appraisal by such date and the total number of shares owned by them; and

  •
  the date by which the notice to withdraw appraisal rights (discussed below) must be received, which must be within 20 days after the shareholder certification due date, which we refer to as the withdrawal deadline.

        A shareholder who wishes to exercise appraisal rights must certify on the shareholder certification whether the beneficial owner of the shares acquired beneficial ownership before the merger announcement date. If a shareholder fails to make this certification, Commerce may elect to treat the shareholder's shares as after-acquired shares (discussed below and defined herein). In addition, a shareholder who wishes to exercise appraisal rights must execute and return the shareholder certification and, in the case of certified shares, deposit the certificates in accordance with the terms of the appraisal notice. Once a shareholder deposits his, her or its certificates or, in the case of uncertificated shares, returns the executed shareholder certifications, the shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by notifying Commerce in writing by the withdrawal deadline. A shareholder who does not withdraw from the appraisal process in this manner may not later withdraw without Commerce's written consent. A shareholder who does not execute and return the shareholder certification and deposit the share certificates by the applicable dates set forth in the appraisal notice is not entitled to payment under Part 13 of the MBCA.

Assertion of Rights by Nominees and Beneficial Owners

        A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies Commerce in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder submits to Commerce the record shareholder's written consent to the assertion of such rights with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder no later than the shareholder certification due date.

Payment for Shares Acquired Before Merger Announcement Date

        Except with respect to after-acquired shares, within 30 days after the shareholder certification due date, Commerce must pay in cash to those shareholders who complied with the procedural requirements the amount Commerce estimates to be the fair value of their shares, plus interest. The fair value of the shares is the value of the shares immediately before the effective date of the merger, excluding any element of value arising from the expectation or accomplishment of the merger, unless exclusion would be inequitable. Interest accrues from the effective date of the merger until the date of payment, at the average rate currently paid by Commerce on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        The foregoing payment to each shareholder must be accompanied by (1) recent financial statements of Commerce, (2) a statement of Commerce's estimate of the fair value of the shares, which estimate must equal or exceed Commerce's estimate given in the appraisal notice, and (3) a statement that shareholders who complied with the procedural requirements have the right to demand further payment. A shareholder who has been paid and is dissatisfied with the amount of the payment must notify Commerce in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify Commerce in writing of his, her or its demand to be paid such shareholder's stated estimate of the fair value plus interest within 30 days after receiving Commerce's payment waives the right to demand payment and will be entitled only to the payment made by Commerce based on Commerce's estimate of the fair value of the shares.

Offer to Pay for After-Acquired Shares

        Commerce may withhold payment from any shareholder who did not certify that beneficial ownership of all of such shareholder's shares for which appraisal rights are asserted was acquired before the merger announcement date, which we refer to as the after-acquired shares. If Commerce elects to withhold payment, within 30 days after the shareholder certification due date, it must provide such shareholders notice of certain information, including Commerce's estimate of fair value and such shareholder's right to accept Commerce's estimate of fair value, plus interest, in full satisfaction of their demands. Those shareholders who wish to accept Commerce's offer must notify Commerce of their acceptance within 30 days after receiving the offer. Within 10 days after receiving a shareholder's acceptance, Commerce must pay in cash the amount it offered in full satisfaction of the accepting shareholder's demand. Those shareholders who do not reject Commerce's offer in a timely manner, or who otherwise do not satisfy the requirement outlined above for demanding appraisal, will be deemed to have accepted Commerce's offer, and Commerce must pay to them in cash the amount it offered to pay within 40 days after sending the payment offer.

        A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the shares plus interest. A shareholder who fails to notify Commerce in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within 30 days after receiving Commerce's offer of payment waives the right to demand payment and will be entitled only to the payment offered by Commerce based on Commerce's estimate of the fair value of the shares.

Procedures if Shareholder is Dissatisfied with Payment or Offer

        If a shareholder makes a demand for payment which remains unsettled, Commerce must commence an equitable proceeding in Worcester Superior Court, Commonwealth of Massachusetts, within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Commerce does not commence the proceeding within the 60-day period, it must pay in cash to each shareholder the amount the shareholder demanded plus interest. Commerce must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by Commerce to the shareholder for such shares or (2) for the fair value, plus interest, of the shareholder's shares for which Commerce elected to withhold payment.

        The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

Court Costs and Counsel Fees

        The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess any costs against Commerce, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 13 of the MBCA.

        The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  •
  against Commerce and in favor of any or all shareholders demanding appraisal if the court finds Commerce did not substantially comply with its requirements under Part 13 of the MBCA; or

  •
  against either Commerce or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13 of the MBCA.

        If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against Commerce, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent Commerce fails to make a required payment pursuant to Part 13 of the MBCA, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Commerce all costs and expenses of the suit, including counsel fees.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

        Our 2008 annual meeting of shareholders is not yet scheduled to take place. We will hold the 2008 annual meeting of shareholders only if the merger is not completed. If the merger is not completed, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, our shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2008 annual meeting by submitting their proposal in writing to our Secretary. The deadline for submission of proposals by shareholders pursuant to Rule 14a-8 under the Exchange Act, which are intended for inclusion in a proxy statement to be furnished to all shareholders entitled to vote at the 2008 annual meeting of shareholders, if any, is December 15, 2007. The deadline for submission of proposals of shareholders intended to be presented at the 2008 annual meeting of shareholders (which are not otherwise submitted for inclusion in the proxy statements in accordance with the preceding sentence) is February 28, 2008. If, however, the merger is not completed and the date of our next annual meeting has been changed by more than 30 days from the date of our 2007 meeting, then the deadline in each case will be a reasonable time before Commerce begins to print and send its proxy materials.

OTHER MATTERS

Other Business at the Special Meeting

        Management and the Commerce board of directors are not aware of any matters to be presented for action at the special meeting other than those set forth in this proxy statement. However, should any other matter properly come before the special meeting, or any adjournment or postponement thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other matter in accordance with the recommendations of the board of directors of Commerce.

Multiple Shareholders Sharing One Address

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless Commerce has received contrary instructions from one or more of the shareholders. Commerce will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to the Corporate Secretary of Commerce at The Commerce Group, Inc., Attn: Investor Relations, 211 Main Street, Webster, Massachusetts 01570, telephone: (508) 943-9000. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Commerce at the address and phone number set forth in the prior sentence.

Where You Can Find Additional Information

        Commerce files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        Commerce's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. Reports or other information concerning us may also be inspected at the offices of The New York Stock Exchange, 11 Wall Street, New York, NY 10005.

        The SEC allows us to "incorporate by reference" into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below (unless the information is deemed furnished and not filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this proxy statement and before the date of the special meeting:

  •
  Commerce's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 10, 2007;

  •
  Commerce's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007, for the quarter ended June 30, 2007, filed with the SEC on August 9, 2007, and for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007;

  •
  Commerce's Current Reports on Form 8-K, filed on April 4, 2007, April 25, 2007, May 18, 2007, June 18, 2007, July 17, 2007, July 26, 2007, August 2, 2007, August 10, 2007, September 11, 2007, October 25, 2007, October 31, 2007, November 2, 2007 and November 20, 2007; and

  •
  Commerce's Definitive Proxy Statement on Schedule 14A, filed on April 17, 2007.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to The Commerce Group, Inc., 211 Main Street, Webster, Massachusetts 01570, telephone: (508) 943-9000 or to our proxy solicitor, MacKenzie Partners, telephone (800)322-2885 (toll free). If you would like to request documents, please do so by [Month Day], 2007, in order to receive them before the special meeting.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement or incorporated by reference in this proxy statement to vote your shares at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [Month Day], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of October 30, 2007

by and among

MAPFRE S.A.,

MAGELLAN ACQUISITION CORP.

and

THE COMMERCE GROUP, INC.

PLEASE NOTE:

The merger agreement contains customary representations, warranties and covenants.
The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement. No person should rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts or the condition of Commerce or MAPFRE or any of their respective affiliates, because, among other reasons, they may be modified by information provided in the disclosure schedule referenced in the merger agreement, they may be subject to a contractual standard of materiality different from that generally applicable to our filings with the SEC, or they may have been used for the purpose of allocating risk among the parties to the merger agreement rather than establishing matters as facts.

A-i

A-ii

INDEX OF DEFINED TERMS

ACIC Options	A-5
Acquisition Proposal	A-33
Agency Plan	A-35
Agent Option Payment	A-5
Agreement	A-1
Alternative Transaction	A-39
Antitrust Division	A-29
Antitrust Filings	A-10
Business Day	A-42
Closing	A-1
Closing Date	A-2
Code	A-6
Commitment	A-26
Common Stock Consideration	A-1
Company	A-1
Company Actuarial Analyses	A-24
Company Certificate	A-3
Company Common Stock	A-1
Company Disclosure Schedule	A-6
Company Financial Advisor	A-24
Company Material Adverse Effect	A-7
Company Permits	A-15
Company Plan	A-17
Company Producers	A-23
Company Real Property	A-19
Company Regulatory Approvals	A-10
Company Reinsurance Agreements	A-23
Company Representatives	A-32
Company SAP Statements	A-11
Company SEC Report	A-11
Company Shareholders' Approval	A-10
Company Subsidiary	A-3
Confidentiality Agreement	A-31
Dissenting Shareholders	A-1
Dissenting Shares	A-1
Effective Date Holder	A-3
Effective Time	A-1
Environmental Law	A-20
Equity Awards	A-5
Equity Award Consideration	A-5
ERISA	A-17
ERISA Affiliate	A-17
ESOP	A-35
Exchange Act	A-8
Exchange Rules	A-31
Expense Reimbursement	A-39
FTC	A-29
GAAP	A-7
Governmental Authority	A-4
Hazardous Materials	A-20
HSR Act	A-10
Insurance Laws	A-7
Intellectual Property Rights	A-21
IRS	A-17
Laws	A-10
Leased Real Property	A-19
Licensed Intellectual Property Rights	A-21
Lien	A-9
Material Contract	A-12
MBCA	A-1
Merger	A-1
Merger Filing	A-1
New York Courts	A-41
Notice Period	A-32
Option	A-5
Option Consideration	A-5
Owned Intellectual Property Rights	A-21
Owned Real Property	A-19
Parent	A-1
Parent Insurance Approvals	A-25
Parent Material Adverse Effect	A-25
Parent Notice	A-32
Parent Representatives	A-31
Paying Agent	A-3
Pension Plan	A-17
Permitted Liens	A-19
Person	A-42
Plan	A-35
Post-Closing Tax Period	A-16
Proxy Statement	A-10
Recommendation	A-30
Release	A-20
Restricted Stock Units	A-5
RSU Agreement	A-5
RSU Consideration	A-5
SAP	A-7
SEC	A-10
Securities Act	A-8
Shareholders Meeting	A-14
Subsidiary	A-1
Subsidiary	A-42
Superior Proposal	A-33
Surviving Corporation	A-1
Tax Return	A-16
Taxes	A-16
Termination Date	A-37
Termination Fee	A-38
To the Knowledge of the Company	A-13
Welfare Plan	A-17

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2007 (this "Agreement"), is made and entered into by and among MAPFRE S.A., a company organized under the laws of Spain ("Parent"), Magellan Acquisition Corp., a Massachusetts corporation and an indirect wholly-owned subsidiary of Parent ("Subsidiary"), and The Commerce Group, Inc., a Massachusetts corporation (the "Company").

BACKGROUND

        WHEREAS, Parent, Subsidiary and the Company wish to provide for a merger of Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Massachusetts Business Corporation Act (the "MBCA"), whereby all of the issued and outstanding shares of common stock, par value $0.50 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined), other than (i) the shares of Company Common Stock owned directly or indirectly by Parent, Subsidiary or the Company and (ii) to the extent appraisal rights are available under the MBCA, any shares of Company Common Stock ("Dissenting Shares") held by record holders or beneficial owners of shares of Company Common Stock who duly satisfy the applicable requirements of the MBCA for the exercise of appraisal rights and to obtain payment of the fair value for their shares ("Dissenting Shareholders"), will be converted into the right to receive $36.70 per share in cash (the "Common Stock Consideration");

        WHEREAS, the Board of Directors of Parent has unanimously approved, and the respective Boards of Directors of each of Subsidiary and the Company have unanimously adopted, this Agreement; and

        WHEREAS, Parent, Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the MBCA, Subsidiary shall be merged with and into the Company. At the Effective Time, the separate existence of Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

        Section 1.2    Effective Time of the Merger.     The Merger shall become effective at the time (such time, the "Effective Time") of the filing of articles of merger (in the form required by, and executed in accordance with, the relevant provisions of the MBCA) with the Secretary of State of the Commonwealth of Massachusetts in accordance with the MBCA (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as promptly as practicable following the Closing.

        Section 1.3    Effects of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the MBCA, including Section 11.07. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided in this Agreement, all the property, rights, privileges, powers and franchises, and all and every other interest of Subsidiary and the Company, shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.4    Closing.     Subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth in this Agreement, a closing to effectuate the consummation of the Merger (the "Closing") shall take place at 10:00 am local time on the fifth business day after the satisfaction or waiver of all the conditions set forth in Article VII (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York, or at such other time or place as Parent and the Company may agree. The date on which the Closing occurs is sometimes referred to in this Agreement as the "Closing Date."

        Section 1.5    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE II

THE SURVIVING CORPORATION

        Section 2.1    Articles of Organization.     The articles of organization of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to be identical to the articles of organization of Subsidiary as in effect immediately prior to the Effective Time (except that the articles of organization shall provide that the name of the Surviving Corporation shall be the name of the Company) and, as so amended, shall be the articles of organization of the Surviving Corporation after the Effective Time until thereafter amended in accordance with applicable law.

        Section 2.2    Bylaws.     From and after the Effective Time, the bylaws of Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time until thereafter amended in accordance with applicable law.

        Section 2.3    Directors.     From and after the Effective Time, the directors of the Surviving Corporation shall be the directors of Subsidiary immediately prior to the Effective Time and shall serve in accordance with the articles of organization and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

        Section 2.4    Officers.     Unless otherwise determined by Parent, the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time and such officers shall serve in accordance with the articles of organization and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT
CORPORATIONS; SURRENDER OF CERTIFICATES

        Section 3.1    Conversion of Company Common Stock in the Merger.     At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any capital stock of Parent, Subsidiary or the Company:

        (a)   each previously-issued share of Company Common Stock that remains outstanding immediately prior to the Effective Time, other than any shares required to be canceled pursuant to Section 3.1(b) and any Dissenting Shares, shall be converted into the right to receive the Common Stock Consideration, payable to the holder thereof, in each case without interest, upon surrender of the certificate formerly representing such share of the Company Common Stock and such other documents as reasonably may be required in accordance with Section 3.3, and all such shares of Company Common Stock, when so converted, no longer shall be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a "Company Certificate") shall cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration per share therefor, without interest, upon the surrender of such certificate in accordance with Section 3.3 or to perfect any rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the MBCA, as well as the right to receive any unpaid dividend with respect to the Company Common Stock with a record date occurring prior to the Effective Time and each holder of shares of Company Common Stock issued in uncertificated form similarly shall cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration per share therefor, without interest, upon compliance with the requirements of Section 3.3 or to perfect any rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the MBCA, as well as the right to receive any unpaid dividend with respect to the Company Common Stock with a record date occurring prior to the Effective Time; and

        (b)   each share of Company Common Stock of the Company, if any, owned of record or beneficially, directly or indirectly, by Parent or Subsidiary or held in treasury by the Company or any subsidiary of the Company (each a "Company Subsidiary") immediately prior to the Effective Time (other than shares held in a fiduciary capacity) automatically shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        Section 3.2    Conversion of Subsidiary Shares.     At the Effective Time, by virtue of the Merger and without any further action on the part of Parent as the sole shareholder of Subsidiary, each issued and outstanding share of common stock, par value $0.10 per share, of Subsidiary that is issued and outstanding prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.50 per share, of the Surviving Corporation.

        Section 3.3    Surrender and Exchange of Certificates.

        (a)   Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and from and after the Effective Time Parent shall deposit or cause to be deposited with the Paying Agent cash in an amount equal to the aggregate amounts payable under Sections 3.1(a) and 3.5.

        (b)   As soon as reasonably practicable after the Effective Time but in no event later than five (5) business days after the date thereof, Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock (each an "Effective Date Holder") whose shares were converted into the right to receive the Common Stock Consideration pursuant to Section 3.1(a), (i) a letter of transmittal in customary form for transactions of this nature (which shall specify that for holders of shares not issued in uncertificated form, delivery of such holder's Company Certificates shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent reasonably may specify), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Common Stock Consideration and instructions for use by holders of shares issued in uncertificated form. Upon delivery to the Paying Agent of a duly executed letter of transmittal and such other documents as the Paying Agent shall reasonably require, including where applicable delivery of Company Certificates, each Effective Date Holder shall be entitled to receive in exchange therefor the Common Stock Consideration for each share of Company Common Stock covered by the letter of transmittal, in accordance with Section 3.1(a), and the Company Certificates so surrendered shall be canceled. If a transfer of ownership of Company Common Stock has occurred but has not been registered in the transfer records of the Company, a check representing the proper amount of Common Stock Consideration may be issued to the transferee if the Company Certificate representing such shares of Company Common Stock is presented to the Paying Agent accompanied by all documents and endorsements required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as provided in this Section 3.3, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Stock Consideration for each share of Company Common Stock represented thereby. No interest will be paid or accrue on any amounts payable upon surrender of any Company Certificate.

        (c)   Promptly following the date that is twelve months after the Effective Time, the Paying Agent shall deliver to Parent all cash and any documents in its possession or control relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation or Parent and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the Common Stock Consideration, payable upon due surrender of the Company Certificate without any interest thereon.

        (d)   If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Common Stock Consideration deliverable in respect thereof determined in accordance with this Article III; provided, however, that Parent or the Paying Agent may, in its discretion, require the delivery of an indemnity or bond in customary amount against any claim that may be made against the Surviving Corporation with respect to such Company Certificate or ownership thereof.

        (e)   The Paying Agent shall invest any funds held by it for purposes of this Section 3.3 as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to any such investments, Parent shall be responsible to ensure that the Paying Agent has access to funds sufficient to make any required payments under this Article III promptly when due.

        (f)    None of Parent, Subsidiary, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any of the Common Stock Consideration would otherwise escheat or become the property of any federal, state, local, municipal or foreign government, whether national, regional or local, any instrumentality, subdivision, court, self-regulatory organization, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (any of the foregoing, a "Governmental Authority"), any amounts payable in respect thereof shall, to the extent permitted by law, become the property of the Surviving Corporation, free and clear of all claims or interest on any person previously entitled thereto.

        Section 3.4    Closing of the Company's Transfer Books.     At the Effective Time, holders of Company Certificates shall cease to have any rights as shareholders of the Company, and the Company Share Certificates shall represent solely the right to receive the Common Stock Consideration and, if applicable, any unpaid dividends, pursuant to Section 3.1, without interest. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Common Stock Consideration in accordance with this Article III.

        Section 3.5    Options; Restricted Stock Units.

        (a)   At the Effective Time, each option, warrant or other similar right (other than Restricted Stock Units, which are addressed in paragraph (b) of this Section 3.5) to acquire shares of Company Common Stock (each an "Option") that then remains outstanding and originally was granted under any Company Plan (but not including options ("ACIC Options") issued under the American Commerce Agents Plan), whether or not then vested or exercisable, automatically shall be terminated at the Effective Time and converted into the right of the holder thereof to receive thereupon in full satisfaction of such Option as of the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (x) the excess, if any, of the Common Stock Consideration over the applicable exercise price of such Option and (y) the number (determined without reference to vesting requirements or other limitations on exercisability) of shares of Company Common Stock issuable upon exercise of such Option (the "Option Consideration").

        (b)   At the Effective Time, each issued and outstanding restricted stock unit (whether vested or unvested) granted under any Company Plan (the "Restricted Stock Units") pursuant to the terms of a Restricted Stock Unit Agreement between the Company and a holder thereof (each, an "RSU Agreement") shall be terminated and converted into the right to receive the Common Stock Consideration payable with respect to the number of shares of Company Common Stock represented by such unit (the "RSU Consideration"). The cash payment in lieu of Company Common Stock pursuant to this Section 3.5(b), together with any Dividend Equivalent Payment (as defined in the RSU Agreement) that is owed as of the Effective Time, less any required withholding Taxes on such Dividend Equivalent Payment, shall be paid to each Participant (as defined in the RSU Agreement) (or, if applicable, the Participant's designated beneficiary or legal representative) in accordance with Section 3.5(e).

        (c)   The Options and the Restricted Stock Units are collectively referred to herein as the "Equity Awards." The aggregate Option Consideration and RSU Consideration payable pursuant to Sections 3.3(a) and 3.3(b) is referred to herein as the "Equity Award Consideration." Prior to the date of this Agreement, the Company, the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company, as applicable, have adopted such resolutions and taken or caused to be taken all such other action, if any, as may be required to effectuate the treatment of Equity Awards provided for in this Section 3.5.

        (d)   At the Effective Time, each issued and outstanding ACIC Option automatically shall be converted into the right to acquire upon exercise (subject to satisfaction of all vesting and other conditions to exercise, which shall remain in full force and effect), an amount in cash for each share of Company Common Stock otherwise issuable upon such exercise but for the conversion provided for in this paragraph equal to the excess of (x) the Common Stock Consideration over (y) the exercise price per share of such ACIC Option (the "Agent Option Payment"). Following the Effective Time, the Agent Option Payment with respect to each ACIC Option referenced in the immediately preceding sentence shall be paid by the Surviving Corporation to the applicable person on the applicable Confirmation Date (as such term is defined in the applicable Agent Option Agreement between the Company, or any of its Subsidiaries, and the holder thereof), provided that all terms and conditions of such Agent Option Agreement have then been satisfied. For the avoidance of doubt, it is the intention of Parent and the Company that (i) any ACIC Option that is outstanding immediately prior to the Effective Time and has an exercise price greater than the Merger Consideration shall expire without the right to receive any Company Common Stock or any payment in lieu thereof and (ii) no acceleration of the exercisability of any ACIC Option shall occur by reason of the Merger.

        (e)   As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of an Equity Award immediately prior to the Effective Time, a check in an amount equal to the Equity Award Consideration due and payable to such holder pursuant to Sections 3.5(a) and 3.5(b) in respect of such Equity Award.

        Section 3.6    Tax Withholding.     Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock, Options, Restricted Stock Units or ACIC Options such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock, Options, Restricted Stock Units or ACIC Options in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

        Section 3.7    Dissenting Shares.

        (a)   Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Dissenting Shareholder shall not be converted into the Common Stock Consideration but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the MBCA; provided, however, that each share of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who, after the Effective Time, withdraws his demand or fails to perfect or otherwise loses his right of appraisal, pursuant to the MBCA, shall be deemed to be converted as of the Effective Time into the right to receive the Common Stock Consideration, without interest.

        (b)   The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the MBCA received by the Company, attempted withdrawals of such demands, and any other instruments served pursuant to the MBCA and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the MBCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal, or settle, or offer to settle, or otherwise negotiate any such demands for appraisal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Subsidiary that, except as set forth in the written disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), which identifies exceptions only by the specific section or subsection to which each entry relates, it being acknowledged and agreed by Parent, however, that any matter set forth in any section or subsection of the Company Disclosure Schedule shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Company Disclosure Schedule to which it is reasonably apparent that the matters so disclosed are applicable, but shall expressly not be deemed to constitute an admission by the Company or any of its Subsidiaries, or otherwise imply, that any such matter rises to the level of a Company Material Adverse Effect (as defined below) or is otherwise material for purposes of this Agreement or the Company Disclosure Schedule.

        Section 4.1    Organization and Qualification.     The Company and each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, license, use, operate, lease or otherwise hold its assets and properties and to carry on its business as it is now being conducted. The Company has made available to Parent complete and correct copies of its articles of organization and bylaws and the certificate of incorporation and bylaws (or similar organizational documents) of each Company Subsidiary. The Company and each Company Subsidiary is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. As used in this Agreement, a "Company Material Adverse Effect" means an event, circumstance, change or effect that has a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been or is a Company Material Adverse Effect: (1) changes in the economy of, or financial or securities markets generally in, the United States or any other country or countries, except to the extent such changes have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (2) the consequences of natural catastrophes or acts of war or terrorism, except to the extent such changes have an impact on the Company and its Subsidiaries, taken as a whole, that is disproportionate to the Company's share in any relevant market; (3) any material adverse effects resulting from the announcement or the pendency of the transactions contemplated by this Agreement, including any loss or threatened loss of business from any agents, brokers or customers of the Company or any of its Subsidiaries; (4) changes in any Law, United States generally accepted accounting principles ("GAAP") or statutory accounting principles ("SAP") or any interpretation thereof after the date hereof; including accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board; (5) any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement; provided, however, that the exception in this clause (5) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect; (6) a decline in the price or trading volume of the Company Common Stock on the New York Stock Exchange; provided, however, that the exception in this clause (6) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (7) any occurrence or condition affecting the property and casualty insurance or reinsurance industry generally (including without limitation any change or proposed change in applicable state Laws regulating the business of insurance (collectively, "Insurance Laws")), except to the extent such occurrences or conditions have an impact on the Company and its Subsidiaries, taken as a whole, that is disproportionate to the Company's share in any relevant market; (8) any increase in competition, whether from new entrants or existing competitors in any market in which the Company or its Subsidiaries operate and/or (9) any actual or proposed change in the prevailing legislative or regulatory environment for insurance in Massachusetts, including, without limitation, any change in, development or interpretation of, or promulgation of rules or regulations under, any Law, including any change pursuant to any administrative order, interpretation, bulletin or other formal or informal regulatory guidance.

        Section 4.2    Capitalization.

        (a)   The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the close of business on October 26, 2007, 60,126,578 shares of Company Common Stock were issued and outstanding, all of which were duly and validly issued and are fully paid, nonassessable and free of preemptive rights; and 21,704,968 shares of Company Common Stock were held in the treasury of the Company. As of the execution of this Agreement, 103,928 shares of Company Common Stock were reserved for issuance upon exercise, conversion or exchange of Options; 620,012 shares of Company

Common Stock were reserved for issuance pursuant to Restricted Stock Units; 4,975,350 shares of Company Common Stock were reserved for issuance upon exercise, conversion or exchange of ACIC Options; and no shares of preferred stock were outstanding.

        (b)   Section 4.2(b) of the Company Disclosure Schedule contains a complete and correct list setting forth, as of October 26, 2007, (i) the number of shares issuable on exercise of outstanding Options, the weighted average exercise price for all such outstanding Options and the aggregate number of Options outstanding at each exercise price, (ii) the number of Restricted Stock Units and the number of shares issuable pursuant to those Restricted Stock Units and (iii) the number of shares issuable on exercise of outstanding ACIC options, the weighted average exercise price for all such outstanding ACIC Options and the aggregate number of ACIC Options outstanding at each exercise price, together in each case described in clause (i), (ii) and (iii) with a detailed listing showing for each holder of Options, Restricted Stock Units and ACIC Options, the number, vesting schedule and exercise prices (as applicable) thereof.

        (c)   No bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary having the right to vote on any matters on which shareholders of the Company or any Company Subsidiary may vote are authorized, issued or outstanding.

        (d)   Except for the Options, the Restricted Stock Units and ACIC Options, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, or (z) subscriptions, options, puts, calls, stock-based performance units, contracts, scrip, claims, commitments, restrictions, agreements, understandings, arrangements, rights, warrants, stock appreciation or other rights (contingent or other), including phantom stock rights or preemptive rights, or rights of conversion or exchange under any outstanding security, instrument or other agreement, granted or entered into by the Company obligating the Company or any Company Subsidiary relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company or any Company Subsidiary. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or any Company Subsidiary or to vote or to dispose of any shares of the capital stock of the Company or any Company Subsidiary, or cause to be issued, delivered or sold or repurchased, additional shares of the capital stock of the Company or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment and there is no commitment of the Company or any Company Subsidiary to distribute to holders of any class of its capital stock, any dividends, distributions, evidences of indebtedness or assets. There are no voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of the Company and no shares of capital stock of the Company are subject to transfer restrictions imposed by or with the knowledge, consent or approval of the Company, or other similar arrangements imposed by or with the knowledge, consent or approval of the Company, except for restrictions on transfer imposed by the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") and state securities laws.

        (e)   The Company Common Stock constitutes the only class of equity securities of Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (f)    Neither the Company nor any Company Subsidiary has agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any individual or entity. Complete and correct copies of any registration rights or similar agreements disclosed on Section 4.2(f) of the Company Disclosure Schedule previously have been made available to Parent.

        (g)   No consent of any holder of an Option, Restricted Stock Unit or ACIC Option is required to effect the transactions contemplated by Section 3.5. Following the Effective Time, no security issued or granted, or agreement made, by the Company or any Company Subsidiary will give any person the right to acquire any securities (including any "phantom" stock or stock appreciation rights) of the Surviving Corporation or any Company Subsidiary.

        Section 4.3    Ownership Interests in Other Entities.

        (a)   Section 4.3(a) of the Company Disclosure Schedule lists each of the Company Subsidiaries and the authorized and outstanding shares of capital stock of each Company Subsidiary. All the outstanding shares of capital stock (or other securities having by their terms voting power to elect a majority of directors or others performing similar functions) of each Company Subsidiary are owned by the Company, by another Company Subsidiary or by the Company and another wholly-owned Company Subsidiary, free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or voting agreements, or other adverse claims or encumbrances or restrictions on title or transfer of any nature whatsoever (any of the foregoing, a "Lien"), and are duly authorized, validly issued, fully paid and nonassessable. There are no (i) securities convertible into or exchangeable for shares of capital stock or other securities of any of the Company Subsidiaries, or (ii) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company or any Company Subsidiary relating to the issuance, sale, repurchase or transfer of any securities of any Company Subsidiary or that give any person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of any Company Subsidiary. Except for the capital stock of the Company Subsidiaries and investment securities acquired in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or any other person.

        (b)   The Company conducts all of its insurance operations through certain of the Company Subsidiaries. Section 4.3(b) of the Company Disclosure Schedule lists the jurisdiction of domicile of each Company Subsidiary and all jurisdictions in which each such Company Subsidiary is licensed to write insurance business. Neither the Company nor any Company Subsidiary is or has been since January 1, 2005 "commercially domiciled" in any other jurisdiction or is or since January 1, 2005 otherwise has been treated as domiciled in a jurisdiction other than its jurisdiction of organization. Each of the Company Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as defined below), except, in each case, where the failure to be so licensed or authorized could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.4    Authority; Non-Contravention; Approvals.

        (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, except for the approval of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock in accordance with the requirements of the MBCA (the "Company Shareholders' Approval"). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by a court's application of general equitable principles.

        (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the Company's articles of organization or bylaws; (ii) the organizational documents of any Company Subsidiary; (iii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority (individually or collectively, "Laws") applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iv) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease, sales order contract, or other instrument, understanding, obligation or agreement of any kind, whether written or oral, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound or affected; other than (in the case of clauses (ii), (iii) and (iv) above) any such violation, conflict, breach, default, termination, acceleration or creation of Liens as would not have a Company Material Adverse Effect.

        (c)   Except for (i) the filings by the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings, notices and clearances required under the antitrust, competition or merger clearance laws of any non-U.S. jurisdiction (together with the filings required under the HSR Act, the "Antitrust Filings"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement (as amended and supplemented, the "Proxy Statement") and related proxy materials to be used in soliciting the Company Shareholders' Approval and the filing of such other reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in respect of this Agreement and the transactions contemplated hereby, (iii) the Merger Filing, and (iv) compliance with the rules and regulations of the New York Stock Exchange (the filings and approvals referred to in clauses (i) through (iv) are sometimes collectively referred to in this Agreement as the "Company Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, permit, consent, order or approval of, or other action by or in respect of any Governmental Authority is required to be obtained or made by the Company in connection with or as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby.

        (d)   The Board of Directors of the Company, by resolution duly adopted at a meeting duly called and held, and at which all directors were present, unanimously has (i) adopted this Agreement, (ii) directed that this Agreement be submitted to the Company's shareholders for their approval at a meeting of the shareholders, and (iii) subject to the provisions of Section 6.3(d), resolved to recommend that the Company's shareholders approve this Agreement. No action on the part of the Company or its Board of Directors is required under the MBCA for the Merger to be validly consummated as provided in this Agreement, except for such action as has been taken. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement.

        (e)   Each of the directors and executive officers of the Company that beneficially owns shares of Company Common Stock has executed and delivered to Parent a voting agreement in the form of Exhibit 4.4(e) to this Agreement.

        Section 4.5    SEC Reports and Financial Statements.

        (a)   The Company previously has made available to Parent (for this purpose, filings that are publicly available on the SEC's EDGAR system are deemed to have been made available) each registration statement, report, proxy statement or information statement, including all amendments and supplements (each a "Company SEC Report") filed by the Company since January 1, 2005 pursuant to the Securities Act or the Exchange Act. Since January 1, 2005, the Company has timely filed with the SEC all Company SEC Reports and other documents required to be so filed under the Exchange Act, and each such Company SEC Report complied in all material respects, when filed, with all applicable requirements of the Exchange Act (including the applicable rules and regulations thereunder). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required, under the Exchange Act or by contract, to make periodic filings with the SEC.

        (b)   The financial statements of the Company included in the Company's SEC Reports, including any related notes thereto, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or as may be permitted by the rules and regulations applicable to quarterly reports on Form 10-Q) and fairly present in all material respects the consolidated financial position and results of operations of the Company and its consolidated Company Subsidiaries at the dates thereof and the consolidated results of their operations and cashflows for the periods indicated (subject, in the case of unaudited interim statements, to normal year end adjustments and the absence of certain footnote disclosures). The principal executive officer of the Company and the principal financial officer of the Company have made the certifications required by Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder with respect to each Company SEC Report subject to that requirement.

        (c)   As used herein, the term "Company SAP Statements" means the statutory statements of each of the Company Subsidiaries as filed with the applicable insurance regulatory authorities in their respective jurisdictions of incorporation for the years ended December 31, 2005 and December 31, 2006 and the quarterly period ended March 31, 2007 and any such annual and quarterly statutory statements filed subsequent to the date hereof. The Company has made available to Parent true and complete copies of the Company SAP Statements filed as of the date of this Agreement with respect to the Company Subsidiaries required to file such Company SAP Statements. Each of the Company Subsidiaries has filed or submitted, or will file or submit, all Company SAP Statements required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority. The Company SAP Statements were, and any Company SAP Statements filed after the date hereof will be, prepared in all material respects in conformity with SAP consistently applied for the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements present, and any Company SAP Statements filed after the date hereof will present, in all material respects the statutory financial position of such Company Subsidiaries as at the respective dates thereof and the results of operations of such Company Subsidiaries for the respective periods then ended. The Company SAP Statements complied, and the Company SAP Statements filed after the date hereof will comply, in all material respects with all applicable Insurance Laws when filed, and no material deficiency has been asserted with respect to any Company SAP Statements filed prior to the date hereof by the applicable insurance regulatory body or any other Governmental Authority. The annual statutory balance sheets and income statements included in the Company SAP Statements as of the date hereof have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation, and the Company has made available to Parent true and complete copies of all audit opinions related thereto.

        (d)   The reserves carried on the Company SAP Statements of each Company Subsidiary (i) were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Subsidiary, (ii) have been computed in all material respects in accordance with the requirements for reserves established by the insurance departments of the state of domicile of each Company Subsidiary, (iii) were determined in all material respects in accordance with generally accepted actuarial principles in effect at such time, consistently applied and prepared in accordance with applicable SAP or GAAP, as applicable, (iv) were computed on the basis of methodologies consistent in all material respects with those used in prior periods, except as otherwise noted in the Company SAP Statements, and (v) have been computed on the basis of assumptions consistent with those used to compute the corresponding items in such financial statements (it being understood that no representation or warranty is made herein to the effect that such reserves will in fact be adequate to cover the actual amount of such liabilities that are eventually paid after the date thereof).

        (e)   Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no material claim or material assessment is pending or, to the knowledge of the Company, threatened against any Company Subsidiary which is unique to such Company Subsidiary.

        (f)    The Company and its subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP. The Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a 15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms and is accumulated and made known to the management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. A summary of any of those disclosures made by management to the Company's auditors and audit committee is set forth in Section 4.5(f) of the Company Disclosure Schedule. The Company's internal controls and reporting systems are reasonably adequate in light of applicable law and regulation.

        (g)   As of the date of this Agreement, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any "material contract" (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (each, a "Material Contract").

        (h)   Since January 1, 2005, to the knowledge of the Company, neither the Company nor any director, officer, or auditor, of the Company or any Company Subsidiary, has received or been notified of any material complaint, allegation, assertion or claim, whether written or oral, regarding (i) the accounting or auditing practices, procedures, methodologies or methods of the Company or any

Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, (ii) any material violation of securities laws or (iii) any breach of fiduciary duty or similar violations by the Company or any of its directors or officers other than, in the case of this clause (iii), any complaint, allegation, assertion or claim that may be made after the date of this Agreement based upon or relating to the transactions contemplated by this Agreement.

        (i)    The Company has provided Parent true and complete copies of all management letters received from its independent auditors since January 1, 2005, and if no such management letters have been received, the Company has provided copies of all correspondence from its independent auditors during such period relating to subject matter of the same type as would be included in a management letter.

        Section 4.6    Absence of Undisclosed Liabilities.     Except as disclosed in the audited financial statements at and for the period ended December 31, 2006 and in the Company SEC Reports filed after December 31, 2006 and before the date of this Agreement, the Company and the Company Subsidiaries did not have at December 31, 2006, nor to the knowledge of the Company has it or any Company Subsidiary incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (i) were incurred in the ordinary course of business, (ii) would not have a Company Material Adverse Effect or (iii) have been discharged or paid in full or will have been discharged or paid in full prior to the Effective Time. Since January 1, 2005, neither the Company nor any Company Subsidiary has been a party to any asset securitization transaction or "off-balance sheet arrangement" (as defined in Rule 303 of Regulation S-K promulgated under the Exchange Act). For purposes of this Agreement, "to the knowledge of the Company" means to the actual knowledge of the persons named in Section 4.6 of the Company Disclosure Schedule.

        Section 4.7    Absence of Certain Changes or Events.     Since June 30, 2007, except as disclosed in the Company SEC Reports filed since June 30, 2007 and before the date of this Agreement, (a) there has not been any event, circumstance, change or effect that has had or reasonably would be expected to have a Company Material Adverse Effect; (b) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice; (c) no act or omission has occurred that, if taken after the date of this Agreement, would have breached clauses (i), (iv), (vi), (vii), (ix), (x), (xi), (xii), (xvi) or (insofar as it relates to the foregoing clauses) (xix) of Section 6.1(b); and (d) there has not occurred (i) any declaration, setting aside or payment of any dividend, or other distribution in cash, stock or property in respect of the capital stock of the Company (other than regular quarterly dividends in the amount of $0.30 per share), or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (ii) any split, combination, subdivision or reclassification of any of the Company's capital stock or issuance or authorization of issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except as expressly contemplated by this Agreement; (iii) any amendment of any term of any outstanding security of the Company; or (iv) any change by the Company in financial accounting principles, practices or methods, except as required by GAAP or by a change of Law.

        Section 4.8    Litigation.     As of the date of this Agreement, (i) there are no claims, suits, actions, investigations, proceedings or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Authority or arbitrator that reasonably would be expected to have a Company Material Adverse Effect or materially adversely affect the Company's ability to perform its obligations under this Agreement and (ii) the Company is not subject to any judgment, decree, injunction, rule or order of any Governmental Authority that prohibits the consummation of the Merger or any of the other transactions contemplated hereby.

        Section 4.9    Proxy Statement.     The definitive Proxy Statement will not, on the date it is first mailed to the shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the meeting of the Company's shareholders to which the Proxy Statement relates (the "Shareholders Meeting"), contain any untrue statement of a material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting that shall have become false or misleading in any material respect. The definitive Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information that may be supplied by or on behalf of Parent or Subsidiary in writing expressly for inclusion in the Proxy Statement.

        Section 4.10    Compliance with Laws; Permits.

        (a)   Neither the Company nor any of the Company Subsidiaries is in violation of, nor since January 1, 2005 has it received any written notice of violation of, any applicable Law, except for violations that would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the generality of the foregoing (x) each Company Subsidiary and, to the knowledge of the Company, its agents, have marketed, sold and issued insurance products in compliance with Insurance Laws applicable to the business of such Company Subsidiary and in the respective jurisdictions in which such products have been sold, except for such non-compliance that would not reasonably be expected to have a Company Material Adverse Effect, (y) since January 1, 2005, the Company and each Company Subsidiary have made all required notices, submissions, reports or other filings under applicable Insurance Law, including insurance holding company statutes, and (z) all contracts, agreements, arrangements and transactions in effect between any Company Subsidiary and any affiliate are in compliance with the requirements of all applicable insurance holding company statutes, except for any such failures or instances of noncompliance that would not reasonably be expected to have a Company Material Adverse Effect. In addition, (i) there is no pending or, to the knowledge of the Company, threatened proceeding to which the Company or a Company Subsidiary is subject before any Governmental Authority regarding whether any of the Company Subsidiaries has violated, nor to the knowledge of the Company any pending or threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Insurance Laws; and (ii) since January 1, 2005, the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed with any insurance regulatory authority or Governmental Authority, except in each case (i) and (ii), for proceedings, investigations or failures to file which would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Except as required by Insurance Laws and the Company Permits maintained by the Company Subsidiaries, there are no written agreements, consent agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company Subsidiaries to which the Company or any Company Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, orders or directives of a Governmental Authority specifically with respect to the Company or any Company Subsidiary, or resolutions adopted by the Company or a Company Subsidiary at the request of a Governmental Authority, which (A) limit in any material respect the ability of the Company or any of the Company Subsidiaries to issue insurance policies, (B) in any manner impose any requirements on the Company or any of the Company Subsidiaries in respect of risk-based capital requirements that add to or otherwise modify in any material respect the risk-based capital requirements imposed under applicable Laws, (C) require the Company or any of its affiliates to make capital contributions, purchase surplus notes or make loans to a Company Subsidiary, or (D) in any material manner relate to the ability of the Company or any of the Company Subsidiaries to pay dividends or otherwise restrict the conduct of business of the Company or any of the Company Subsidiaries in any material respect. In addition to Insurance Laws, the businesses of the Company and each Company Subsidiary are and have been conducted in compliance in all material respects with any applicable Laws, except for such violations as would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct their businesses as presently conducted and to own their assets and properties (collectively, the "Company Permits"), except for such permits, licenses, franchises, variances, exemptions, orders, authorizations, certificates, consents and approvals the absence of which would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are not in violation of the terms of any Company Permit, except for such violations as would not have a Company Material Adverse Effect. The business of the Company and the Company Subsidiaries have not been and are not being conducted in violation of any Law except for violations that would not reasonably be expected to have a Company Material Adverse Effect. No investigation, review or market conduct examination by any Governmental Authority with respect to the Company or any Company Subsidiary is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.11    Affiliate Transactions.

        (a)   Except as disclosed in the Company SEC Reports filed since December 31, 2006 and before the date of this Agreement and except for transactions for compensation of employees in the ordinary course of business, every transaction between the Company and any of its "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the SEC), which is currently in effect or was consummated since January 1, 2005 and which involved the payment, or receipt, of money, benefits or other compensation is set forth in Section 4.11(a) of the Company Disclosure Schedule.

        (b)   No portion of the business conducted by the Company and/or any Company Subsidiary is conducted by, with or through an affiliate of the Company (other than its wholly-owned subsidiaries) other than in such affiliate's capacity as an officer, director or employee of the Company. Except as disclosed in the Company SEC Reports filed since December 31, 2006 and before the date of this Agreement, no director, officer, stockholder or affiliate of the Company or affiliate of such director, officer or stockholder has since January 1, 2005: (i) borrowed money from or loaned money to the Company or any Company Subsidiary that remains outstanding; (ii) any contractual or other claim, express or implied, of any kind whatsoever against or in respect of the Company or any Company Subsidiary; (iii) any interest in any assets used or held for use in the business conducted by the Company and/or any Company Subsidiary; (iv) engaged in any other transaction with or in respect of the Company or any Company Subsidiary; or (v) owned, directly or indirectly, any interest in (except not more than two percent stockholdings for investment purposes in securities of publicly-held and traded companies), or served as an officer, director, employee or consultant of or otherwise receives remuneration from, any person that is, or has engaged in business as, a competitor, lessor, lessee, customer or supplier of the Company or any Company Subsidiary.

        Section 4.12    Taxes.

        (a)   Each of the Company and the Company Subsidiaries has (i) duly filed with the appropriate Governmental Authorities all Tax Returns (as defined below) required to be filed by it for all periods ending on or prior to the Effective Time, which Tax Returns were correct and complete when filed, and (ii) duly paid in full or made adequate provision in accordance with GAAP for the payment of all Taxes shown as due in such Tax Returns. There is no claim, action, suit, proceeding or investigation now pending, or to the Company's knowledge, threatened against or with respect to the Company or its subsidiaries with respect of any Tax. For purposes of this Agreement, (i) "Taxes" means all taxes, including, without limitation, income, gross receipts, excise, property (including transfer duties), sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer, value added and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined, or any other basis, and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments and (ii) "Tax Return" means any return, report or other document required to be supplied to a taxing authority in connection with Taxes, including any schedules thereto or amendments thereof.

        (b)   There are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries other than (i) Liens for Taxes not yet due, (ii) Taxes being contested in good faith or reserved against in accordance with GAAP, or (iii) liabilities for Taxes that have been accrued for or reflected on the financial statements included in the Company SEC documents.

        (c)   Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other person (i) under Section 1.1502-6 of the Treasury Regulations or similar provisions of state, local or foreign law (excluding, however, liability pursuant to such section of the Treasury Regulations for US federal income Taxes owed by the members of the consolidated group of which the Company is the common parent), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

        (d)   With respect to the Company and each Company Subsidiary, there has been (i) no adjustment that, under Section 481 of the Code (or similar provisions of foreign, state or local Tax Law), could reasonably be expected to have the effect of increasing the Tax liability of Company or any Company Subsidiary in any Tax period (or portion thereof) ending after the Effective Time ("Post-Closing Tax Period") and (ii) no agreement under Section 7121 of the Code (or similar agreement entered into for federal, foreign, state or local Tax Law purposes) that could reasonably be expected to have the effect of increasing the Tax liability of the Company or any Company Subsidiary in any Post-Closing Tax Period. There is no income or gain of the Company or any Company Subsidiary (including any predecessor of the Company or any Company Subsidiary) deferred pursuant to Treasury Regulation Section 1.1502-13 (or any predecessor proposed, temporary or final regulation).

        (e)   Neither the Company nor any Company Subsidiary has received any written assertion, or written threatened assertion, that the Company or any Company Subsidiary has or had a permanent establishment in any country other than the country in which it is incorporated or in which it maintains its principal place of business.

        (f)    Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (i) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any of the other transactions contemplated by this Agreement.

        (g)   Neither the Company nor any of the Company Subsidiaries has ever participated in any "reportable transaction," as defined in Treasury Regulation Section 1.6011-4.

        (h)   The Company and each of its Subsidiaries have withheld all amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder, or any other third party; such withheld amounts were either duly paid to the appropriate Governmental Authority or set aside in accounts for such purpose. The Company and each of its Subsidiaries have reported such withheld amounts to the appropriate Governmental Authority and to each such employee, independent contractor, creditor, shareholder, or any other third party, as required under law.

        (i)    Notwithstanding any other representation or warranty contained in this Article IV, the representations and warranties contained in this Section 4.12 constitute the sole representations and warranties of the Company relating to tax matters.

        Section 4.13    Employee Benefit Plans; ERISA.

        (a)   With respect to each material Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) any material current plan documents and amendments thereto; (ii) for the most recently ended plan year, all Internal Revenue Service ("IRS") Form 5500 series forms (and any financial statements and other schedules attached thereto) filed with respect to any Company Plan; (iii) all current summary plan descriptions and subsequent summaries of material modifications with respect to each Company Plan for which such descriptions and modifications are required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (iv) the most recent IRS determination letter for each Pension Plan that is intended to be qualified under Section 401(a) of the Code. For purposes of this Agreement, (i) "Company Plan" means (x) each employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) ("Pension Plan"); and each employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) ("Welfare Plan") maintained by the Company and any of its ERISA Affiliates, and (y) each stock option, stock purchase, stock appreciation right and stock based plan and each material deferred compensation, employment, severance, change in control, incentive, bonus, medical, fringe benefit, life insurance, vacation, layoff, dependent care, legal services, cafeteria plan, or agreement, arrangement, policy or program maintained or contributed to by the Company or a Company Subsidiary for the benefit of current or former employees or current or former directors of the Company or a Company Subsidiary whether written or oral; and (ii) "ERISA Affiliate" means any trade or business whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA. All Company Plans and all severance and change in control plans and agreements of general applicability to the Company's executive officers and other employees are listed in Section 4.13(a) of the Company Disclosure Schedule.

        (b)   Neither the Company nor any of its ERISA Affiliates has any liabilities in connection with, maintains, or has, within the previous six years, maintained a Pension Plan that is subject to Section 412 of the Code or Title IV of ERISA.

        (c)   Neither the Company nor any of its ERISA Affiliates currently has any liabilities in connection with, maintains, or has, within the previous six years, maintained or been obligated to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA and that is subject to ERISA.

        (d)   No Company Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent or a participant after such participant's termination of employment, except to the extent required by law.

        (e)   With respect to any Welfare Plan, (i) no such plans are "multiple employer welfare arrangements" within the meaning of Section 3(40) of ERISA, (ii) there has been no violation of Section 4980B of the Code or any of Sections 601 through 608 of ERISA with respect to any such Plan that could result in any material liability and (iii) no such plan is a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code or similar funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding).

        (f)    Neither the Company nor any of its ERISA Affiliates is bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Company Plan.

        (g)   Each Company Plan (i) has been administered in material compliance with its terms and is in material compliance with the applicable provisions of ERISA and has been administered in material compliance with the applicable provisions of ERISA, the Code and other applicable laws; and (ii) that is intended to be a qualified plan within the meaning of Section 401(a) of the Code has a favorable determination from the IRS as to its qualified status or is within the remedial amendment period for making any required changes and to the knowledge of the Company there are no circumstances likely to result in revocation of any such favorable determination letter.

        (h)   With respect to each Company Plan, except as would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no inquiries or proceedings pending or threatened by the IRS, the Department of Labor, any Governmental Authority or any participant or beneficiary (other than claims for benefits in the ordinary course) with respect to the design or operation of the Company Plans; and (ii) the Company has made all contributions required under the material terms of such Company Plans.

        (i)    The Company and each Company Subsidiary has in all material respects properly classified for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to the Company and any Company Subsidiary.

        (j)    None of the Company or any Company Subsidiary maintains any Company Plan which provides material severance or similar benefits to current or former employees or other service providers

        (k)   Neither the Company nor any ERISA Affiliate has agreed or otherwise committed to, whether in writing or otherwise, to increase materially or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant.

        (l)    No Company Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company or any Company Subsidiary (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and none of the Company or any Company Subsidiary, nor any of their respective affiliates, is a party to any Company Plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, any of the Company or any Company Subsidiary.

        (m)  Each Company Plan may be amended and terminated in accordance with its terms and each such Company Plan provides for the unrestricted right of the Company or any Company Subsidiary (as applicable) to amend or terminate such Company Plan.

        (n)   Each Company Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, and the Treasury Regulations and IRS guidance thereunder. Each Option has been granted with an exercise price no lower than "fair market value" (within the meaning of Sections 409A and 422 of the Code) as of the grant date of such option.

        (o)   Notwithstanding any other representation or warranty contained in this Article IV, the representations and warranties contained in this Section 4.13 constitute the sole representations and warranties of the Company relating to the subject matter hereof.

        Section 4.14    Labor Controversies.     There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor to the knowledge of the Company are there any pending activities or proceedings of any labor union to organize any such employees.

        Section 4.15    Real Estate.

        (a)   Section 4.15 of the Company Disclosure Schedule contains a true and complete list of (i) each parcel of real property owned beneficially or of record by the Company or any Company Subsidiary (the "Owned Real Property") and (ii) each parcel of real property leased, subleased or occupied to or by the Company or any Company Subsidiary (the "Leased Real Property" and, together with the Owned Real Property, the "Company Real Property") and includes the parties to such lease or sublease, any amendments thereto, the expiration date of such lease or sublease and any consents, approvals or other documents necessary or required such that each lease and sublease will be in full force and effect and remain binding on all parties thereto in accordance with the terms of such lease or sublease as of the Effective Time except as would not otherwise reasonably be expected to have a Company Material Adverse Effect.

        (b)   The Company or a Company Subsidiary, as applicable, has good and marketable fee simple title to all Owned Real Property and has valid leasehold interests in all Leased Real Property and the Company or a Company Subsidiary, as applicable, is in possession of each parcel of Company Real Property, together with all buildings, structures, facilities, fixtures and other improvements thereon, listed in Section 4.15 of the Company Disclosure Schedule, and in each case such parcel is free and clear of all Liens other than any (i) Liens for Taxes not yet due and payable, (ii) mechanics', carriers', workers' and other similar Liens, arising or incurred in the ordinary course of business, in each case that individually or in the aggregate with other such title defect, does not materially impair the value of the property subject to such Liens or other such title defect or the use of such property in the conduct of the business of the Company and each Company Subsidiary (collectively, "Permitted Liens"). The Company or a Company Subsidiary, as applicable, has such rights of ingress and egress with respect to such Company Real Property, buildings, structures, facilities, fixtures and other improvements as are required to conduct the applicable portions of the business of the Company and each Company Subsidiary in a lawful manner consistent with past practice. To the knowledge of the Company, none of such Company Real Property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable statute, law ordinance, rule or regulation in any respect that reasonably could be expected to require material expenditures by the Company or any Company Subsidiary or to result in a material impairment in or limitation on the activities presently conducted there.

        (c)   The Company or a Company Subsidiary, as applicable, has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Property for the full term of the lease of such properties. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by a court's application of general equitable principles, and to the knowledge of the Company there is no, and none of the Company or any Company Subsidiary has received notice of any, default (or any condition or event that, after notice or lapse of time or both, would constitute a default) thereunder. None of the Company or any Company Subsidiary owes any brokerage commissions with respect to any such leased space (including any contingent obligation in respect of future lease extensions).

        (d)   The Company has made available to Parent true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Owned Real Property in the Company's or a Company Subsidiary's possession or control, and (ii) all leases (including any amendments and renewal letters and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d)) with respect to the Leased Real Property.

        (e)   No tenant or other party in possession of any of the Owned Real Property has any right to purchase, or holds any right of first refusal to purchase, such properties.

        (f)    The plants, buildings, structures and equipment located on the Company Real Property and used by the Company or the Company Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of the Company Real Property or any plants, buildings or other structures thereon.

        (g)   The Company Real Property includes all Company Real Property as is used or held for use in connection with the conduct of the business of the Company and each Company Subsidiary as heretofore conducted and as presently planned to be conducted.

        (h)   To the knowledge of the Company, the improvements located on the Company Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or threatened against any of such Company Real Property or the improvements thereon.

        Section 4.16    Environmental Matters.     The Company and each Company Subsidiary conducts its business and operations in material compliance with all applicable Environmental Laws (as defined below). The Company has not received any written notice of any action, claim, suit, investigation or demand that remains outstanding and that asserts any liability on the part of the Company or any Company Subsidiary under any Environmental Law, the outcome of which reasonably would be expected to have a Company Material Adverse Effect. For purposes of this Agreement, (x) "Environmental Law" means any and all applicable U.S. and non-U.S. federal, state and local laws, statutes, rules, regulations, ordinances, orders, decrees and other laws relating to the protection of the environment, natural resources, and health and safety as it relates to environmental protection including contamination, laws relating to Releases of Hazardous Material into the environment and all laws and regulations with regard to disclosure and reporting requirements respecting Hazardous Materials and the environment; (y) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property; and (z) "Hazardous Materials" means any element, compound, substance or other material (including any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance or product that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, biological waste, chloroflourocarbon, hydrochloroflourocarbon, lead-containing paint or plumbing, polychlorinated biphenyls (PCBs), radioactive material, infectious materials, potentially infectious materials or disinfecting agents. Notwithstanding any other representation or warranty contained in this Article IV, the representations and warranties contained in this Section 4.16 constitute the sole representations and warranties of the Company relating to environmental matters.

        Section 4.17    Intellectual Property.     The Company or one or more of the Company Subsidiaries exclusively owns free and clear of any licenses or Liens (in the case of Owned Intellectual Property Rights), or has valid rights to use or otherwise take advantage of (in the case of Licensed Intellectual Property Rights), all Intellectual Property Rights (as defined below) currently used, or otherwise taken advantage of, to conduct the business of the Company and each of the Company Subsidiaries, all of which rights shall survive unchanged in any material respect upon the consummation of the Merger. The Intellectual Property Rights owned by the Company and the Company Subsidiaries are referred to in this Agreement as the "Owned Intellectual Property Rights" and the Intellectual Property Rights of third parties that the Company and the Company Subsidiaries have the right to use are referred to as the "Licensed Intellectual Property Rights." All of the Owned Intellectual Property Rights that are material to the Company or any Company Subsidiary and are registered with a Governmental Authority are listed in Section 4.17 of the Company Disclosure Schedule. To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries does not infringe, dilute, misappropriate or otherwise violate any valid and enforceable Intellectual Property Rights of third parties, and no claim is pending or, to the knowledge of the Company, has been threatened that contains any assertion to that effect. To the knowledge of the Company, no person is infringing, diluting, misappropriating or otherwise violating the Owned Intellectual Property Rights. No claim is pending or, to the knowledge of the Company, has been threatened that asserts that any Owned Intellectual Property Rights are invalid or unenforceable, or infringed or otherwise violated, or that challenges or affects the scope of any Owned Intellectual Property Rights. No claim is pending or, to the knowledge of the Company, has been threatened that challenges the rights of the Company or one or more of the Company Subsidiaries in or to any Owned Intellectual Property Rights or Licensed Intellectual Property Rights. All renewal and maintenance fees, Taxes, and other fees required to be paid and applicable to the Owned Intellectual Property Rights have been paid in full through the Effective Time. With immaterial exceptions that would not reasonably be expected to adversely affect the rights of the Company and the Company Subsidiaries to use or enforce the Owned Intellectual Property Rights, all consultants of the Company or the Company Subsidiaries, past or present, who have participated in the writing or development of software on behalf of the Company or any of the Company Subsidiaries are parties to written agreements under which, among other things, each such consultant is obligated to maintain the confidentiality of confidential information of the Company or the Company Subsidiaries and assign to the Company all Intellectual Property Rights created in the scope of consultancy. The Company and the Company Subsidiaries have taken reasonable measures to protect the confidentiality of the trade secrets and confidential information owned by them with respect to the Intellectual Property Rights used in the conduct of the business.

        For the purposes of this Agreement, "Intellectual Property Rights" of any person means all intangible legal rights, title or interest in, or arising under the laws of the United States, any state or other political subdivision thereof, any other country or political subdivision thereof or any international treaty regime, whether or not filed, perfected, registered or recorded, in, all of the following, in each case to the extent held by such person: (i) patents, patent applications and patent rights, including any and all continuations, continuations in part, provisionals, divisions, reissues, reexaminations or extensions thereof; and any and all related inventions, invention disclosures and technological developments; (ii) rights associated with works of authorship and literary property rights, including copyrights, copyright applications and copyright registrations, and moral rights; (iii) confidential trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor, and prospect lists, and all associated information or databases, and other confidential or proprietary information; (iv) trademarks, service marks, logos, images, trade dress, domain names, trade names, and service names, whether or not registered, and the goodwill associated therewith; and (v) rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property anywhere in the world, including all intellectual property rights in and to customer lists, databases, data collections, engineering data, manufacturing and production processes and procedures, design documents and analyses, diagrams, documentation, drawings, formulae, marketing plans, methodologies, processes, program listings, protocols, sales data, schematics, specifications, computer data, computer programs and software (in any form including source code and executable or object code), web sites, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as blueprints, compilations of information, instruction manuals, notebooks, prototypes, reports, samples, studies, and summaries); and (vi) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriation or unauthorized use thereof.

        Section 4.18    Contracts.     As of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, imposing any material restrictions on the ability of the Company or any Company Subsidiary to engage in any line of business, issue any insurance product within any line of business, conduct business operations in any geographic location, make use of any distribution channel or market or sell insurance products to any person or group of persons. Neither the Company nor any Company Subsidiary, or to the knowledge of the Company any other party, is in violation or breach of or in default (nor does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary) under (i) the Company's articles or organization of bylaws, (ii) the comparable organizational instruments of any Company Subsidiary, or (iii) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease, sales order contract, or other instrument, understanding, obligation or agreement of any kind, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound or affected, except in the case of clauses (ii) and (iii), for breaches, violations or defaults that would not reasonably be expected to have a Company Material Adverse Effect. No other party to any such contract has, to the knowledge of the Company, alleged that the Company or any Company Subsidiary is in violation or breach of or in default under any such contract or has notified the Company or any Company Subsidiary of an intention to modify any material terms of or not to renew any such contract, where such events would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company at the date of this Agreement, no party to any affinity marketing relationship with the Company or any Company Subsidiary has given notice with respect to the termination or material modification of such relationship or threatening litigation, or otherwise expressly communicated an intention to terminate or materially modify (or seek to terminate or materially modify) such relationship.

        Section 4.19    Insurance Matters.

        (a)   The Company has made available to Parent copies of all financial examination reports and market conduct examination reports of state insurance departments with respect to any Company Subsidiary that have been issued since January 1, 2005.

        (b)   To the extent required under the Insurance Laws, all policies, binders, slips or other agreements of insurance and other agreements and materials that are issued or used in connection with the Company Subsidiaries' business, including applications, brochures and marketing materials, premium rates and reinsurance agreements, are, in all material respects, on forms approved by applicable insurance regulatory authorities or filed and not objected to by such authorities within the period provided for objection, and, in either case, not subsequently disapproved or required to be withdrawn or retired from issuance or use which have not been so withdrawn or retired. To the knowledge of the Company, any rates of the Company Subsidiaries required to be filed with or approved by any applicable Governmental Authority have in all material respects been so filed or approved and the rates applied by each of the Company or the Company Subsidiaries conform in all material respects to the relevant filed or approved rates.

        (c)   To the knowledge of the Company, as of the date of this Agreement, no person performing the duties of insurance producer, reinsurance intermediary, agency, agent, managing general agent, wholesaler or broker on behalf of the Company or any of the Company Subsidiaries individually accounting for 1% or more of the total gross premiums of all Company Subsidiaries for the year ended December 31, 2006 (collectively, "Company Producers") has indicated to the Company or any Company Subsidiary that such Company Producer will be unable or unwilling to continue its relationship as a Company Producer with the Company or any Company Subsidiary within twelve months after the date hereof. To the knowledge of the Company, since January 1, 2006, at the time any Company Producer wrote, sold, or produced business, or performed such other act for or on behalf of the Company or any Company Subsidiary that may require a license under applicable Insurance Laws, such Company Producer was duly licensed and appointed as required by applicable Insurance Law, in the particular jurisdiction in which such Company Producer wrote, sold, produced, solicited, or serviced such business, and each of the agency agreements and appointments between the Company Producers, including as subagents under the Company's affiliated insurance agency, and the Company and any Company Subsidiary, is valid, binding and in full force and effect in accordance with its terms. To the knowledge of the Company, as of the date of this Agreement, no Company Producer has been since January 1, 2005, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the writing, sale or production of insurance or other business for the Company or any Company Subsidiary, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

        (d)   To the knowledge of the Company, all reinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary has any material existing rights, obligations or liabilities (the "Company Reinsurance Agreements") are in full force and effect. Copies of all Company Reinsurance Agreements that are in effect on the date of this Agreement have been made available to Parent. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance treaty, binder or other agreement to which the Company or any Company Subsidiary is a party, is in default in any material respect as to any provision thereof. Where the Company Subsidiary is a cedent, the Company has not received any written notice to the effect that the financial condition of any party to any such agreement is impaired such that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

        (e)   With respect to any Company Reinsurance Agreement for which the Company or any Company Subsidiary is taking credit on its most recent statutory financial statements or has taken credit on any statutory financial statements from and after January 1, 2005, (i) there has been no separate written or oral agreements between any of the Company or any Company Subsidiary and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect in any material respect any actual or potential loss to the parties under any such Company Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Company Reinsurance Agreement, (ii) for each such Company Reinsurance Agreement entered into, renewed, or amended on or after January 1, 2005, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the domiciliary state insurance departments for each of the Company and the Company Subsidiaries,

(iii) each of the Company and the Company Subsidiaries complies and has complied from and after January 1, 2005 in all material respects with all of the requirements set forth in SSAP No. 62 and (iv) each of the Company and the Company Subsidiaries has and has had from and after January 1, 2005 appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

        (f)    Prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of all actuarial reports in the possession or control of the Company or any Company Subsidiary prepared by actuaries, independent or otherwise, with respect to the Company or any Company Subsidiary since January 1, 2005, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the Company, each Company Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for the Company and the Company Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

        Section 4.20    Brokers and Finders.     Except for the fees and expenses payable to Bear, Stearns & Co. Inc. (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company (as reflected in an agreement between such firm and the Company, a copy of which has been made available to the Parent), no agent, broker, investment banker, financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 4.21    Opinion of Company Financial Advisor.     The Company Financial Advisor has rendered an opinion to the Board of Directors of the Company, dated the date of this Agreement, to the effect that, as of such date, the Common Stock Consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been advised that the Company Financial Advisor will permit the inclusion of the opinion in its entirety and, subject to prior review and consent by the Company Financial Advisor, a reference to the opinion in the Proxy Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

        Parent and Subsidiary jointly and severally represent and warrant to the Company that:

        Section 5.1    Organization.     Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and otherwise operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so qualified and in good standing would not reasonably be expected to prevent or delay the consummation of the Merger.

        Section 5.2    Authority; Non-Contravention; Approvals.

        (a)   Parent and Subsidiary each have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been approved by the Board of Directors of Parent and adopted by the Board of Directors of Subsidiary and has been approved by the sole shareholder of Subsidiary. No other corporate proceeding on the part of Parent or Subsidiary is necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming due authorization, execution and delivery by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by a court's application of general equitable principles.

        (b)   The execution, delivery and performance of this Agreement by each of Parent and Subsidiary and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with, or without notice or passage of time or both, would constitute a default) under, or result in the termination of or a loss of a benefit under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent or Subsidiary under any of the terms, conditions or provisions of (i) the respective certificates of incorporation, articles of organization or bylaws (or equivalent documents) of Parent or any of its subsidiaries, including Subsidiary; (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Parent or any of its subsidiaries, including Subsidiary or any of their respective properties or assets; or (iii) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries, including Subsidiary is now a party or by which Parent or any of its subsidiaries, including Subsidiary or any of their respective properties or assets may be bound or affected; other than (in the case of clauses (ii) and (iii) above) such violations, conflicts, breaches, defaults, terminations, losses of benefit, accelerations or creations of Liens that would not reasonably be expected to have a Parent Material Adverse Effect. As used herein, "Parent Material Adverse Effect" shall mean an event, circumstance, change or effect, individually or in the aggregate, that would or would reasonably be expected to materially delay or materially impair the ability of Parent or Subsidiary to perform its respective obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

        (c)   Except for (i) the Antitrust Filings, (ii) the Merger Filing, (iii) and approvals or filings of Parent and Subsidiary under all applicable Insurance Laws as set forth in Schedule 5.2 of this Agreement (the "Parent Insurance Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby.

        Section 5.3    Compliance with Applicable Laws.     Parent and Subsidiary are (i) in compliance with the terms of their respective certificate or articles of organization, bylaws or other charter or organizational documents and (ii) in compliance with all Laws except to the extent any non-compliance, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Litigation.     At the date of this Agreement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries or its or their property is pending or, to the best knowledge of Parent, threatened that would reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.5    Information Supplied.     None of the information to be provided by Parent or Subsidiary for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such document or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 5.6    Financing.     As of the Closing, Parent will have sufficient funds to consummate the Merger and the other transactions contemplated hereby, and to satisfy its and Subsidiary's obligations under this Agreement, including, without limitation, the obligation to deliver to the Paying Agent cash in immediately available funds equal to the aggregate Common Stock Consideration and Equity Award Consideration pursuant to Article III and to consummate the Merger and other transactions contemplated hereby and to pay all of Parent's and Subsidiary's related fees and expenses. Parent has delivered to the Company a true and correct copy of a commitment for financing received by Parent (the "Commitment"). As of the date of this Agreement, the Commitment has not been withdrawn, terminated, amended or supplemented. To Parent's knowledge, the Commitment is a valid and enforceable obligation of the lender named therein, subject to the terms and conditions set forth therein. There are no other conditions to the obligations of the lender that have been agreed to by Parent and are not set forth therein.

        Section 5.7    Subsidiary.     True and complete copies of the articles of organization and bylaws of Subsidiary, each as in effect as of the date of this Agreement, have previously been made available to the Company. Subsidiary was formed solely for the purposes of engaging in the transactions contemplated hereby, and has not engaged, and will not engage, in any other business activities and has conducted its operations only as contemplated hereby.

        Section 5.8    Brokers and Finders.     Except for the fees and expenses payable to Citigroup Global Markets Limited, no agent, broker, investment banker, financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which the Company could become liable in connection with the transactions contemplated by this Agreement.

        Section 5.9    Massachusetts Business Combination Law.     At no time since December 31, 2002 has Parent or Subsidiary or any of their affiliates or associates (as those terms are defined in the Massachusetts Business Combination Law) been an "interested shareholder" of the Company within the meaning of the Massachusetts Business Combination Law.

ARTICLE VI

COVENANTS OF THE PARTIES

        Section 6.1    Conduct of the Company's Business.     The Company covenants that during the period from the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, except to the extent required by Law or as provided in Section 6.1 of the Company Disclosure Schedule, and except as otherwise expressly required or permitted by this Agreement, unless Parent shall otherwise consent in writing:

        (a)   the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action, except in the ordinary course of business consistent with past practice and the Company shall use reasonable best efforts to preserve intact its present business organizations, goodwill and relationships with third parties and to keep available the services of its present officers and employees and preserve their relationships with customers, supplies, and others having business dealings with the Company and each Company Subsidiary;

        (b)   the Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:

          (i)    sell, pledge, lease, dispose of or encumber any property or assets, except in the ordinary course of business consistent with past practice or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization;

          (ii)   amend or propose to amend its articles of organization or bylaws (or comparable organizational documents);

          (iii)  except for declaration and payment of the Company's regular quarterly dividends, which shall not exceed $0.30 in cash per share of outstanding Company Common Stock per quarter, split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to such shares (except for any dividends paid by a wholly-owned direct or indirect Company Subsidiary to such Company Subsidiary's parent);

          (iv)  redeem, purchase, acquire or offer to acquire any shares of its capital stock;

          (v)   issue, sell or agree to issue or sell any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to the Company Plans or otherwise; provided, however, that the Company may issue shares of Company Common Stock (A) upon exercise of Options or ACIC Options that are outstanding on the date of this Agreement or are permitted under this Agreement to be issued following the date of this Agreement and are exercised in accordance with their respective terms as in effect on the date of this Agreement and (B) pursuant to commitments entered into before the date of this Agreement pursuant to other Company Plans as in effect on the date of this Agreement;

          (vi)  acquire any material assets (including securities) or merge or consolidate with any person or engage in any similar transaction;

          (vii) except for borrowings and re-borrowings in the ordinary course of business under credit facilities in existence on the date of this Agreement (including all future renewals, replacements and extensions thereof), incur, create or assume any indebtedness for borrowed money or guarantee any such indebtedness, guarantee any debt of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business or issue any debt securities;

          (viii)  make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or a wholly-owned Company Subsidiary;

          (ix)  make or rescind any Tax election or settle or compromise any Tax liability of the Company or any Company Subsidiary;

          (x)   amend any Tax Return, change an annual Tax accounting period, adopt or change any Tax accounting method (except as required by applicable law) or execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any taxes;

          (xi)  make or agree to make any capital expenditures in excess of $1.0 million in any case and $5.0 million in the aggregate;

          (xii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of claims, liabilities or obligations recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company included in the SEC Reports or incurred since the date of such financial statements in the ordinary course of business;

          (xiii)  (A) modify, amend or terminate any Material Contract, (B) waive, release or assign any material rights or claims, (C) waive in any material respect the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement, or fail in any material respect to enforce any such agreement to the full extent reasonably practicable, including by seeking injunctive relief and specific performance or (D) except in the ordinary course of business, enter into any Contract that would be deemed to be a Material Contract;

          (xiv)  (A) make any change in executive compensation other than in the ordinary course of business, (B) increase the compensation or benefits of any director, officer or employee, other than in the ordinary course that are consistent with past practice, (C) adopt any amendment to a Company Plan, (D) enter into, amend or modify any employment, consulting, severance, termination or similar agreement with any director or officer, (E) accelerate the payment of compensation or benefits to any director, officer or employee, (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Plan or compensation agreement or arrangement; or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the timing or manner in which contributions to any pension plan are made or the basis on which such contributions are determined or (G) take any action that could give rise to severance benefits payable to any officer, director, or employee of the Company or any Company Subsidiary as a result of consummation of any of the transactions contemplated by this Agreement;

          (xv) make any material change to its methods of accounting in effect on the date hereof, except as required by changes in GAAP as concurred with by the Company's independent auditors, or change its fiscal year;

          (xvi)  enter into any transaction with any of its affiliates other than pursuant to arrangements in effect on the date hereof;

          (xvii)  accelerate the collection of receivables or defer the payment of payables, or modify the payment terms of any receivables or payables, in each case, other than in the ordinary course of business;

          (xviii)  amend or modify the existing agreement between it and Company's Financial Advisor or enter into any new agreement with, or otherwise engage, any additional advisors or consultants in connection with the Merger and the transactions contemplated by this Agreement (unless, after receipt of an Acquisition Proposal, the Board of Directors determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its obligations under applicable Laws) or agree to any bonus or premium payment to any advisor; or

          (xix)  authorize any of, or commit or agree to take any of, the foregoing actions or any action that would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date or would result in any of the conditions to the Merger not being satisfied or in a material delay in the satisfaction of such conditions.

        Section 6.2    Reasonable Best Efforts to Consummate.

        (a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall (and shall cause its respective subsidiaries, if any, to) use all reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to (i) prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request, and (ii) after consultation with the other parties, obtain any consent, waiver, approval or authorization from any third party required in order to maintain in full force and effect any of the Company Permits or the Company's contracts, licenses or other rights following the Merger and the other transactions contemplated by this Agreement.

        (b)   Without limiting the generality of anything contained in Section 6.2(a) or elsewhere in this Agreement, each of the parties undertakes and agrees to file as promptly as practicable following the execution and delivery of this Agreement, and in any event within twenty business days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice, Antitrust Division (the "Antitrust Division") and as promptly or reasonably practicable to make all other required Antitrust Filings. Each of the parties shall (i) respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division or other applicable Governmental Authorities for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority; and (ii) not extend any waiting period under the HSR Act and other applicable antitrust or competition laws, rules or regulations or enter into any agreement with the FTC, the Antitrust Division or other applicable Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall use its best efforts to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority with respect to the Merger (including if so requested by the Company by agreeing to dispose of, hold separate or accept limitations on the activities of, any businesses or assets) so as to enable the Closing to occur as soon as reasonably possible, but in any event in sufficient time to ensure that the Effective Time occurs before the Termination Date (as defined below). Each party shall (i) promptly notify the other party of any written communication to that party or its affiliates from any Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Merger and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate, or to permit its affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement and the Merger.

        (c)   Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable, including by defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed.

        (d)   The Company and Parent will cooperate and use their respective reasonable best efforts to obtain as promptly as practicable all consents, approvals and waivers required by third persons so that all Company Permits and contracts of the Company and each Company Subsidiary will remain in full force and effect after the Effective Time.

        (e)   Notwithstanding anything to the contrary in this Agreement, (x) neither Parent nor any of its subsidiaries shall be required in connection with any Company Regulatory Approval or Parent Insurance Approval, (i) to take any action that would be reasonably expected to adversely affect Parent or its affiliates (other than the Company) following the consummation of the Merger in any material respect, (ii) if it would reasonably be expected to have a Company Material Adverse Effect, (A) sell, divest, hold separate, or otherwise dispose of any of their or of the Company's or any of the Company Subsidiaries' respective businesses, product lines or assets or (B) conduct their or the Company's or any of the Company Subsidiaries' respective businesses in a specified manner, or (iii) agree to take any of the actions set forth in the immediately preceding clauses (i) or (ii), and (y) no party to this Agreement shall be required (in seeking any Company Regulatory Approvals or Parent Insurance Approvals or otherwise) to waive any of the conditions to the Merger set forth in Article VII as they apply to such party to this Agreement.

        Section 6.3    Preparation of Proxy Statement; Meeting of Shareholders.

        (a)   The Company shall, as soon as reasonably practicable following the date of this Agreement, prepare and file a preliminary form of the Proxy Statement with the SEC and each of the Company and Parent shall use its reasonable best efforts to respond to any comments of the SEC or its staff, and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable after responding to all such comments to the satisfaction of the SEC's staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare, and, after consultation with Parent, mail to its shareholders such an amendment or supplement. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish the Company with all information reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and the related proxy materials and any proposed amendment or supplement to the Proxy Statement prior to its filing with the SEC or dissemination to the Company's shareholders. The Company shall not use any proxy material (including, without limitation, the Proxy Statement or any amendment or supplement thereto) in connection with the Shareholders Meeting without the prior approval of Parent, which approval shall not be unreasonably withheld.

        (b)   Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it to be used specifically in the Proxy Statement, if and to the extent any such information shall be or have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's shareholders, in each case to the extent required by applicable law or otherwise deemed appropriate by the Company.

        (c)   The Company shall, in accordance with applicable Law and its articles of organization and by-laws, as promptly as reasonably practicable, duly call, give notice of, convene and hold the Shareholders Meeting for the purpose of obtaining the Company Shareholders' Approval. Subject to the fiduciary duties of the Company's Board of Directors under applicable law, the Company shall include in the Proxy Statement the recommendation of its Board of Directors that the Company Shareholders' approval be given (the "Recommendation"). Notwithstanding anything to the contrary in this Agreement, the Company may (and shall, if so reasonably requested by Parent) adjourn or postpone the Shareholders Meeting to such future date as the Company may reasonably determine, if (x) as of the time for which the Shareholders Meeting is then scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Shareholders Meeting or (y) the Company determines in good faith, after consultation with outside counsel, that applicable Law or fiduciary duties of the Board of Directors require the Company to supplement or amend the Proxy Statement in advance of a vote on such approval.

        (d)   Notwithstanding anything to the contrary in clause (c) of this Section 6.3, at any time before the approval of the Merger and the other transactions contemplated by this Agreement, the Recommendation may be withdrawn or modified if the Board of Directors determines in good faith, after receiving the advice of the Company's outside legal counsel, that the failure to withdraw or modify such recommendation would be inconsistent with the fiduciary obligations of the Company's Board of Directors.

        Section 6.4    Public Statements.     Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the New York Stock Exchange or any other securities exchange (the "Exchange Rules"), the Company will not cause and will use its reasonable best efforts not to permit any public announcement with respect to the subject matter of this Agreement. The initial press release with respect to the Merger and the other transactions contemplated by this Agreement shall require the prior mutual agreement and approval of both Parent and the Company and any subsequent press releases or other public statements (unless required by applicable law or the Exchange Rules) with respect to the Merger or the other transactions contemplated by this Agreement shall be made by or on behalf of the Company, only following prior consultation with and approved by Parent.

        Section 6.5    Access to Information; Confidentiality.     The Company shall, and shall cause its officers, directors, employees, representatives and agents to, provide to Parent and its officers, directors, employees, consultants, agents, counsel, financial advisors, lenders, advisors and other representatives (collectively "Parent Representatives") with full access during normal business hours with reasonable notice throughout the period from the date of this Agreement through the Effective Time to all of the Company's properties, books, contracts, commitments and records (including, but not limited to, Tax Returns and records) and, during that period, shall furnish promptly to Parent or Parent's Representatives such other information and data concerning the Company's business, properties and personnel as Parent reasonably may request; provided, further, that the foregoing shall not require the Company (a) to permit any inspection or to disclose any information that in the Company's good faith opinion, after consultation with legal counsel and with Parent, would (i) breach in any material respect any confidentiality obligation imposed by contract or under applicable law, or (ii) violate U.S. antitrust laws or (b) to disclose any information of the Company or any of its Subsidiaries that in the Company's good faith determination, after consultation with legal counsel, is deemed to be privileged. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or the Company Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. Except as required by law, Parent and Subsidiary shall hold, and shall cause the Parent Representatives to hold, in strict confidence all nonpublic documents and confidential information furnished to Parent, Subsidiary and any Parent Representative in connection with the transactions contemplated by this Agreement in accordance with the confidentiality agreement dated as of August 22, 2007 between the Company and Parent (the "Confidentiality Agreement").

        Section 6.6    Acquisition Proposals.

        (a)   The Company shall, and shall cause each Company Subsidiary and its and their respective officers, directors, employees, representatives and agents to, immediately cease any activities, discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal, and require the return or destruction of all confidential information regarding the Company and the Company Subsidiaries provided to any such persons on or prior to the date of this Agreement pursuant to the terms of any confidentiality agreement or otherwise to the extent provided by any such confidentiality agreement, in each case subject to any restriction or other limitation set forth in any such confidentiality agreement. None of the Company, the Company Subsidiaries nor any of their respective officers, directors, employees, consultants, agents, advisors and other representatives

(collectively, the "Company Representatives") shall, directly or indirectly, (i) initiate, participate, solicit or encourage (including by way of providing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, or (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or breach its obligations hereunder or propose or agree to do any of the foregoing.

        (b)   Notwithstanding anything to the contrary in Section 6.6(a), until the Company Shareholders' Approval is obtained, if the Company has received from a third party an unsolicited written Acquisition Proposal that the Company's Board of Directors determines in good faith constitutes or reasonably could be expected to lead to a Superior Proposal (as defined below), then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the person making the Acquisition Proposal (pursuant to a customary confidentiality agreement not less restrictive of such person, in the aggregate, than the Confidentiality Agreement) and (B) participate in discussions or negotiations with such person regarding the Acquisition Proposal; provided, however, that the Company shall promptly provide to Parent any material non-public information concerning the Company or any Company Subsidiary that is provided to any person pursuant to this Section 6.6(b) and was not previously provided to Parent. (For purposes of this Section 6.6(b), material non-public information will be deemed to have been provided to Parent if it has been posted on the data site utilized by the Company in connection with the transactions contemplated by this Agreement at a time when Parent and its advisers continue to have substantially the same access to such data site as during the negotiation of this Agreement and receive notice of the additions to the data site.)

        (c)   The Company shall immediately advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal; provided, however, that the identity of the person making such request or Acquisition Proposal need not be provided until such time as it provides the Parent Notice (as defined below). The Company will immediately inform Parent of any material change in the details (including amendments or proposed amendments) of any such request or Acquisition Proposal. The Company will promptly provide Parent with any documents received from any such person and promptly provide Parent such information as it may reasonably request.

        (d)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Company Shareholders' Approval, the Company receives an Acquisition Proposal which the Company's Board of Directors determines in good faith constitutes a Superior Proposal, the Company's Board of Directors may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if the Board of Directors determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its obligations under applicable Laws; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.6(d) and any purported termination pursuant to this Section 6.6(d) shall be void, unless concurrently with such termination the Company pays the Termination Fee (as defined below) payable pursuant to Section 8.2(b); and provided, further, that the Board of Directors may not terminate this Agreement pursuant to this Section 6.6(d) unless the Company shall have provided prior written notice to Parent (the "Parent Notice"), at least four business days in advance (the "Notice Period"), of its intention to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of the Superior

Proposal (including the identity of the party making the Superior Proposal), and shall be accompanied by a copy of a draft of the definitive agreement proposed to be entered into with respect to the Superior Proposal (it being understood that in the event that any material revisions (or revisions that in the aggregate are material) are made to the initial Superior Proposal, the Company shall deliver to Parent within one business day written notice of any such material revisions (including a detailed description thereof) and a new Notice Period shall be deemed to have commenced with respect to such modified Superior Proposal on the date of delivery of such notice to Parent). The Company's Board of Directors shall direct the Company Representatives to negotiate in good faith with Parent and its representatives regarding any proposal Parent may make following any such notice of a Superior Proposal.

        (e)   Nothing contained in this Agreement shall prohibit the Company's Board of Directors from (i) taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any other disclosure to the Company's shareholders if, in the case of any disclosure described in this clause (ii), the Company's Board of Directors determines in good faith, after consultation with outside counsel, that such disclosure is required under applicable Law.

        (f)    For purposes of this Agreement:

        "Acquisition Proposal" means any inquiry, proposal, offer or expression of interest by any third party (i) for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) for the issuance of 20% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) to acquire in any manner, directly or indirectly, 20% or more of the equity securities of the Company or assets (including equity securities of any Company Subsidiary) that represent 20% or more of the assets of the Company, in each case other than the transactions contemplated by or expressly permitted under this Agreement.

        "Superior Proposal" means any Acquisition Proposal (but replacing references to "20% or more" in the definition of Acquisition Proposal with "all or substantially all") on terms that the Company's Board of Directors determines in good faith after consultation with the Company's financial advisor to be superior from a financial point of view to the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement, and including in each case the risks and probabilities of consummation).

        Section 6.7    Expenses and Fees.     Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 6.8    Directors' and Officers' Indemnification and Insurance.

        (a)   Parent agrees that all rights to indemnification and related rights to advancement of expenses on the part of each person who at the Effective Time is a current or former director or officer of the Company, including all such rights existing pursuant to the MBCA, the Company's articles of organization or bylaws or any written agreement between any such person and the Company in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect until 180 days after the expiration of the longest applicable statute of limitation; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Parent shall cause the Surviving Corporation to comply with its obligations with respect to such rights to indemnification and advancement of expenses.

        (b)   Parent agrees that, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the insurance coverage provided under the policies of directors' and officers' liability insurance maintained by the Company at the date of this Agreement; provided, however, that the Surviving Corporation may substitute therefor policies issued by reputable and financially sound carriers that provide at least the same coverage, on terms and conditions which are no less advantageous to such persons but only if such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium for such coverage in excess of 250% of the last annual premium paid by the Company prior to the date of this Agreement; and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.8, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. Parent's obligations under this paragraph may be satisfied by the purchase of a "tail" insurance policy that provides the coverage described above.

        (c)   If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.8.

        (d)   The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties. Parent hereby guarantees the performance of the Surviving Corporation's obligations under this Section 6.8.

        Section 6.9    Employee Benefits.

        (a)   Except as otherwise provided herein, following the Effective Time, Parent shall honor, and cause the Surviving Corporation to honor, each Company Plan and the related funding arrangements of such Company Plan in accordance with its terms. Without limiting the generality of the foregoing, Parent shall honor, and cause the Surviving Corporation to honor, all rights to vacation, personal and sick days accrued by employees of the Company and its subsidiaries under any plans, policies, programs and arrangements of the Company and the Company Subsidiaries through and including the Effective Time. Nothing herein shall prohibit any changes to any Company Plan that are (i) required by law (including any applicable qualification requirements of Section 401(a) of the Code); or (ii) necessary as a technical matter to reflect the transactions contemplated hereby. Nothing herein shall require Parent to continue any particular Company Plan or any particular practice or course of conduct with respect to any Company Plan or prevent the amendment or termination of any plan or benefits (subject to the obligation to provide severance pay and benefits as provided above).

        (b)   With respect to any employee benefit plans in which any employees of the Company or its subsidiaries first become eligible to participate, on or after the Effective Time, and in which the Company employees did not participate prior to the Effective Time, Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and the Company Subsidiaries under any such new plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Plan; (ii) provide each employee of the Company and the Company Subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any such new plan in which such employees may be eligible to participate after the Effective Time; (iii) recognize all service of such employees for all purposes (including, without limitation, purposes of eligibility to participate and vesting) in any such new plan in which such employees may be eligible to participate after the Effective Time; and (iv) with respect to flexible spending accounts, provide each employee of the Company and the Company Subsidiaries with a credit for any salary reduction contributions made thereto and a debit for any expenses incurred thereunder with respect to the plan year in which the Effective Time occurs; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

        (c)   As soon as reasonably practicable after the date hereof, the Company will cause the governing documents of The Commerce Group, Inc. Employee Stock Ownership Plan (the "Plan") to be amended in accordance with its terms and applicable law so that as of the Closing the portion of the Plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975(e) of the Code (the "ESOP") is terminated, such amendments to be subject to Parent's review and approval. The Company will submit the Plan as so amended to the IRS in order to obtain a favorable determination letter as to the Plan's tax-qualified status following such amendment.

        (d)   The Company will amend, within the applicable remedial amendment period, any Company Plan in order to comply with the requirements of Section 409A of the Code to the extent applicable and the guidance with respect thereto issued by the IRS and the U.S. Department of the Treasury, provided however, that nothing in this Section 6.9(d) shall require the Company to amend a Company Plan terminated prior the end of such remedial amendment period in accordance with such requirements and guidance.

        (e)   For the avoidance of doubt, Parent covenants that at all relevant times at and after the Effective Time no RSU Agreement Participant (as defined by the RSU Agreement) shall be a "covered employee" within the meaning of Section 162(m) of the Code, and no distribution in respect to any RSU Agreement shall be deferred by Parent, the Surviving Corporation or otherwise pursuant to Section 4(c) of any RSU Agreement.

        Section 6.10    Certain Covenants Regarding Agents.

        (a)   As promptly as practicable following the date of this Agreement and in compliance with applicable Law, Parent and the Company shall develop a joint plan (the "Agency Plan") for the communication with and retention of the Company's agency force.

        (b)   Prior to the Effective Time, the Company shall take such action as Parent may reasonably request to terminate, subject to the occurrence of the Effective Time, the right of any person to obtain from the Company an Agent Option after the Effective Time.

        Section 6.11    Parent Vote.     Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of Company Common Stock with respect to which it or any of its subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at the Shareholders Meeting and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of the Company by consent in lieu of a meeting).

        Section 6.12    Commitment.     Parent shall provide the Company written notice within 48 hours of such time as the Commitment is withdrawn or terminated, or amended or supplemented in any respect, or if any event occurs which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Subsidiary under any term or condition of the Commitment, or that reasonably could be expected to result in any of the conditions precedent to the obligations of the lender and its affiliates under the Commitment not being satisfied.

ARTICLE VII

CONDITIONS

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement at and following the Closing are subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

        (a)   the Company Shareholders' Approval shall have been obtained;

        (b)   no statute, rule, ruling, regulation, executive order, writ, decree, ruling, judgment, decision, order or injunction shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other Governmental Authority of competent jurisdiction which has the effect of making the Merger illegal or otherwise restraining, enjoining or prohibiting the consummation of the Merger shall be in effect;

        (c)   any waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated and the Company Regulatory Approvals and the Parent Insurance Approvals shall have been obtained or satisfied, as applicable.

        Section 7.2    Conditions to Obligations of Parent and Subsidiary.     The obligations of Parent and Subsidiary to effect the Merger and to consummate the other transactions contemplated by this Agreement are further subject to the following conditions, any one or more of which may be waived by Parent:

        (a)   the representations and warranties of the Company contained in this Agreement (i) that are contained in Sections 4.2(a), 4.2(b), 4.2(d), 4.2(g), 4.3(a) and 4.4(a) shall be true and correct (except, in the case of Sections 4.2(a), 4.2(b), 4.2(d) and 4.2(g), for such inaccuracies that would not materially increase the aggregate Common Stock Consideration and Equity Award Consideration, taken as a whole, paid on account of the Merger, and except in the case of Section 4.3(a) for such inaccuracies that would not be material to the Surviving Corporation or its direct or indirect interest in the assets or earnings of any Company Subsidiary) as of the date of this Agreement and the Closing Date as if made on such date (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct as of such earlier date); (ii) that are qualified as to Company Material Adverse Effect, shall be true and correct as of the date of this Agreement and the Closing Date as if made on such date (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct as of such earlier date); and (iii) that are not so qualified shall be true and correct as of the Closing Date in all material respects (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date), except in the case of the representations and warranties referred to in this clause (iii) for any failure to be true and correct in all material respects that would not reasonably be expected to have a Company Material Adverse Effect;

        (b)   the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

        (c)   Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions contained in Sections 7.2(a) and (b) have been satisfied;

        (d)   since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and

        (e)   the Company shall have delivered to Parent a certificate in the form contemplated by Section 897 of the Code to the effect that the Company is not and has not been within five years of the date of the certificate a "United States real property holding corporation" within the meaning of Section 897 of the Code, and shall have filed a notice with the IRS in accordance with Treasury Regulation Section 1.897-2(h).

        Section 7.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger and to consummate the other transactions contemplated by this Agreement at and following the Closing are further subject to the following conditions, any one or more of which may be waived by the Company:

        (a)   the representations and warranties of Parent and Subsidiary set forth in this Agreement (i) that are qualified as to a Parent Material Adverse Effect shall be true and correct as of the date of this Agreement and the Closing Date as if made on such date (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct as of such earlier date), and (ii) that are not so qualified shall be true and correct as of the date of this Agreement and the Closing Date in all material respects (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date), except in the case of the representations and warranties referred to in this clause (ii) for any failure to be true and correct in all material respects that would not reasonably be expected to have a Parent Material Adverse Effect;

        (b)   Parent and Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing; and

        (c)   the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions provided in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION

        Section 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholders' Approval:

        (a)   by mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent, if:

          (i)    the Closing has not occurred on or before July 31, 2008 (the "Termination Date"); provided, that if Parent or the Company determine in good faith that additional time is necessary in order to obtain any required Company Regulatory Approvals or Parent Insurance Approvals, the Termination Date may be extended from time to time by either party up to October 31, 2008; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available (x) to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, or materially contributed to, the failure to hold the Closing on or before the Termination Date or (y) to the Company if a vote on the Company Shareholders' Approval shall not have been duly taken at the Shareholders Meeting;

          (ii)   any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction of or by any court or other Governmental Authority of competent jurisdiction that makes the consummation of the Merger illegal shall be in effect and shall have become final and nonappealable; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.1(b)(ii) unless that party first shall have used its reasonable best efforts to prevent the entry of and to procure the removal, reversal, dissolution, setting aside or invalidation of any such order, decree, ruling, judgment, decision, order or injunction; or

          (iii)  either (x) the Shareholders Meeting shall have been duly held and the votes cast at the Shareholders Meeting (including any adjournment thereof) shall be insufficient to constitute the Company Shareholders' Approval or (y) a vote on the Company Shareholders' Approval shall not have been duly taken at the Shareholders Meeting (including by reason of the absence of a quorum) by the date that is five business days before the Termination Date.

        (c)   by the Company:

          (i)    in accordance with the provisions of Section 6.6(d) and upon payment of the Termination Fee, in order to enter into a definitive agreement with respect to a Superior Proposal;

          (ii)   if (A) there shall have been a breach in any material respect of any representation or warranty in this Agreement of Parent or Subsidiary or (B) Parent or Subsidiary shall not have performed or complied in any material respect with any material covenant or material agreement contained in this Agreement, and such breach of failure to perform or comply is not curable or, if curable, is not cured prior to the earlier of (i) 60 days after written notice thereof is given by the Company to Parent or (ii) two business days prior to the Termination Date; provided, however, that the Company is not then in material breach of this Agreement;

        (d)   by Parent:

          (i)    if the Company (i) materially breaches its obligations under Section 6.6, or the Board of Directors of the Company shall resolve to do so, or (ii) materially breaches its obligations under Section 6.3 and, in either case, such breach is not cured by the earlier of (x) five business days after the Company's receipt of written notice asserting such breach from Parent or (y) two business days prior to the Termination Date;

          (ii)   if the Company's Board of Directors shall have withdrawn or modified the Recommendation in a manner materially adverse to Parent; or

          (iii)  if (A) there shall have been a breach in any material respect of any representation or warranty in this Agreement of the Company or (B) the Company shall not have performed or complied in any material respect with any material covenant or material agreement contained in this Agreement, and such breach or failure to perform or comply is not curable or, if curable, is not cured prior to the earlier of (i) 60 days after written notice thereof is given by Parent to the Company or (ii) two business days prior to the Termination Date; provided, however, that Parent or Subsidiary is not then in material breach of this Agreement.

        Section 8.2    Effect of Termination.

        (a)   In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 8.1, this Agreement forthwith shall become void and there shall be no liability or further obligation under or in respect of this Agreement on the part of the Company, Parent, Subsidiary or their respective officers or directors, other than in respect of Section 6.7, this Section 8.2 and Article IX, all of which shall survive and except that nothing herein shall relieve any party from liability or damages resulting from (i) knowing, intentional misrepresentation or fraud or (ii) a willful material breach of any covenant or agreement set forth in this Agreement.

        (b)   The Company agrees that a fee (a "Termination Fee") shall be payable under certain circumstances following a termination of this Agreement, as follows:

          (i)    if this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or by Parent pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), the Termination Fee shall be payable immediately upon such termination, and

          (ii)   if (A) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(iii), (B) after the date of this Agreement and before the termination described in clause (A), an Acquisition Proposal by a third party has been publicly disclosed or announced and not withdrawn (x) in the case of a termination pursuant to Section 8.1(b)(iii), at least 10 days before the Shareholders Meeting or (y) in the case of a termination pursuant to Section 8.1(d)(iii), before the applicable breach by the Company, and (C) in either of the cases referred to in this clause (ii), within one year after the termination the Company shall consummate a transaction or enter into a definitive agreement or agreement in principle for a transaction with any third party that involves the consummation of a transaction described in the definition of Acquisition Proposal (but replacing references to "20% or more" with "50% or more") (an "Alternative Transaction"), then in either of the cases referred to in this clause (ii), upon consummation of the Alternative Transaction, the Company shall pay the Termination Fee.

        (c)   The amount of the Termination Fee shall be $68.0 million, less the amount of any Expense Reimbursement (as defined below) previously paid.

        (d)   The Termination Fee shall be paid as directed by Parent by wire transfer of immediately available funds promptly, but in no event later than two business days, after it first becomes due.

        (e)   If this Agreement is terminated pursuant to Section 8.1(b)(iii) in a situation described in clause (B) of Section 8.2(b)(ii), but the Termination Fee (or any portion thereof) has not been paid and is not payable because the circumstances referred to in clause (C) of Section 8.2(b)(ii) shall not have occurred, the Company shall pay at the direction of Parent as promptly as practicable (but in any event within two business days after receipt of Parent's request therefor), an amount on account of the expenses incurred by Parent and its affiliates in connection with this Agreement and the transactions contemplated hereby in the amount of $7.5 million (the "Expense Reimbursement").

        (f)    The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay the amount due pursuant to this Section 8.2 when it is required to be paid, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, including any costs of collection, together with interest on the amount of the amount determined to be owed at the rate of 8.0% per annum from the date such fee was required to be paid.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Amendment.     This Agreement may not be amended except by action authorized by the respective Boards of Directors of Parent and the Company and taken before or after the Company Shareholders' Approval is obtained and prior to the time of the Merger Filing; provided, however, that after the Company Shareholders' Approval is obtained, this Agreement may not be amended to (i) change the amount or kind of consideration to be received by the holders of Company Common Stock pursuant to the terms of this Agreement; (ii) change the articles of organization of the Surviving Corporation, except for changes permitted by Section 10.05 of the MBCA; or (iii) change any of the other terms or conditions of this Agreement if the change would adversely affect the holders of Company Common Stock in any material respect.

        Section 9.2    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 9.3    Non-Survival.     None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and after the Effective Time, none of the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto. None of the covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, nor any rights or obligations arising out of the breach of any such covenant or other agreement, shall survive the Effective Time except for those covenants or agreements that by their terms apply or are to be performed in whole in part after the Effective Time, and except that this Article IX shall survive the Effective Time.

        Section 9.4    Notices.     All notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number (or such other address or facsimile number for such party as shall be specified by such party by notice given hereunder):

    If to Parent or Subsidiary, to:

    Mapfre S.A.
    Carretera de Pozuelo no 52,
    28220, Majadahonda, Madrid, Spain
    Telephone: (+34) 91 581 10 41
    Facsimile:  (+34) 91 581 11 43
    Attention: José Manuel González and Claudio Ramos Rodríguez with a copy (which shall not constitute notice) to:

    Clifford Chance US LLP
    31 West 52nd Street
    New York, New York 10019
    Telephone: (212) 878-8000
    Facsimile:  (212) 878-8375
    Attention: John A. Healy

    If to the Company, to:

    The Commerce Group, Inc.
    211 Main Street
    Webster, MA 01570
    Telephone: (508) 949-4554
    Facsimile:  (508) 949-4265
    Attention: General Counsel

    with a copy (which shall not constitute notice) to:

    Nutter, McClennen & Fish, LLP
    World Trade Center West
    155 Seaport Boulevard
    Boston, Massachusetts 02210
    Telephone: (617) 439-2288
    Facsimile:  (617) 310-9288
    Attention: Michael K. Krebs

All such notices and other communications shall be deemed received (i) in the case of personal delivery, upon actual receipt by the addressee, (ii) in the case of overnight delivery, on the first business day following delivery to the overnight delivery service, (iii) in the case of mail, on the date of delivery indicated on the return receipt and (iv) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail by overnight courier a copy of the notice to the addressee at the address provided for above; however, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

        Section 9.5    GOVERNING LAW.     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS MANDATORILY APPLY TO THE MERGER.

        Section 9.6    Jurisdiction.     Each of the Company, Parent and Subsidiary hereby irrevocably and unconditionally consents and agrees to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.6 is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court to an appropriate federal court that is a New York Court to the extent the basis for such removal exists under applicable law.

        Section 9.7    Third-Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Article III (which shall be for the benefit of the holders of the Company Common Stock) and Section 6.8 (which shall be for the benefit of each of the present and former directors and officers of the Company and its Subsidiaries).

        Section 9.8    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any law or public policy, all other terms and provisions of this Agreement nevertheless shall remain in full force and effect.

        Section 9.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.10    Interpretation; Certain Definitions.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) the words "include," "includes," "including" or other similar terms are deemed to be followed by the words "without limitation" and are intended by the parties to be by way of example rather than limitation, (c) reference to any Article or Section means such Article or Section of this Agreement, (d) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein, (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (f) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a business day, such action shall be taken on the next business day following such day, (g) the use of "or" is not intended to be exclusive unless expressly indicated otherwise, (h) "ordinary course of business" (or similar terms) shall be deemed followed by "consistent with past practice," (i) "assets" shall include "rights," including rights under contracts and (j) "reasonable efforts" or similar terms shall not require the waiver of any rights under this Agreement. As used in this Agreement, "business day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, New York or Madrid, Spain are permitted or required by law or executive order to be closed for the conduct of regular banking business, and except where the context otherwise requires, "person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity and a government or any department, agency or subdivision thereof, including the permitted successors and assigns of such person, and a person is a "subsidiary" of another person if the latter person holds, directly or indirectly, 50% or more of the common equity or equivalent ownership right of or in the first person or securities representing in the aggregate the power to appoint a majority of the directors (or other body or person having equivalent authority) of the first person. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted the provision.

        Section 9.11    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.12    Obligations of Parent and of the Company.     Whenever this Agreement requires a subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Company Subsidiary to take such action.

        Section 9.13    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

        Section 9.14    Entire Agreement.     This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representations, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

[Signature Page Follows]

        IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

MAPFRE S.A.
By:	/s/ JOSE MANUEL MARTÍNEZ Name: Jose Manuel Martínez Title: Chairman and C.E.O.
MAGELLAN ACQUISITION CORP.
By:	/s/ ANDRES JIMÉNEZ Name: Andres Jiménez Title: President and Director
THE COMMERCE GROUP, INC.
By:	/s/ GERALD FELS Name: Gerald Fels Title: President, C.E.O. and Chairman of the Board

Signature Page to Agreement and Plan of Merger

ANNEX B

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Tel 212.272.2000 www.bearstearns.com

October 30, 2007

The Board of Directors
The Commerce Group, Inc.
211 Main Street
Webster, MA 01570

Gentlemen:

We understand that The Commerce Group, Inc. ("Commerce Group" or the "Company"), Mapfre S.A. ("Mapfre") and Magellan Acquisition Corp. ("Merger Sub") intend to enter into an Agreement and Plan of Merger to be dated as of October 30, 2007 (the "Agreement"), pursuant to which Merger Sub will merge with and into Commerce Group and all of the issued and outstanding shares of common stock, par value $0.50 per share, of Commerce Group will be converted into the right to receive $36.70 per share in cash (the "Common Stock Consideration"), subject to certain customary exceptions (the "Merger"). We further understand that the directors and certain executive officers of the Company who beneficially own shares of common stock of Commerce Group will execute and deliver to Mapfre a voting agreement (the "Voting Agreement" and, together with the Agreement, the "Transaction Documentation") whereby each such individual will agree to vote his/her shares in favor of the Merger, subject to the terms and conditions of such Voting Agreement. Finally, we understand that Citibank, N.A. has furnished Mapfre with a financing commitment letter dated as of October 30, 2007 (together with Annex I thereto, the "Commitment"). You have provided us with a copy of the Transaction Documentation and the Commitment in substantially final form.

You have asked us to render our opinion as to whether the Common Stock Consideration is fair, from a financial point of view, to the stockholders of Commerce Group.

In the course of performing our reviews and analyses for rendering this opinion, we have:

•
reviewed a draft of the Transaction Documentation, dated as of October 30, 2007;

•
reviewed Commerce Group's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2004, 2005 and 2006, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, its preliminary results for the quarter ended September 30, 2007 and its Current Reports on Form 8-K filed since December 31, 2006;

•
reviewed certain operating and financial information relating to Commerce Group's business and prospects, including projections for the six years ended December 31, 2012 assuming that the Merger did not occur (the "Projections"), all as prepared and provided to us by the Company's management;

•
met with certain members of Commerce Group's senior management to discuss the Company's business, operations, historical and projected financial results and future prospects as well as certain proposed regulatory changes that are expected to affect the auto insurance sector in Massachusetts on a prospective basis;

•
reviewed the historical prices, trading multiples and trading volume of the common stock of Commerce Group;

•
performed discounted cash flow analyses based on the Projections;

•
reviewed the terms of certain relevant mergers and acquisitions involving companies which we deemed generally comparable to Commerce Group;

•
reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Commerce Group; and

•
conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by Commerce Group or obtained by us from public sources, including, without limitation, the Projections. With respect to the Projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Commerce Group as to the expected future performance of Commerce Group (particularly as such future performance is expected to be affected by certain proposed regulatory changes with respect to the auto insurance sector in Massachusetts). We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the Projections, we express no view or opinion as to such Projections and the assumptions upon which they are based and we have further relied upon the assurances of the senior management of Commerce Group that they are unaware of any facts that would make the information and Projections incomplete or misleading in any material respect.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Commerce Group, nor have we been furnished with any such appraisals or any third-party actuarial reports. We are not actuaries, our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on Commerce Group's actuaries and other advisors with respect to the current and future adequacy of reserves for the Company's unpaid losses, loss adjustment expenses and/or other contingent liabilities. Furthermore, we are not legal, regulatory, tax or accounting experts and have relied on the assessments made by Commerce Group and its advisors with respect to such issues.

During the course of our engagement, we were not asked by the Board of Directors to solicit indications of interest from any third parties regarding a potential transaction with Commerce Group, nor have we done so in connection in rendering our opinion. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Commerce Group.

We do not express any opinion as to the price or range of prices at which the shares of common stock of Commerce Group may trade subsequent to the announcement of the Merger.

We have acted as a financial advisor to Commerce Group in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. A portion of our compensation is payable upon delivery of this letter and will be credited against the fee payable upon consummation of the Merger. In addition, Commerce Group has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement. Bear, Stearns & Co. Inc. ("Bear Stearns") has previously been engaged by Commerce Group and/or its affiliates to provide certain investment banking and other services, for which we received customary fees. Bear Stearns has not previously been engaged by Mapfre and/or its affiliates to provide any investment banking services or other services; however, Bear Stearns may seek to provide Mapfre and/or its affiliates with certain investment banking and other services unrelated to the Merger in the future.

Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted certain policies and procedures to establish and maintain the independence of Bear Stearns' research departments and personnel. As a result, Bear Stearns' research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Commerce Group, Mapfre, the Merger and other participants in the Merger that differ from the views of Bear Stearns' investment banking personnel.

In the ordinary course of business, Bear Stearns and its affiliates may actively trade (for its own account and for the accounts of its customers) certain equity and debt securities, bank debt and/or other financial instruments issued by Commerce Group and/or Mapfre and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Commerce Group in connection with its consideration of the Merger. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Commerce Group common stock in connection with the Merger. This letter does not constitute a recommendation to the Board of Directors of Commerce Group in connection with the Merger, nor does this letter constitute a recommendation to any holders of Commerce Group common stock as to how to vote in connection with the Merger. Our opinion does not address Commerce Group's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for the Company, the effects of any other transaction in which Commerce Group might engage or the financing of the Merger by Mapfre. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Commerce Group's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Common Stock Consideration.

Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Bear Stearns. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Consideration is fair, from a financial point of view, to the stockholders of Commerce Group.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ JAY S. BULLOCK Senior Managing Director

Appendix C

Chapter 156D. Business Corporations

Part 13

Subdivision A.

Right to Dissent and Obtain Payment for Shares

Section 13.01. Definitions

        In this PART the following words shall have the following meanings unless the context requires otherwise:

        "Affiliate", any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

        "Beneficial shareholder", the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        "Corporation", the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

        "Fair value", with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

        "Interest", interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        "Marketable securities", securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

        (a)   listed on a national securities exchange,

        (b)   designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

        (c)   listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

        "Officer", the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

        "Person", any individual, corporation, partnership, unincorporated association or other entity.

        "Record shareholder", the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        "Shareholder", the record shareholder or the beneficial shareholder.

Section 13.02. Right To Appraisal

        (a)   A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

          (1)   consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

          (2)   consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

          (3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

            (i)    his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

            (ii)   the sale or exchange is pursuant to court order; or

            (iii)  in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

          (4)   an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder's shares because it:

            (i)    creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

            (ii)   creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

            (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv)  excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

            (v)   reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

          (5)   an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

          (6)   any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

          (7)   consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

          (8)   consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

        (b)   Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

        (c)   Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

        (d)   The shareholder's right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

          (i)    the proposed action is abandoned or rescinded; or

          (ii)   a court having jurisdiction permanently enjoins or sets aside the action; or

          (iii)  the shareholder's demand for payment is withdrawn with the written consent of the corporation.

        (e)   A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. Assertion of Rights By Nominees and Beneficial Owners

        (a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

        (b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

          (1)   submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

          (2)   does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SUBDIVISION B

PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

Section 13.20. Notice Of Appraisal Rights

        (a)   If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders' meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

        (b)   In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. Notice Of Intent To Demand Payment

        (a)   If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

          (1)   shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

          (2)   shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. Appraisal Notice and Form

        (a)   If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

        (b)   The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

          (1)   supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

          (2)   state:

            (i)    where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

            (ii)   a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

            (iii)  the corporation's estimate of the fair value of the shares;

            (iv)  that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

            (v)   the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

          (3)   be accompanied by a copy of this chapter.

Section 13.23. Perfection of Rights; Right to Withdraw

        (a)   A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

        (b)   A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

        (c)   A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. Payment

        (a)   Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

        (b)   The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

          (1)   financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2)   a statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

          (3)   a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation's obligations under this chapter.

Section 13.25. After-acquired Shares

        (a)   A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

        (b)   If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

          (1)   of the information required by clause (1) of subsection (b) of section 13.24;

          (2)   of the corporation's estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

          (3)   that they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

          (4)   that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer; and

          (5)   that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation's offer.

        (c)   Within 10 days after receiving the shareholder's acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

        (d)   Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. Procedure if Shareholder Dissatisfied with Payment or Offer

        (a)   A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

        (b)   A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation's payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Subdivision C

Judicial Appraisal of Shares

Section 13.30. Court Action

        (a)   If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

        (b)   The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

        (c)   The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder' s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. Court Costs and Counsel Fees

        (a)   The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (b)   The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1)   against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

          (2)   against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

        (d)   To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

PROXY

THE COMMERCE GROUP, INC.
16 Sutton Road
WEBSTER, MASSACHUSETTS 01570

This Proxy is Solicited on Behalf of the Board of Directors

The aforementioned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and James A. Ermilio (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Special Meeting of Stockholders of The Commerce Group, Inc. to be held at [                        ] on [                        ], 2008 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED: (1) "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER; (2) "FOR" ANY PROPOSAL THAT MAY BE MADE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITION PROXIES; AND (3) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMMERCE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING FOR A VOTE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒    Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" ANY PROPOSAL THAT MAY BE MADE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

1.	APPROVAL OF THE MERGER AGREEMENT
	FOR APPROVAL OF THE MERGER AGREEMENT	☐	☐	AGAINST APPROVAL OF THE MERGER AGREEMENT
2.	"FOR" ANY PROPOSAL THAT MAY BE MADE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITION PROXIES
FOR ☐ AGAINST ☐ ABSTAIN ☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING				☐

Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature:                                  Date:                      Signature:                                  Date: